Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

by and among

INTERNATIONAL RECTIFIER CORPORATION,

CANCUN MERGER CORP.,

CHIL SEMICONDUCTOR CORPORATION,

THE SELLERS IDENTIFIED HEREIN

and

SHAREHOLDER REPRESENTATIVE SERVICES LLC,

AS THE EQUITYHOLDERS’ REPRESENTATIVE

February 24, 2011

TABLE OF CONTENTS

ARTICLE I	THE MERGER	2
1.01	The Merger	2
1.02	Certificate of Incorporation and Bylaws	2
1.03	Directors and Officers	2
1.04	Effect of Merger on Capital Stock, Company Options, Company Warrants and Convertible Notes	3
1.05	Stock Transfer Books	6
1.06	The Closing; Payments; Exchange of Shares	6
1.07	Merger Consideration Adjustments	10
1.08	Tax Withholding	13
1.09	Dissenting Shares	13
1.10	Release of Indemnity Escrow Fund	13

ARTICLE II	CONDITIONS TO CLOSING	16
2.01	Conditions to Buyer’s and Merger Sub’s Obligation	16
2.02	Conditions to the Company’s and the Sellers’ Obligation	18

ARTICLE III	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	19
3.01	Organization	19
3.02	Subsidiaries	19
3.03	Authorization; No Breach	20
3.04	Capitalization	21
3.05	Financial Statements	22
3.06	Absence of Certain Developments	23
3.07	Title to Properties	25
3.08	Tax Matters	26
3.09	Contracts and Commitments	28
3.10	Intellectual Property	30
3.11	Litigation	32
3.12	Brokerage	32
3.13	Employee Benefits	32
3.14	Compliance with Laws and Orders	35
3.15	Permits	35
3.16	Environmental Matters	35
3.17	Labor and Employment Matters	36
3.18	Affiliated Transactions	37
3.19	Indebtedness	38
3.20	Insurance	38
3.21	Company Board Approval; Company Stockholder Approval	38

ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF THE SELLERS	39
4.01	Organization	39
4.02	Authorization	39
4.03	No Violation; No Encumbrance	39
4.04	Equity Ownership	39

ARTICLE V	REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB	40
5.01	Organization and Power	40
5.02	Authorization	40
5.03	No Violation	41
5.04	Governmental Authorities; Consents	41
5.05	Litigation	41
5.06	Brokerage	41
5.07	Financial Ability	41

ARTICLE VI	CERTAIN PRE-CLOSING COVENANTS	41
6.01	Conduct of Business	41
6.02	Access to Books and Records	44
6.03	Confidentiality	44
6.04	Notification	45
6.05	Exclusive Dealing	45

ARTICLE VII	CERTAIN ADDITIONAL COVENANTS	46
7.01	Certain Covenants of the Sellers	46
7.02	Releases	47
7.03	Employee Benefit Matters	47
7.04	Non-Compete; Non-Solicitation	49
7.05	Confidentiality	51
7.06	Obligations to Company Directors and Officers	51

ARTICLE VIII	TERMINATION	52
8.01	Termination	52
8.02	Effect of Termination	52

ARTICLE IX	SURVIVAL AND INDEMNIFICATION	53
9.01	Survival	53
9.02	Indemnification	53
9.03	Limitation of Recourse	60
9.04	Disclosure Generally	60
9.05	Buyer Investigation	60
9.06	Tax Matters	61
9.07	Payment from the Indemnification Escrow Fund	63
9.08	Adjustments to Purchase Price	64
9.09	Further Assurances	64

ARTICLE X	DEFINITIONS	64

ARTICLE XI	MISCELLANEOUS	78
11.01	Press Releases and Communications	78
11.02	Expenses	78
11.03	Notices	78
11.04	Assignment	80

11.05	Severability	80
11.06	No Strict Construction; Headings	80
11.07	Amendment and Waiver	81
11.08	Complete Agreement	81
11.09	No Third Party Beneficiaries	81
11.10	Schedules and Exhibits	81
11.11	Counterparts; Electronic Delivery	81
11.12	Governing Law	82
11.13	Consent to Jurisdiction	82
11.14	Waiver of Jury Trial	82
11.15	Specific Performance	82
11.16	Equityholders’ Representative	82
11.17	Additional Agreement	85

EXHIBITS

Exhibit A	Form of Stockholder Written Consent

Exhibit B	Form of Certificate of Merger

Exhibit C	Form of Option Surrender Agreement

Exhibit D	Form of Escrow Agreement

Exhibit E	Form of Letter of Transmittal

v

SCHEDULES

Authorization	3.03(b)

Capitalization	3.04

Compliance	3.14

Contracts	3.09

Developments	3.06

Employee Benefits	3.13(a)

Environmental	3.16

Indebtedness	3.19

Insurance	3.20

Intellectual Property	3.10(a)

Key Employees	2.01(i)

Labor and Employment	3.17

Leased Real Property	3.07(b)

Litigation	3.11

Participating Employee Bonus	1.10(a)

Personal Property	3.07(c)

Products	3.10(a)

Senior Executive Bonus	1.06(b)(ix)

Subsidiaries	3.02

Taxes	3.08

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made as of February 24, 2011, by and among International Rectifier Corporation, a Delaware corporation (“Buyer”), Cancun Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Buyer (“Merger Sub”), CHiL Semiconductor Corporation, a Delaware corporation (the “Company”), solely for the purposes of Sections 1.04, 1.06, 1.07, 1.08, 1.09 and 1.10, Sections 2.01(b), (c)(ii), (d), (g)(ii), (g)(iii), (g)(v), and (g)(vi), Section 2.02, ARTICLE IV, Sections 6.04 and 6.05, Sections 7.01, 7.02, 7.04 and 7.05, Section 9.01, Sections 9.02(a)(i), (a)(ii), (b), (c), (d), (e), and (f), Section 9.03, Section 9.06(d) and Section 9.08, ARTICLE X and ARTICLE XI, the Equityholders party hereto, and, solely for purposes of ARTICLE I, ARTICLE IX, ARTICLE X and ARTICLE XI, Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the equityholders’ representative (the “Equityholders’ Representative”).  Unless otherwise provided herein, capitalized terms used herein are defined in ARTICLE X.

The boards of directors of Buyer, Merger Sub and the Company have (i) determined that it is in the best interests of their respective corporations and stockholders and declared it advisable, to enter into this Agreement, (ii) approved and adopted this Agreement and approved the execution, delivery and performance by their respective corporations of this Agreement and the Ancillary Documents to which such corporation is a party and the consummation of the merger of Merger Sub with and into the Company (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and the other transactions contemplated hereby and thereby, and (iii) in the case of the board of directors of the Company, recommended to the Company’s stockholders that they approve and adopt this Agreement.

Following the execution hereof, as a condition and inducement to Buyer’s and Merger Sub’s willingness to enter into this Agreement, the Sellers, who together are the holders of (i) all of the then outstanding shares of Series A Preferred Stock (other than 2% of the outstanding shares of Series A Preferred Stock), Series B Preferred Stock and Series C Preferred Stock, (ii)  80.39% of the then outstanding shares of Common Stock and (iii) 80.6% of the then outstanding shares of Special Voting Common Stock, will duly execute written consents in the form attached hereto as Exhibit A pursuant to which they will irrevocably approve and adopt this Agreement and the consummation of the transactions contemplated hereby, including the Merger (such written consents to be executed by the Sellers are referred to herein, collectively, as the “Stockholder Written Consent”)

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

THE MERGER

1.01                           The Merger.

(a)                                  The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company.  As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation” and, following the Effective Time, all references to the Company shall be deemed to be references to the Surviving Corporation).

(b)                                 Effective Time.  On the Closing Date, the Company shall cause to be filed a certificate of merger in the form attached hereto as Exhibit B (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, executed by the Company in accordance with the relevant provisions of the DGCL (the time of such filing of the Certificate of Merger being the “Effective Time”).

(c)                                  Effect of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

1.02                           Certificate of Incorporation and Bylaws.  At the Effective Time and in accordance with the DGCL, the certificate of incorporation of the Company shall be amended as a result of the Merger to read in its entirety as set forth in the Certificate of Merger; and such certificate of incorporation, as amended, shall thereafter be the certificate of incorporation of the Surviving Corporation until amended as provided by Law and such certificate of incorporation. At the Effective Time, the bylaws of the Company shall be amended as a result of the Merger to be identical to the bylaws of Merger Sub, as in effect immediately prior to the Effective Time; and such bylaws, as amended, shall be the bylaws of the Surviving Corporation until amended as provided by Law, the certificate of incorporation of the Surviving Corporation and such bylaws.

1.03                           Directors and Officers.  From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (a) the directors of Merger Sub in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation, and (b) the officers of Merger Sub in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation.

1.04                           Effect of Merger on Capital Stock, Company Options, Company Warrants and Convertible Notes.

(a)                                  At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub, Buyer or the holders of any of the following securities:

(i)                                     each share of common stock, $0.001 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, $0.001 par value, of the Surviving Corporation;

(ii)                                  except as otherwise provided herein, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) any shares of Common Stock which are held by any of the Subsidiaries or in the treasury of the Company or held by Buyer or Merger Sub, all of which shall cease to be outstanding and be canceled and none of which shall entitle the holder to receive any payment with respect thereto, and (ii) any shares of Common Stock that are Dissenting Shares) shall be converted into the right to receive from Buyer, at the times set forth in, and in accordance with the terms of, this Agreement, without interest (x) the Per Share Initial Merger Consideration,  (y) the Per Share Adjustment Amount, if any, and (z) the Per Share Additional Consideration, if any (the sum of the amounts in (x), (y) and (z), the “Per Share Merger Consideration”);

(iii)                               except as otherwise provided herein, each share of Special Voting Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) any shares of Special Voting Common Stock which are held by any of the Subsidiaries or in the treasury of the Company or held by Buyer or Merger Sub, all of which shall cease to be outstanding and be canceled and none of which shall entitle the holder to receive any payment with respect thereto, and (ii) any shares of Special Voting Common Stock that are Dissenting Shares)  shall be converted into the right to receive from Buyer, in accordance with the terms of this Agreement, without interest, the Per Share Special Voting Common Stock Redemption Price;

(iv)                              each share of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive from Buyer, at the times set forth in, and in accordance with the terms of, this Agreement, without interest (x) the Per Share Initial Merger Consideration, (y) the Per Share Adjustment Amount, if any, and (z) the Per Share Additional Consideration, if any;

(v)                                 each share of Series B Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive from Buyer, in accordance with the terms of this Agreement, (x) the Per Series B Share Initial Merger Consideration and (y) the Per Share Additional Consideration, if any (the sum of the amounts in (x) and (y), the “Per Series B Share Merger Consideration”);

(vi)                              each share of Series C Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive from Buyer, in accordance with the terms of this Agreement, (x) the Per Series C Share Initial Merger

Consideration, and (y) the Per Share Additional Consideration, if any (the sum of the amounts in (x) and (y), the “Per Series C Share Merger Consideration”); and

(vii)                           each share of Series D Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive from Buyer, in accordance with the terms of this Agreement, (x) the Per Series D Share Initial Merger Consideration, and (y) the Per Share Additional Consideration, if any (the sum of the amounts in (x) and (y), the “Per Series D Share Merger Consideration”).

(b)                                 At the Effective Time, all shares of Company Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Stock shall cease to have any rights with respect thereto, except the right to receive, in cash, the consideration, set forth in clause (a)(ii), (a)(iii), (a)(iv), (a)(v), (a)(vi) and (a)(vii), as applicable, of Section 1.04(a), in accordance with the terms of this Agreement.  As promptly as practicable after the date of this Agreement (and in any event no later than two (2) Business Days prior to the Closing Date), the Company and its board of directors shall amend the certificate of incorporation of the Company to (w) designate such number of additional shares of Series C Preferred Stock as is necessary to allow for the issuance of additional shares of Series C Preferred Stock upon conversion of all outstanding 2009 Convertible Notes in accordance with their terms and (x) designate such number of shares of Series D Preferred Stock as is necessary to allow for the issuance of shares of Series D Preferred Stock upon conversion of all outstanding 2010 Convertible Notes in accordance with their terms.  The terms of the Series D Preferred Stock reflected in such amendment shall reflect the terms contemplated by 2010 Convertible Notes and shall be in form and substance reasonably acceptable to Buyer.  The Company and its board of directors (or the appropriate committee thereof) shall take all action necessary to enable all Convertible Notes to be converted into (i) shares of Series C Preferred Stock, in the case of the 2009 Convertible Notes, or (ii) shares of Series D Preferred Stock, in the case of the 2010 Convertible Notes, in each case no later than two (2) Business Days prior to the Closing Date. The Company shall provide to Buyer true, correct and complete copies of the (y) resolutions adopted by the board of directors of the Company (or the appropriate committee thereof) and (z) amendments to the certificate of incorporation of the Company, implementing the foregoing.

(c)                                  At the Effective Time, all Company Options outstanding immediately prior to the Effective Time shall be cancelled and all obligations of the Company thereunder terminated in full, and each holder of a Vested In-the-Money Company Option so cancelled shall be entitled to receive, at the times set forth in, and in accordance with the terms of, this Agreement, in respect of each share of Common Stock underlying such Vested In-the-Money Company Option, without interest (x) the Per Share Initial Option Consideration with respect to such Vested In-the-Money Company Option, (y) the Per Share Adjustment Amount, if any, and (z) the Per Share Additional Consideration, if any (the sum of the amounts in (x),

(y) and (z), the “Per Share Option Consideration”).  All amounts payable in respect of Vested In-the-Money Company Options pursuant to this Section 1.04(c), 1.07(d)(iii) and 1.10(c)(iii) shall be subject to any required withholding of Taxes and shall be contingent on the receipt by the Surviving Corporation of a duly executed option surrender agreement substantially in the form attached hereto as Exhibit C (the “Option Surrender Agreement”).  All vested and unvested Company Options outstanding immediately prior to the Effective Time with an exercise price per share equal to or greater than the Per Share Initial Merger Consideration shall be cancelled and shall automatically cease to exist and no consideration shall be delivered in exchange therefor.  Prior to the Closing Date, (a) the Company and its board of directors (or the appropriate committee thereof) shall take all action necessary so that all Company Options shall be treated in accordance with the foregoing provisions of this Section 1.04(c) and (b) the Company shall provide to Buyer true, correct and complete copies of the resolutions adopted by the board of directors of the Company (or the appropriate committee thereof) implementing the foregoing.

(d)                                 At the Effective Time, all Company Warrants outstanding immediately prior to the Effective Time shall be cancelled and all obligations of the Company thereunder terminated in full, and each holder of a Company Warrant so cancelled shall be entitled to receive, at the times set forth in, and in accordance with the terms of, this Agreement, in respect of each share of Common Stock underlying such Company Warrant, without interest (x) the Per Share Initial Warrant Consideration with respect to such Company Warrant, (y) the Per Share Adjustment Amount, if any, and (z) the Per Share Additional Consideration, if any (the sum of the amounts in (x), (y) and (z), the “Per Share Warrant Consideration”).  Prior to the Closing Date, the Company and its board of directors shall take all action necessary, including sending all required notices, to require that the holder of the Warrant to Purchase Stock issued by the Company on January 24, 2008 elect to either (i) exercise its purchase or conversion right for 30,000 shares of Series C Preferred Stock no later than two (2) Business Days prior to the Closing Date or (ii) allow such warrant to expire at the Effective Time.

(e)                                  Prior to the Closing Date, the Company and its board of directors shall take, and the Company shall cause the board of directors of the Canadian Subsidiary to take, all action necessary, including sending all required notices, so that all issued and outstanding Common Exchangeable Shares shall be redeemed by the Company prior to or at the Effective Time, and the holders of all issued and outstanding Common Exchangeable Shares shall be obligated under the Canadian Subsidiary Governing Documents to exchange at the Effective Time each of the Common Exchangeable Shares issued and outstanding immediately prior to the Effective Time for the right to receive, at the times set forth in, and in accordance with the terms of, this Agreement, without interest (x) the Per Share Initial Merger Consideration, (y) the Per Share Adjustment Amount, if any, and (z) the Per Share Additional Consideration, if any. Prior to the Closing Date, the Company shall provide to Buyer true, correct and complete copies of the resolutions adopted by the board of directors of the Company, and the board of directors of the Canadian Subsidiary, implementing the foregoing.

After the Effective Time, Buyer shall be the holder of all of the issued and outstanding shares of capital stock of the Surviving Corporation.

1.05                           Stock Transfer Books.  At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Stock thereafter on the records of the Company.  From and after the Effective Time, the holders of certificates formerly evidencing shares of Company Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Stock, except the right to receive, with respect to each share of Company Stock evidenced thereby, the consideration set forth in clause (a)(ii), (a)(iii), (a)(iv), (a)(v), (a)(vi) or (a)(vii), as applicable, of Section 1.04(a), in accordance with this Agreement.

1.06                           The Closing; Payments; Exchange of Shares.

(a)                                  Closing Date.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004 at 10:00 A.M. (Eastern time) on the third (3rd) Business Day following full satisfaction or due waiver of all of the closing conditions set forth in ARTICLE II (other than those required to be satisfied at the Closing, but subject to the satisfaction thereof) or on such other date as is mutually agreeable to Buyer and the Company. The date and time of the Closing is herein referred to as the (the “Closing Date”).

(b)                                 Payments at Closing.  Subject to the terms and conditions set forth in this Agreement, on the Closing Date the following shall occur:

(i)                                     At the Closing, each Seller shall surrender to Buyer the certificates representing the shares of Company Stock then held by such Seller, together with a duly executed Letter of Transmittal, and, immediately following the Effective Time, Buyer shall pay to each Seller that has surrendered to Buyer certificates representing shares of Company Stock outstanding immediately prior to the Effective Time an amount of cash in respect of each of such shares of Company Stock equal to the Per Share Initial Merger Consideration (with respect to each of such shares that is a share of Common Stock or a share of Series A Preferred Stock), the Per Series B Share Initial Merger Consideration (with respect to each of such shares that is a share of Series B Preferred Stock), the Per Series C Share Initial Merger Consideration (with respect to each of such shares that is a share of Series C Preferred Stock), the Per Series D Share Initial Merger Consideration (with respect to each of such shares that is a share of Series D Preferred Stock) and the Per Share Special Voting Common Stock Redemption Price (with respect to each of such shares that is a share of Special Voting Common Stock), by wire transfer of immediately available funds to a bank account designated for such Seller by the Company as reflected in the Closing Payments Schedule.

(ii)                                  At the Closing, each Seller that is a holder of then outstanding Common Exchangeable Shares shall surrender to the Company the certificates representing the Common Exchangeable Shares then held by such Seller, together with a duly executed Letter of Transmittal, and, immediately following the Effective Time, Buyer shall pay, on behalf of the Surviving Corporation, to each Seller that has surrendered to Buyer certificates representing Common Exchangeable Shares outstanding immediately prior to the Effective Time an amount of cash in respect of each of such Common Exchangeable Shares of such Seller equal to the Per Share Initial Merger Consideration, by wire transfer of immediately available funds to a bank account designated for such Seller by the Company as reflected in the Closing Payments Schedule.

(iii)                               At the Closing, each Seller that is a holder of then outstanding Company Warrants shall surrender such Company Warrants of such Seller to the Company for cancellation and termination as of the Effective Date, and immediately following the Effective Time, Buyer shall pay, on behalf of the Surviving Corporation, to each Seller that was the holder of a Company Warrant outstanding immediately prior to the Effective Time and that surrendered such Company Warrant an amount of cash in respect of each share of Common Stock underlying such Company Warrant equal to the Per Share Initial Warrant Consideration with respect to such Company Warrant, by wire transfer of immediately available funds to the bank account designated for such Seller by the Company as reflected in the Closing Payments Schedule.  Each Seller irrevocably agrees and consents that payment by the Company to such Seller of the Per Share Initial Warrant Consideration with respect to each share of Common Stock underlying a Company Warrant of such Seller in accordance with the foregoing shall satisfy in full all liabilities and obligations of the Company related to, or arising in connection with the issuance by the Company of, such Company Warrant of such Seller other than the right to receive, at the times set forth in, and in accordance with the terms of, this Agreement, in respect of each share of Common Stock previously underlying such Company Warrant, without interest, the Per Share Adjustment Amount, if any, and the Per Share Additional Consideration, if any.

(iv)                              Upon surrender after the Effective Time by a holder who is not a Seller to Buyer of certificates representing shares of Common Stock held by such holder (other than (i) any shares of Common Stock which are held by any of the Subsidiaries or in the treasury of the Company or held by Buyer or Merger Sub, all of which shall cease to be outstanding and be canceled and none of which shall entitle the holder to receive any payment with respect thereto, and (ii) any shares of Common Stock that are Dissenting Shares), together with a duly executed Letter of Transmittal with respect to such shares of Common Stock, Buyer shall, following the Effective Time, pay to such holder, in respect of each such share of Common Stock, without interest, the Per Share Initial Merger Consideration and any Per Share Adjustment Amount and/or any Per Share Additional Consideration previously determined to be payable in respect of a share of Common Stock under the terms of this Agreement, and any Per Share Adjustment Amount and/or Per Share Additional Consideration thereafter determined to be payable in respect of such share of Common Stock in accordance with the terms of this Agreement.

(v)                                 Upon surrender after the Effective Time by a holder who is not a Seller to Buyer of certificates representing shares of Special Voting Common Stock held by such holder (other than (i) any shares of Special Voting Common Stock which are held by any of the

Subsidiaries or in the treasury of the Company or held by Buyer or Merger Sub, all of which shall cease to be outstanding and be canceled and none of which shall entitle the holder to receive any payment with respect thereto, and (ii) any shares of Special Voting Common Stock that are Dissenting Shares), together with a duly executed Letter of Transmittal with respect to such shares of Special Voting Common Stock, Buyer shall, following the Effective Time, pay to such holder, in respect of each such share of Special Voting Common Stock, without interest, an amount equal to the Per Share Special Voting Common Stock Redemption Price.

(vi)                              Upon surrender after the Effective Time by a holder who is not a Seller to the Company of certificates representing Common Exchangeable Shares held by such holder, together with a duly executed Letter of Transmittal with respect to such Common Exchangeable Shares, Buyer shall, following the Effective Time and on behalf of the Surviving Corporation, pay to such holder, in respect of each such share, without interest, the Per Share Initial Merger Consideration and any Per Share Adjustment Amount and/or any Per Share Additional Consideration previously payable in respect of a share of Common Exchangeable Shares in accordance with Section 1.07(d) and Section 1.10(c) of this Agreement, and any Per Share Adjustment Amount and/or Per Share Additional Consideration thereafter payable in respect of such Common Exchangeable Share in accordance with Section 1.07(d) and Section 1.10(c) of this Agreement.

(vii)                           Immediately following the Effective Time, Buyer shall deposit with the Escrow Agent an amount equal to Eleven Million Two Hundred Fifty Thousand Dollars ($11,250,000) (the “Indemnity Escrow Amount”) by wire transfer of immediately available funds to an escrow account (together with any interest or other earnings thereon, the “Indemnity Escrow Fund”), established pursuant to the escrow agreement by and among the Equityholders’ Representative, Buyer, the Company and JP Morgan Chase Bank N.A. (or such other escrow agent reasonably acceptable to the Equityholders’ Representative and Buyer), as escrow agent (the “Escrow Agent”), substantially in the form attached as Exhibit D hereto (subject to any changes as may be required by the Escrow Agent, the “Escrow Agreement”), to serve as a source of payment of any obligation to Buyer under Section 1.07(e), and the obligations of the Company Indemnitors set forth in ARTICLE IX.  The potential payment of the Aggregate Participating Employee Bonus Amount shall in no way limit, impair or otherwise affect Buyer’s right to have the Indemnity Escrow Fund serve as a source of payment of any obligation to Buyer under Section 1.07(e), and the obligations of the Company Indemnitors set forth in ARTICLE IX.

(viii)                        Promptly following the Closing Date and receipt by the Surviving Corporation of a duly executed Option Surrender Agreement, the Surviving Corporation shall pay to each holder of a Vested In-the-Money Company Option, in respect of each share of Common Stock underlying such Vested In-the-Money Company Option, the Per Share Option Consideration pursuant to Section 1.04(c).

(ix)                                Immediately following the Effective Time, Buyer shall deliver (on behalf of the Company) the Aggregate Senior Executive Bonus Amount to the Senior Executives in the amounts set forth next to such Senior Executive’s name on the Senior Executive Bonus Schedule attached hereto, by wire transfer of immediately available funds to the bank account designated for such Senior Executive by the Company as reflected in the Closing Payments Schedule.

(c)                                  Pre-Closing Deliverables.  No later than three (3) Business Days prior to the Closing Date the Company shall deliver to Buyer (x) a certificate setting forth the Company’s good faith estimate of the Closing Net Working Capital (the “Estimated Closing Net Working Capital”), which shall set forth in reasonable detail the components and computations thereof, and (y) a certificate setting forth as of the Closing Date (i) the number of outstanding shares of each class and series of Company Stock and the holders of each of such shares, the number of outstanding Common Exchangeable Shares and the holders of each of such shares, all outstanding Company Warrants (and the number of shares of Common Stock underlying each and the holder and exercise price of each) and all outstanding Company Options (and whether such Company Option is a Vested In-the-Money Company Option, an Unvested In-The-Money Company Option or otherwise, the number of shares of Common Stock underlying each and the holder and exercise price of each) immediately prior to the Effective Time and the name and address of the holder thereof, (ii) its calculation in reasonable detail of the Per Share Initial Merger Consideration, the Per Series B Share Initial Merger Consideration, the Per Series C Share Initial Merger Consideration, the Per Series D Share Initial Merger Consideration, with respect to each Company Warrant, the Per Share Initial Warrant Consideration, and with respect to each Vested In-the-Money Company Option, the Per Share Initial Option Consideration, and (iii) its calculation of the amounts of the payments to be made to each of the Sellers, each of the other Equityholders and each of the Senior Executives pursuant to Section 1.06(b), including applicable wire instructions for each of the Sellers and the Senior Executives (the “Closing Payments Schedule”).

(d)                                 Lost Certificates; Company Warrants.  If any certificate formerly evidencing any shares of Company Stock or Common Exchangeable Shares or any Company Warrant shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such certificate or Company Warrant, as the case may be, to be lost, stolen or destroyed and, if required by Buyer, the posting by such Person of a bond, in such reasonable amount as Buyer may direct and in form and substance satisfactory to Buyer, as indemnity against any claim that may be made against it with respect to such certificate or Company Warrant, Buyer will (i) pay in respect of each share of Company Stock or Common Exchangeable Share, as the case may be, represented by such lost, stolen or destroyed certificate the per share consideration to which such Person is entitled to in accordance with this Agreement or (ii) pay in respect of each share of Company Stock underlying such lost, stolen or destroyed Company Warrant the per share consideration to which such Person is entitled to in accordance with this Agreement.

(e)                                  Unsurrendered Certificates.  If any certificate formerly evidencing any shares of Company Stock or Common Exchangeable Shares outstanding immediately prior to the Effective Time has not been surrendered

(along with a duly completed and executed Letter of Transmittal in the case of any stockholder of the Company prior to the date that is one (1) year after the Effective Time (or immediately prior to such earlier date on which the consideration in respect of such share would otherwise escheat to or become the property of any Governmental Authority), then the consideration in respect of each such share of Company Stock or Common Exchangeable Shares shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, and, thereafter, the former holders of such shares of Company Stock or Common Exchangeable Shares shall be entitled to look to the Surviving Corporation only as general creditors thereof with respect to the consideration that may be payable upon due surrender of each such share of Company Stock or Common Exchangeable Shares held by them.  Without limiting the generality of the foregoing, none of Buyer, Merger Sub, the Surviving Corporation or any their respective Affiliates shall be liable to any former holder of shares of Company Stock or Common Exchangeable Shares for the consideration payable in respect of each such share of Company Stock or Common Exchangeable Shares properly delivered to any Governmental Authority or public official pursuant to applicable abandoned property, escheat or similar Laws.

1.07                           Merger Consideration Adjustments.

(a)                                  Post-Closing Determinations.

(i)                                     Within ninety (90) days after the Closing Date, Buyer shall prepare and deliver to the Equityholders’ Representative a statement setting forth Buyer’s calculation of the Closing Net Working Capital (collectively, the “Draft Computation”).

(ii)                                  Promptly upon request by the Equityholders’ Representative, Buyer and the Surviving Corporation shall, subject, as applicable, to the Equityholders’ Representative’s execution of such customary access agreements as may be reasonably required by Buyer’s or the Surviving Corporation’s accountants, make available (including by electronic means, if reasonably available) to the Equityholders’ Representative and its independent accountants (x) all records and work papers used in preparing the Draft Computation and (y) all other non-privileged information and data as may be reasonably required by the Equityholders’ Representative in connection with the analysis of the Draft Computation.  If the Equityholders’ Representative advises Buyer in writing that it agrees with the Draft Computation, then the Draft Computation shall be final and binding on the parties and the Equityholders for purposes of this Section 1.07.  If the Equityholders’ Representative disagrees with any aspect of the Draft Computation, the Equityholders’ Representative may, within thirty (30) days after receipt of the Draft Computation, deliver a notice (an “Objection Notice”) to Buyer setting forth the Equityholders’ Representative’s determination of Closing Net Working Capital.  If the Equityholders’ Representative does not deliver an Objection Notice to Buyer within thirty (30) days after receipt of the Draft Computation, then Buyer and the Equityholders’ Representative shall be deemed to have agreed to the Draft Computation, and the Draft Computation shall be final and binding on the parties and the Equityholders for purposes of this Section 1.07.  Buyer and the Equityholders’ Representative shall use reasonable best efforts to resolve any disagreements regarding the Draft Computation and the Objection Notice, but if they do not reach agreement within twenty (20) days after Buyer has received the Objection Notice, Buyer and the Equityholders’ Representative shall jointly retain KPMG LLP, or if KPMG LLP declines to serve, such other nationally recognized accounting firm selected by mutual agreement of Buyer and the Equityholders’ Representative (the “Accounting Firm”) to resolve any remaining disagreements.  Buyer and the Equityholders’ Representative shall direct the Accounting Firm to render a determination within thirty (30) days after its retention, and Buyer, the Equityholders’ Representative and their respective advisors shall cooperate with the Accounting Firm during its engagement.  The Accounting Firm shall consider only those items and amounts in the Draft Computation or Objection Notice which Buyer and the Equityholders’ Representative are unable to resolve and shall not make any other determination.  Any determinations by the Accounting Firm and any work or analyses performed by the Accounting Firm in connection with its resolution of any dispute under this Section 1.07(a) shall not be admissible in evidence in any Proceeding between or among the parties hereto, other than to the extent necessary to enforce payment obligations under this Section 1.07.  In resolving any disputed item, the Accounting Firm may not assign a value to any item greater than the greatest value for such item claimed by either Buyer or the Equityholders’ Representative or less than the smallest value for such item claimed by either Buyer or the Equityholders’ Representative.  The Accounting Firm shall act as an arbitrator and not as an expert and the Accounting Firm’s determination shall be based solely on the written submissions by Buyer and the Equityholders’ Representative (i.e., not an independent review) and the provisions and the definitions included in this Agreement.  The determination of the Accounting Firm shall be final and binding upon the parties hereto and the Equityholders for purposes of this Section 1.07.  The Accounting Firm’s determination shall be accompanied by a statement of the Accounting Firm that it reached its decision in accordance with the provisions of this Section 1.07(a).  The Closing Net Working Capital, as finally determined in accordance with this Section 1.07(a), whether by agreement (or deemed agreement) of Buyer and the Equityholders’ Representative or by determination of the Accounting Firm (or a combination thereof) is referred to as the “Final Closing Net Working Capital”.  Nothing in this ARTICLE I, including the acceptance of the Draft Computation and the final determination of the Final Closing Net Working Capital, is intended to limit or otherwise affect the right of any Person to seek indemnification pursuant to ARTICLE IX, except to the extent a liability has been included and reflected in the calculation of the Final Closing Net Working Capital.

(iii)                               The fees and expenses of the Accounting Firm shall be paid one-half by the Surviving Corporation and/or Buyer and one-half by the Equityholders’ Representative, on behalf of the Sellers.

(b)                                 Preservation of Books and Records.  Until the date on which the Final Closing Net Working Capital is finally determined, Buyer and the Surviving Corporation, from and following the Effective Time, shall preserve the accounting books and records of the Company and the Subsidiaries on which the Draft Computation is to be based and shall not take any actions with respect to such books and records that would obstruct, prevent or otherwise affect the procedures or the results of the procedures set forth in this Section 1.07.

(c)                                  Payment by the Surviving Corporation.  If the Final Net Working Capital Adjustment is greater than the Estimated Closing Net Working

Capital Adjustment, then Buyer shall cause the Surviving Corporation to, and the Surviving Corporation shall, pay an aggregate amount equal to such difference, plus interest thereon from (and including) the Closing Date to (but excluding) the date on which the Final Closing Net Working Capital is finally determined at a rate per annum equal to the Agreed Rate (the “Aggregate Adjustment Amount”) within five (5) Business Days after the final determination of the Final Closing Net Working Capital, to the Equityholders in accordance with Section 1.07(d).

(d)                                 Within five (5) Business Days after the final determination of the Aggregate Adjustment Amount, Buyer will pay, or cause the Surviving Corporation to pay, subject to Section 1.08:

(i)                                     to the holders of Common Stock (other than any shares of Common Stock that are Dissenting Shares) with respect to each share of Common Stock outstanding immediately prior to the Effective Time surrendered in accordance with Section 1.06, an amount equal to the Per Share Adjustment Amount;

(ii)                                  to the holders of Company Warrants with respect to each share of Common Stock underlying each Company Warrant outstanding immediately prior to the Effective Time surrendered in accordance with Section 1.06, an amount equal to the Per Share Adjustment Amount;

(iii)                               to the holders of Vested In-the Money Company Options with respect to each share of Common Stock underlying each Vested In-the Money Company Option outstanding immediately prior to the Effective Time in respect of which an Option Surrender Agreement was duly executed in accordance with Section 1.04(c), an amount equal to the Per Share Adjustment Amount (less any required withholding of Taxes); and

(iv)                              to the holders of Common Exchangeable Shares with respect to each share of Common Exchangeable Shares outstanding immediately prior to the Effective Time surrendered for exchange in accordance with Section 1.06, an amount equal to the Per Share Adjustment Amount.

Amounts payable to any Seller pursuant to this Section 1.07(d) shall be paid by Buyer or the Surviving Corporation to such Seller by wire transfer of immediately available funds to the bank account of such Seller as set forth in the Closing Payments Schedule.  Amounts payable to any holder who is not a Seller pursuant to this Section 1.07(d) shall be paid to such holder as set forth in the Letter of Transmittal or Option Surrender Agreement previously delivered by such Seller.  The payment of such amounts in accordance with the foregoing shall fully satisfy the obligations of Buyer and the Surviving Corporation to pay the Per Share Adjustment Amount hereunder.

(e)                                  Payment from the Indemnification Escrow Fund.  If the Final Closing Net Working Capital Adjustment is less than the Estimated Closing Net Working Capital Adjustment, then within two (2) Business Days after the final determination of the Final Closing Net Working Capital, Buyer and the Equityholders’ Representative shall deliver to the Escrow Agent a joint written instruction directing the Escrow Agent to release and pay out to Buyer or its designee, by wire transfer of immediately available funds to the bank account designated in such joint written instruction no later than the fifth (5th) Business Day after the final determination of the Final Closing Net Working Capital, an amount equal to such difference, plus interest thereon from (and including) the Closing Date to (but excluding) the date of on which the Final Closing Net Working Capital is finally determined at a rate per annum equal to the Agreed Rate.

1.08                           Tax Withholding.  Each of Buyer, the Surviving Corporation, any Subsidiary and the Escrow Agent shall be entitled to deduct and withhold from amounts otherwise payable to Equityholders, the Senior Executives or the Eligible Participating Employees in accordance with this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, and the rules and regulations promulgated thereunder, or any other provision of U.S. federal, state, local or foreign Tax Laws.  Any such withheld amounts (i) shall be remitted by Buyer, the Surviving Corporation, any Subsidiary or the Escrow Agent, as the case may be, to the applicable Governmental Authority and (ii) shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

1.09                           Dissenting Shares.  Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL, shares of Common Stock or Special Voting Common Stock that are outstanding at the Effective Time, as applicable, and that are held by stockholders of the Company who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such shares of Common Stock or Special Voting Common Stock in accordance with Section 262 of the DGCL (collectively, the “Dissenting Shares”) shall not be converted into, or represent the right to receive, the Per Share Merger Consideration or the Per Share Special Voting Common Stock Redemption Price, as applicable.  Such stockholders shall be entitled to receive payment of the appraised value of such shares of Common Stock or the Special Voting Common Stock, as applicable, held by them in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Shares held by stockholders of the Company who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Common Stock or the Special Voting Common Stock, as applicable, under such Section 262 of the DGCL shall thereupon be deemed to have been converted into, and to have become exchangeable for, at the Effective Time, the right to receive the Per Share Merger Consideration, or the Per Share Special Voting Common Stock Redemption Price, as applicable, without any interest thereon, at the times and in the manner provided in Section 1.06, upon surrender of the certificate or certificates that formerly evidenced such shares of Common Stock or Special Voting Common Stock, as applicable, along with a duly completed and executed Letter of Transmittal.

1.10                           Release of Indemnity Escrow Fund.

(a)                                  Pursuant to Section 1.06(b)(vii), Buyer shall deposit with the Escrow Agent the Indemnity Escrow Amount.  Buyer and the Equityholders’ Representative shall instruct the Escrow Agent to disburse the Indemnity Escrow Fund as described in Section 1.07(e) and as follows:

(i)                                     Promptly after the twelfth (12) month anniversary of the Closing Date (the “Final Release Date”), if the amounts in the Indemnity Escrow Fund exceeds the aggregate of the maximum amounts of the potential Losses from unresolved claims made by the Buyer Indemnitees for indemnification under Section 9.02(a)(i) and/or under Section 9.06 plus the maximum payment potential owing to Buyer in respect of any then unresolved matters relating to the determination of Closing Net Working Capital pursuant to Section 1.07(e),  Buyer and the Equityholders’ Representative shall deliver to the Escrow Agent a joint written instruction directing the Escrow Agent to release and pay such excess (the “Excess Amount”) out of the Indemnity Escrow Fund as follows:

a.                                       first, to Buyer in an aggregate amount equal to the aggregate of the bonus amounts then payable to the Eligible Participating Employees for payment to the Eligible Participating Employees in accordance with the Participating Employee Bonus Schedule attached hereto; and

b.                                      second, to the extent any portion of the Excess Amount remains after making the payment to Buyer under sub-clause a above, to the Equityholders, in accordance with Section 1.10(c).

(ii)                                  To the extent that, on the Final Release Date, any amount shall have been withheld from distribution from the Indemnity Escrow Fund on account of unresolved claims for indemnification under Section 9.02(a)(i) and/or under Section 9.06 or unresolved matters relating to the determination of Closing Net Working Capital pursuant to Section 1.07(e) and, subsequent to such Final Release Date, any such claim or matter is resolved, Buyer and the Equityholders’ Representative shall promptly deliver to the Escrow Agent a joint written instruction directing the Escrow Agent to release and pay out to Buyer or its designee the aggregate amount due to Buyer Indemnities in respect of such claim or matter, in each case as finally determined, and the balance of such withheld amount shall be retained in the Indemnity Escrow Fund to the extent of the then aggregate of the maximum amount of the potential Losses from unresolved claims made by any Buyer Indemnitee for indemnification under Section 9.02(a)(i) and/or under Section 9.06 and the maximum payment potential owing to Buyer in respect of any then unresolved matters relating to the determination of Closing Net Working Capital pursuant to Section 1.07(e), and any funds in excess of such aggregate amount (the “Additional Excess Amount”) shall be released and paid out of the Indemnity Escrow Fund as follows:

a.                                       first, to Buyer in an aggregate amount equal to the aggregate of the bonus amounts then payable to the Eligible Participating Employees for payment to the Eligible Participating Employees in accordance with the Participating Employee Bonus Schedule, and

b.                                      second, to the extent any portion of the Additional Excess Amount remains after making the payment to the Buyer under sub-clause a above, to the Equityholders in accordance with Section 1.10(c).

(b)                                 [INTENTIONALLY OMITTED]

(c)                                  The amounts distributed to the Equityholders pursuant to Section 1.10(a)(i)(b) and Section 1.10(a)(ii)(b), if any, are referred to as the “Aggregate Additional Consideration”.  The Aggregate Additional Consideration, if any, shall be paid, subject to Section 1.08, as follows:

(i)                                     to the holders of Common Stock (other than any shares of Common Stock that are Dissenting Shares) with respect to each share of Common Stock outstanding immediately prior to the Effective Time surrendered in accordance with Section 1.06, an amount equal to the Per Share Additional Consideration;

(ii)                                  to the holders of Company Warrants with respect to each share of Common Stock underlying each Company Warrant outstanding immediately prior to the Effective Time surrendered in accordance with Section 1.06, an amount equal to the Per Share Additional Consideration;

(iii)                               to the holders of Vested In-the Money Company Options with respect to each share of Common Stock underlying each Vested In-the Money Company Option outstanding immediately prior to the Effective Time in respect of which an Option Surrender Agreement was duly executed in accordance with Section 1.04(c), an amount equal to the Per Share Additional Consideration (less any required withholding of Taxes);

(iv)                              to the holders of Common Exchangeable Shares with respect to each share of Common Exchangeable Shares outstanding immediately prior to the Effective Time surrendered in accordance with Section 1.06, an amount equal to the Per Share Additional Consideration;

(v)                                 to the holders of Series B Preferred Stock with respect to each share of Series B Preferred Stock outstanding immediately prior to the Effective Time surrendered in accordance with Section 1.06, an amount equal to the Per Share Additional Consideration;

(vi)                              to the holders of Series C Preferred Stock with respect to each share of Series C Preferred Stock outstanding immediately prior to the Effective Time surrendered in accordance with Section 1.06, an amount equal to the Per Share Additional Consideration; and

(vii)                           to the holders of Series D Preferred Stock with respect to each share of Series D Preferred Stock outstanding immediately prior to the Effective Time surrendered in accordance with Section 1.06, an amount equal to the Per Share Additional Consideration.

Amounts payable to any Seller pursuant to this Section 1.10(c) shall be paid to such Seller by wire transfer of immediately available funds to the bank account of such Seller as set forth on the Closing Payments Schedule.  Amounts payable to any holder that is not a Seller pursuant to this Section 1.10(c) shall be paid to such holder as set forth in the Letter of Transmittal or Option Surrender Agreement previously delivered by such holder.  The payment of such amounts in accordance with the foregoing shall fully satisfy the obligations of Buyer and the Surviving Corporation to pay the Per Share Additional Consideration hereunder.

ARTICLE II

CONDITIONS TO CLOSING

2.01                           Conditions to Buyer’s and Merger Sub’s Obligation.  The obligation of Buyer and Merger Sub to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of or prior to the Closing (any or all of which may be waived in whole or in part by Buyer in its sole discretion):

(a)                                  Company’s Representations.

(i)                                     The representations and warranties of the Company set forth in this Agreement (other than the Core Representations and the representations and warranties set forth in Section 3.04 and in the first sentence of Section 3.06) shall be true and correct in all respects (without regard to any qualifications as to Material Adverse Effect or materiality (or any correlative term) contained in such representations and warranties) both at and as of the date of this Agreement and at and as of the Closing Date as though then made; provided that any of such representations and warranties expressly made as of a specified date shall be true and correct in all respects (without regard to any qualifications as to Material Adverse Effect or materiality (or any correlative term) contained in such representations and warranties) as of such specified date), except for failures of such representations and warranties to be true and correct that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and

(ii)                                  The Core Representations and the representations and warranties of the Company set forth in the first sentence of Section 3.06 shall be true and correct in all respects both at and as of the date of this Agreement and at and as of the Closing Date as though then made.

(iii)                               The representations and warranties set forth in Section 3.04 shall be true and correct in all respects both at and as of the date of this Agreement and at and as of the Closing Date as though then made (provided that any of such representations and warranties expressly made as of a specified date shall be true and correct in all respects as of such specified date), except for failures of such representations and warranties to be true and correct that are, in the aggregate, deminimus.

(b)                                 Sellers’ Representations.  The representations and warranties set forth in ARTICLE IV shall be true and correct in all respects both at and as of the date of this Agreement and at and as of the Closing Date as though then made (provided that any of such representations and warranties expressly made as of a specified date shall be true and correct in all respects as of such specified date).

(c)                                  Covenants.

(i)                                     The Company shall have complied in all material respects with all of the covenants and agreements under this Agreement required to be complied with by it on or prior to the Closing Date; and

(ii)                                  Each of the Sellers shall have complied in all material respects with all of the covenants and agreements under this Agreement required to be complied with by such Seller on or prior to the Closing Date;

(d)                                 Company Stockholder Approval.  The Company Stockholder Approval shall have been obtained and delivered to Buyer.

(e)                                  Proceedings.  No Order of any Governmental Authority of competent jurisdiction shall be in effect which would, and no Proceeding before any Governmental Authority of competent jurisdiction shall be pending or threatened that seeks to, (i) prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby, (ii) declare unlawful the transactions contemplated by this Agreement or (iii) cause such transactions to be rescinded.

(f)                                    Escrow.  The Equityholders’ Representative, the Company and the Escrow Agent shall have entered into the Escrow Agreement, and the Escrow Agreement shall be in full force and effect.

(g)                                 Closing Deliveries.  The Company shall have delivered to Buyer each of the following:

(i)                                     a certificate of the chief executive officer or chief financial officer of the Company, dated the Closing Date, stating that the conditions specified in Section 2.01(a), Section 2.01(c)(i) and Section 2.01(i) have been satisfied;

(ii)                                  certified, true, correct and complete copies of the (x) resolutions of the Company’s board of directors approving this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including the Merger and the resolutions referred to in Section 1.04(b), Section 1.04(c), Section 1.04(e) and Section 7.03(d) and (y) Company’s certificate of incorporation, as amended, and Company’s bylaws, as amended, each as in effect as of immediately prior to the Closing Date;

(iii)                               a certificate of good standing from the Secretary of State of the State of Delaware, dated no earlier than two (2) Business Days prior to the Closing Date, evidencing the Company’s good standing in such jurisdiction;

(iv)                              a duly executed Letter of Transmittal duly completed by each Seller in a manner reasonably acceptable to Buyer;

(v)                                 written resignations, dated as of the Closing Date, of the directors of the Company and the Subsidiaries, and those officers of the Company and its Subsidiaries from whom Buyer has requested a resignation prior to the Closing Date; and

(vi)                              the certificates contemplated by Section 1.06(c), executed by the chief executive officer or chief financial officer of the Company.

(h)                                 No Material Adverse Events.  Since the date hereof, there shall not have occurred any Event that is, or could reasonably likely be, individually or in the aggregate, materially adverse to the financial condition, operating results, prospects, assets, liabilities, properties or business of the Company and the Subsidiaries, taken as a whole;

(i)                                     Key Employment Letters.  Each of the key employees of the Company listed on the Key Employees Schedule attached hereto shall have duly executed and delivered to Buyer the employment offer and acknowledgement letters provided by Buyer (the “Key Employment Letters”); and

(j)                                     Audited Financial Statements.  The Company shall have delivered to Buyer audited consolidated financial statements for the Company comprised of consolidated balance sheets as of December 31, 2010 and December 31, 2009 and audited consolidated statements of income and cash flows for the calendar years then ended and accompanied by an audit opinion of Pricewaterhouse Coopers, in form and substance reasonably acceptable to Buyer, to the effect that such firm has conducted an audit of such financial statements in conformity with U.S. generally accepted auditing standards and that, in the opinion of such firm, such financial statements present fairly in all material respects the financial condition and results of operations of the Company and the Subsidiaries as of the times and for the periods referred to therein, in accordance with United States generally accepted accounting principles, consistently applied throughout the periods indicated.  The consolidated balance sheets as of December 31, 2010 and December 31, 2009 and consolidated statements of income and cash flows for the calendar years then ended included in such audited financial statements shall be materially consistent with the Unaudited Financial Statements.

2.02                           Conditions to the Company’s and the Sellers’ Obligation.  The obligation of the Company and the Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of or prior to the Closing (any or all of which may be waived in whole or in part by the Company in its sole discretion):

(a)                                  Buyer’s and Merger Sub’s Representations.  The representations and warranties of Buyer and Merger Sub set forth in this Agreement shall be true and correct in all material respects both at and as of the date of this Agreement and at and as of the Closing Date as though then made (provided that any of such representations and warranties expressly made as of a specified date shall be true and correct in all material respects as of such specified date).

(b)                                 Covenants.  Buyer and Merger Sub shall have complied in all material respects with all the covenants and agreements under this Agreement required to be complied with by them on or prior to the Closing Date.

(c)                                  Proceedings.  No Order of any Governmental Authority of competent jurisdiction shall be in effect which would, and no Proceedings before any Governmental Authority of competent jurisdiction shall be pending that seeks to, (i) prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby, (ii) declare unlawful the transactions contemplated by this Agreement or (iii) cause such transactions to be rescinded.

(d)                                 Escrow.  Buyer and the Escrow Agent shall have entered into the Escrow Agreement, and the Escrow Agreement shall be in full force and effect.

(e)                                  Buyer Certificate.  Buyer shall have delivered to the Company and the Sellers a certificate of an authorized signatory of Buyer, dated the Closing Date, stating that the conditions specified in Section 2.02(a) and Section 2.02(b) have been satisfied.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Buyer and Merger Sub that:

3.01                           Organization.

(a)                                  The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and the Company has all requisite corporate power and authority necessary to own or lease and operate its properties and to carry on its businesses as now conducted.

(b)                                 The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where its ownership or lease of property or the conduct of its business requires it to qualify, except where the failure to be so qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  The Company has provided to Buyer prior to the date hereof true, correct and complete copies of the Company’s certificate of incorporation, as amended, and bylaws, as amended, as in effect as of the date hereof and all such documents provided to Buyer are in full force and effect, subject to, in the case of the Company’s certificate of incorporation, the amendment to the Company’s certificate of incorporation referred to in Section 1.04(b).  The Company has provided to Buyer prior to the date hereof, true, correct and complete copies of any stockholder, voting, investor rights and similar agreements defining the rights of securityholders of the Company or the Canadian Subsidiary between the Company and/or the Canadian Subsidiary and any of the Equityholders (the “Investor Agreements”), as amended and as in effect as of the date hereof.  The Company is not in violation of its certificate of incorporation, bylaws or any Investor Agreement.  The Merger constitutes a “Deemed Liquidation Event” under the Company’s certificate of incorporation.

3.02                           Subsidiaries.  Except as set forth on the attached Subsidiaries Schedule, neither the Company nor any of the Subsidiaries owns or holds the right to acquire any stock, partnership interest or joint venture or other ownership interest in any other corporation, partnership, limited liability company or other entity.  The Subsidiaries Schedule sets forth the name of each Subsidiary, the jurisdiction of its incorporation or formation, its authorized capital stock, membership interests or other ownership interests, the number and type of its issued and outstanding shares of capital stock, membership interests or other ownership interest and the Persons owning the outstanding capital stock, membership interests or other ownership interests of such Subsidiary.  Each Subsidiary is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation, has all requisite corporate or other organizational power and authority necessary to own or lease and operate its properties and to carry on its businesses as now conducted and is duly qualified to do business, and is in good standing, in each jurisdiction where its ownership or lease of property or the conduct of its business requires it to qualify, except where the failure to be so qualified, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  The Company has provided to Buyer prior to the date hereof true, correct and complete copies of the articles of incorporation and bylaws, or other comparable organizational documents, of each of the Subsidiaries including the Canadian Subsidiary, in each case, as amended and as in effect as of the date hereof, and all such documents provided to Buyer are in full force and effect.  None of the Subsidiaries or the Company is in violation of a Subsidiary’s articles of incorporation, bylaws or other comparable organizational documents.  The Canadian Subsidiary is not in violation of any Investor Agreement to which it is a party.

3.03                           Authorization; No Breach.

(a)                                  The Company has the requisite corporate power and authority to approve, authorize, execute and deliver this Agreement and the Ancillary Documents to which it is or will be a party and to perform its obligations hereunder and thereunder.  The execution, delivery and performance of this Agreement and such Ancillary Documents by the Company, and the consummation of the transactions contemplated hereby and thereby, including the Merger, have been duly and validly authorized by all requisite corporate action of the Company, and no other corporate proceedings on the Company’s part are necessary to authorize the execution, delivery or performance of this Agreement and such Ancillary Documents (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders (i) of a majority of the then outstanding shares of Common Stock, Special Voting Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class, and (ii) sixty percent (60%) of the then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting separately as a class, which will be satisfied by execution and delivery of the Stockholder Written Consent by the Sellers immediately after the execution of this Agreement, at which point no further corporate authorization will be required with respect thereto, and the filing and recordation of appropriate merger documents as required by the DGCL).  This Agreement, and the Ancillary Documents to which the Company is or will be a party shall be duly executed and delivered by the Company, and assuming that this Agreement is, and each of the Ancillary Documents shall be, a valid and binding obligation of Buyer, Merger Sub, the Escrow Agent and the other parties thereto, as applicable, this Agreement constitutes, and each of such Ancillary Documents shall constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity).

(b)           Except for the applicable requirements of the filing and recordation of appropriate merger documents as required by the DGCL, or as set forth on the attached Authorization Schedule, the execution, delivery and performance by the Company of this Agreement and the Ancillary Documents to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby by the Company do not and will not (i) result in the creation of any Encumbrance (other than any Permitted Encumbrance) upon any material assets or any Encumbrance upon the capital stock, of the Company or any of the Subsidiaries, (ii) require any material authorization, consent, waiver, approval, exemption or other action by or notice or report to or filing with any Governmental Authority, (iii) violate any provisions of the Company’s or any of the Subsidiaries’ certificate or article of incorporation or formation or bylaws or other equivalent governing documents or (iv) constitute a breach of or default under or require any authorization, consent, waiver, approval, exemption or other action or notice, or permit the acceleration of any obligation, give rise to a right of termination or modification, cause the forfeiture of any right, or require any payment to a third party under any indenture, mortgage, lease, contract, agreement or instrument by which the Company or any of the Subsidiaries, or any of their respective assets or properties, is bound, or any Law, Order or Permit to which the Company or any of the Subsidiaries is subject.

3.04         Capitalization.  The capital stock of the Company authorized, outstanding or reserved for issuance consists of: (i) 55,479,686 shares of common stock, $0.0001 par value per share, authorized, of which (x) 51,000,000 shares are designated as “common stock” (“Common Stock”), of which as of the date of this Agreement 3,078,417 are issued and outstanding, (y) 4,479,686 are designated as “special voting common stock” (“Special Voting Common Stock”), all of which are issued and outstanding as of the date of this Agreement, (ii) 23,594,614 shares of preferred stock, $0.0001 par value per share, authorized as of the date of this Agreement, of which (w) 9,500,000 shares are designated as Series A Preferred Stock, all of which are issued and outstanding, (x) 3,800,000 shares are designated as Series B Preferred Stock, all of which are issued and outstanding, (y) 10,294,614 shares are designated as Series C Preferred Stock as of the date of this Agreement, of which 10,264,614 are issued and outstanding as of the date of this Agreement and (z) shares will be, as of immediately prior to the Effective Time, designated as Series D Preferred Stock, all of which will be issued and outstanding as of immediately prior to the Effective Time, (iii) as of the date of this Agreement, 6,850,700 shares of Common Stock reserved for issuance upon exercise of Company Options outstanding as of the date of this Agreement, (iv) as of the date of this Agreement, 11,747,944 shares of Common Stock reserved for issuance upon the exercise of Company Warrants outstanding as of the date of this Agreement, and (v)  as of the date of this Agreement, 30,000 shares of Series C Preferred Stock have been reserved for issuance upon the exercise of the Warrant to Purchase Stock issued on January 24, 2008 to a lender to the Company.  As of the date of this Agreement, 2009 Convertible Notes with an outstanding aggregate principal amount of $10,000,000 and aggregate accrued and unpaid interest of $554,918.82 are outstanding and 2010 Convertible Notes with an outstanding aggregate principal amount of $1,300,000 and aggregate accrued and unpaid interest of $15,742.47 are outstanding, and prior to the Closing Date, all Convertible Notes will have converted into shares of Series C Preferred Stock, in the case of the 2009 Convertible Notes, or shares of Series D Preferred Stock, in the case of the 2010 Convertible Notes, and all obligations of the Company in respect of such notes or arising in connection with the issuance thereof, will have been satisfied in full.  The Capitalization Schedule sets forth (i) a list of the stockholders of the Company and the number, class and series of shares of capital stock of the Company held by each such holder as of the date hereof, (ii) a list of holders of Company Options, the exercise price and number of shares of Common Stock underlying each Vested In-the-Money Company Options and Unvested In-the-Money Company Options (and the vesting terms of each such Unvested In-the-Money Company Option) held by each such holder as of the date hereof, (iii) a list of holders of Company Warrants and the exercise price and number of shares of Common Stock underlying the Company Warrants held by each such holder as of the date hereof, (iv) a list of the holders of the Common Exchangeable Shares and shares of Special Voting Common Stock and the number of such shares held by each such holder as of the date hereof, and (v) a list of the holders of the 2009 Convertible Notes and the 2010 Convertible Notes, the outstanding principal amount of, and the accrued and unpaid interest on, each Convertible Notes held by such holder as of the date of this Agreement.  All issued and outstanding shares of capital stock, membership interests or other equity securities of each of the Subsidiaries are owned of record by the Company or by one or more of the Subsidiaries, in each case free and clear of all Encumbrances (other than restrictions under applicable federal and state securities Laws), except for the Common Exchangeable Shares.  All of the outstanding shares of capital stock, membership interests or other equity securities of the Company and each of the Subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable.  Except as set forth in this Section 3.04, neither the Company nor any Subsidiary has any capital stock, membership interests or other equity securities or securities containing any equity features (including any obligation to make any payment based on the value of such securities) authorized, issued or outstanding, and there are no agreements, options, warrants or other rights or arrangements existing or outstanding which provide for the sale or issuance, on a contingent basis or otherwise, of any of the foregoing by the Company or any Subsidiary.  Except as set forth in this Section 3.04, there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire, or phantom shares or similar securities related to, any shares of capital stock, membership interests or other equity securities of the Company or any Subsidiary.  Except as set forth on the Capitalization Schedule, there are no agreements or other obligations which require the Company or any Subsidiary to repurchase or otherwise acquire any of the Company’s capital stock or the capital stock of any Subsidiary.

3.05         Financial Statements.  The Company has furnished Buyer with true, correct and complete copies of the Company’s (i) audited consolidated balance sheet as of December 31, 2008 and audited consolidated statements of income and cash flows for the year ended December 31, 2008, (ii) unaudited consolidated balance sheet as of December 31, 2009 and December 31, 2010 (with the balance sheet as of December 31, 2009 referred to herein as the “2009 Unaudited Balance Sheet”) and unaudited consolidated statements of income and cash flows for the years ended December 31, 2009 and December 31, 2010 (with the financial statements referred to in this clause (ii) referred to herein as the “Unaudited Financial Statements”) and (iii) unaudited consolidated statements of income and cash flows for the monthly period ended January 31, 2011.  All of the foregoing financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied throughout the periods indicated, and present fairly in all material respects the financial condition and results of operations of the Company and the Subsidiaries as of the times and for the periods referred to therein, subject in the case of the unaudited financial statements to the absence of footnote disclosures and other presentation items resulting from year-end adjustments, which are, in the aggregate, not material.  Except as and to the extent set forth on the 2009 Unaudited Balance Sheet, neither the Company nor any Subsidiary has any liability or legal obligation of any nature (whether accrued, absolute, contingent, determined, determinable or otherwise), except for liabilities and obligations (i) under this Agreement or (ii) incurred in the ordinary course of business consistent with past practice since the date of the 2009 Unaudited Balance Sheet, none of which (in the case of clause (ii)) would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

3.06         Absence of Certain Developments.  Since the date of the 2009 Unaudited Balance Sheet, the Company and the Subsidiaries have operated their businesses in the ordinary course consistent with past practice, and there have not been any Events that have had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  Except as set forth on the attached Developments Schedule, since the date of the 2009 Unaudited Balance Sheet, neither the Company nor any Subsidiary has:

(a)           suffered any material damage, destruction or loss (whether or not covered by insurance) from fire or other casualty to its tangible property;

(b)           revalued any of their respective assets, including writing off notes or accounts receivable other than in the ordinary course of business in amounts that are not, individually or in the aggregate, material to the business of the Company or the Subsidiaries;

(c)           made any capital expenditures or commitments therefor involving amounts that exceed $20,000 per expenditure or commitment or $50,000 in the aggregate for all such expenditures and commitments;

(d)           sold, leased, licensed, mortgaged (or otherwise granted an Encumbrance, other than a Permitted Encumbrance, with respect to), abandoned, assigned or transferred any of its material tangible or intangible assets;

(e)           cancelled, waived, compromised or released any rights or claims involving amounts that exceed $20,000 in the aggregate;

(f)            made any investment in or loan to any Person, or acquired any business, securities, assets or Person, by merger or consolidation, purchase or sale of substantial assets or equity interests, or by any other manner, in a single transaction or a series of related transactions other than acquisitions of inventory and supplies in the ordinary course of business consistent with past practice;

(g)           issued, granted, sold or otherwise permitted to become outstanding any capital stock, membership interests or other equity interests of the Company or any of the Subsidiaries,  or any rights, subscriptions, warrants, options, conversion rights or agreements of any kind to purchase or otherwise acquire, or phantom shares or similar securities related to, any such capital stock, membership interests or other equity interests, or split, combined, reclassified, repurchased or redeemed any shares of capital stock, membership interests or other equity interests of the Company or any of the Subsidiaries,  or any rights, subscriptions, warrants, options, conversion rights or agreements of any kind to purchase or otherwise acquire, or phantom shares or similar securities related to, any such capital stock, membership interests or other equity interests;

(h)           materially modified or changed its business organization or materially and adversely modified or changed its relationship with its suppliers, customers and others having business relations with it;

(i)            received any notice or communication (x) terminating, suspending, or reducing in any material respect, or specifying an intention to terminate, suspend or reduce in any material respect in the future, or otherwise reflecting a material adverse change in, the business relationship between any material supplier or customer and the Company or any of the Subsidiaries or (y) of any design, manufacturing or other defects, latent or otherwise, with respect to, or deficiencies in the quality of, any Product;

(j)            adopted a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other material reorganization;

(k)           incurred, assumed, guaranteed or discharged any liability, including any Indebtedness (excluding the Buyer Promissory Note and the Convertible Notes), other than (except in the case of Indebtedness) in the ordinary course of business consistent with past practice;

(l)            canceled, compromised, knowingly waived or released any right or claim (or series of related rights and claims) under contracts listed on the Contracts Schedule or Intellectual Property Schedule;

(m)          modified its certificate of incorporation or bylaws or similar organizational documents or any Investor Agreement;

(n)           made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or agreed to pay or accelerate payment or vesting of, conditionally or otherwise, any bonus, incentive, retention or other compensation, any equity-based compensation award, change in control payment, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any employee or director;

(o)           except as otherwise required by Law, entered into, amended, modified, varied, altered or otherwise changed any of the Company Plans or Company Employee Agreements;

(p)           changed its accounting principles, practices or methods except as required or permitted by Law or United States generally accepted accounting principles;

(q)           recalled, or became aware of any recall, of any Products;

(r)            materially modified the terms of any Company Option (or modified in any respect the terms of vesting thereof), any Company Warrant or the Convertible Notes; or

(s)           authorized, or agreed in writing to, any of the foregoing.

3.07         Title to Properties.

(a)           Neither the Company nor any Subsidiary owns any real property.

(b)           The real property subject to the leases, subleases and licenses described on the attached Leased Real Property Schedule (each, a “Lease” and, collectively, the “Leases”) constitutes all of the real property used by the Company and the Subsidiaries as lessees, sublessees and licensees (the “Leased Real Property”).  With respect to each Leased Real Property:

(i)            the Lease or Leases in respect of such Leased Real Property are in full force and effect and are enforceable by the Company or a Subsidiary in accordance with their terms, the Company or a Subsidiary holds a valid, binding and enforceable leasehold interest under each of such Leases, and, except as set forth on the Leased Real Property Schedule, none of the Leases has been assigned, sub-subleased, licensed or otherwise encumbered in any way by the Company or a Subsidiary;

(ii)           neither the Company nor any of the Subsidiaries is in breach or default in performance of any of its obligations under the Lease or Leases beyond all applicable grace and notice periods, and, to the Company’s Knowledge, no Event has occurred or exists which, with delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease or Leases;

(iii)          no security deposit or any portion thereof deposited with respect to any Lease has been applied in respect of a breach or default under any Lease and not been redeposited in full;

(iv)          to the Company’s Knowledge, no landlord, sublandlord or licensor (as the case may be) for such Leased Real Property is in breach or default in performance of any of its obligations under the Lease, and no Event has occurred or exists which, with delivery of notice, the passage of time or both, would constitute such a breach or default;

(v)           neither the Company nor any Subsidiary has received notice that its current use and occupancy of the Leased Real Property materially violates any applicable Laws; and

(vi)          the Company has delivered to Buyer true, correct and complete copies of each of the Leases.

(c)           Except as described on the attached Personal Property Schedule, the Company and the Subsidiaries have good and marketable title to, or valid, binding and enforceable leasehold interests in, all of the personal property owned or used by them, free and clear of all Encumbrances, except Permitted Encumbrances.  Such personal property is all of the personal property currently used in the conduct and operation of the respective businesses of the Company and the Subsidiaries.

3.08         Tax Matters.  Except as set forth on the attached Taxes Schedule:

(a)           The Company and the Subsidiaries have filed all Tax Returns that are required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects and were prepared in substantial compliance with all applicable laws and regulations.  The Company and the Subsidiaries have timely paid all Taxes due and payable (whether or not shown due on any Tax Returns) and have withheld or collected and timely paid over to the appropriate taxing authority all material Taxes that they are required to withhold or collect from amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(b)           Neither the Company nor any of the Subsidiaries has waived any statute of limitations with respect to any material Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency that has not yet been resolved.  No audits or administrative or judicial proceedings are pending or being conducted or, to the Company’s Knowledge, are threatened with respect to the Taxes of the Company or any of the Subsidiaries.

(c)           There are no Encumbrances for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or any of the Subsidiaries.

(d)           Neither the Company nor any of the Subsidiaries (x) is  currently required to include in income any adjustment pursuant to Section 481 of the Code (or any similar provision of state, local or foreign Tax Law) by reason of a voluntary change in accounting method initiated by the Company or any of the Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, (y) will be required to include any item of income in taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) election under Section 108(i) of the Code, (B) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or foreign Income Tax Law) or (C) prepaid amount received on or prior to the Closing Date or (z) will be required to recognize in a Tax period ending after the Closing Date any taxable income or gain with respect to a transaction occurring prior to the Closing Date as a result of using the installment method of accounting or open transaction doctrine with respect to sales occurring before the Closing.

(e)           Neither the Company nor any of the Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(f)            Neither the Company nor any of the Subsidiaries has participated in a reportable transaction within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b) (or any similar provision of state, local or foreign Tax Law).

(g)           Neither the Company nor any of the Subsidiaries (x) has been a member of an affiliated group of corporations within the meaning of Section 1504(a) of the Code filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (y) has any Liability for the Taxes of any Person (other than the Company or any of the Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Tax Law), as a transferee or successor, by contract, or otherwise. Neither the Company nor any of the Subsidiaries is a party to any Tax Agreement pursuant to which it has liability for Taxes of another Person.

(h)           The Company has made available to Buyer prior to the date hereof true, correct and complete copies of all material Tax Returns and examination reports and all statements of deficiencies relating to Taxes of the Company and the Subsidiaries for taxable periods ending on or after December 31, 2007.  No closing agreement is currently in force pursuant to Section 7121 of the Code (or any similar provision of Law) with respect to the Company or any of the Subsidiaries and neither the Company nor any of the Subsidiaries has obtained any ruling from any Governmental Authority with respect to any Tax which will have any effect after the Effective Time. Neither the Company nor any of the Subsidiaries has received any notice in writing from any taxing authority with which it does not file Tax Returns that it is or may be required to file Tax Returns with or pay Taxes to such taxing authority.

(i)            The Company’s U.S. federal income tax return for the year ended December 31, 2009, as amended, showed (x) an available net operating loss carryover from prior years of $10,322,815 and (y) a loss of $ 10,085,134 for the year ended December 31, 2009.  Since their formation, neither the Company nor any of the Subsidiaries has utilized net operating losses for Tax purposes.  Neither the Company nor any of the Subsidiaries expects to utilize any net operating losses for Tax purposes for the taxable year ended December 31, 2010 or for the taxable period ending on the Closing Date.

(j)            Neither the Company nor any of the Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

3.09         Contracts and Commitments.

(a)           Except as set forth on the attached Contracts Schedule and except for the Buyer Promissory Note and this Agreement, neither the Company nor any of the Subsidiaries is a party to, nor are their properties or assets bound by, any:

(i)            collective bargaining agreement or contract with any labor union;

(ii)           pension, profit-sharing, incentive, retirement, deferred compensation or bonus plan, except as described in Section 3.13 and the Schedule relating thereto;

(iii)          stock or unit purchase plan, stock or unit option plan or any similar equity ownership plan;

(iv)          contract for the employment of any officer, individual employee or other person on a full-time or consulting basis and on a basis other than “at-will” (i.e., the employee or consultant may be terminated at any time without further liability on the part of the Company or any Subsidiary other than for salary and benefits accrued through the date of termination) providing for annual compensation greater than $100,000 except as described in Section 3.17 and the Schedule relating thereto;

(v)           agreement or indenture relating to the borrowing of money or the extension of credit (other than extensions of credit in the ordinary course of business from vendors) or the mortgaging, pledging or otherwise placing an Encumbrance on any portion of the Company’s or any of the Subsidiary’s assets;

(vi)          agreements, letters of credit, surety bonds or similar contracts providing for the indemnification of, or guaranty of the obligations of, any Person, in excess of $50,000 individually or in the aggregate, or any agreement of indemnification or guaranty between the Company or any of the Subsidiaries and any of their officers, directors or employees;

(vii)         lease or agreement under which it is lessee of or holds or operates any personal property owned by any other party, for which the annual rental exceeds $50,000;

(viii)        lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, for which the annual rental exceeds $50,000;

(ix)           contract or group of related contracts with the same party for the purchase of products, services, marketing or advertising, under which the undelivered balance of such products or services has a sales price in excess of $50,000;

(x)            contract or group of related contracts with the same party for the sale of products, services, marketing or advertising, under which the undelivered balance of such products or services has a sales price in excess of $50,000;

(xi)           contract which prohibits the Company or any Subsidiary from freely engaging in any line of business anywhere in the world or limits their right to compete with any Person or sell any product, or solicit any Person for employment or, following the consummation of the transactions contemplated hereby, would so restrict Buyer or any of its Affiliates;

(xii)          contracts relating to the pending acquisition of a business or, except for inventory and other tangible property acquired in the ordinary course of business, assets having a fair market value in excess of $50,000;

(xiii)         contract evidencing or relating to any obligations of the Company or any of the Subsidiaries with respect to the issuance, sale, repurchase or redemption of any equity securities of the Company or any of the Subsidiaries;

(xiv)        contract relating to the acquisition of any capital stock, business or product line of any other Person entered into during the last three (3) years;

(xv)         contracts relating to the pending sale of any assets involving more than $50,000 in the aggregate, other than sales of inventory in the ordinary course of business, or of any capital stock;

(xvi)        contract evidencing any ownership interest in, or setting forth the respective rights and obligations of a Person with respect to, any joint venture, partnership, strategic alliance or other collaboration;

(xvii)       contract or agreement defining the rights of security holders of the Company or any of the Subsidiaries including all Investor Agreements;

(xviii)      contracts or agreements between the Company or any of the Subsidiaries and any Affiliate of the Company or any of the Subsidiaries;

(xix)         contract or agreement relating to the voting of any shares of the capital stock, membership interests or other ownership interests of the Company or any of the Subsidiaries; or

(xx)          contract or agreement not otherwise listed above that is, individually or in the aggregate, material to the Company or any of the Subsidiaries.

(b)           True, complete and correct copies of all written contracts which are referred to on the Contracts Schedule, together with all material amendments, waivers or other changes thereto entered into or effected prior to the execution and delivery of this Agreement, have been provided to Buyer prior to the date hereof.

(c)           All contracts referred to, as required to be referred to, on the Contracts Schedule and all material amendments, waivers and other changes thereto are valid, binding and in full force and effect and enforceable by the Company or the Subsidiaries in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles, except where the failure to be so valid, binding or in full force and effect and enforceable has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  Neither the Company nor any Subsidiary is in material breach of or material default under any contract listed on the Contracts Schedule or in breach or default under any contracts or agreements concerning any possible, potential or proposed purchase of Company Stock, Common Exchangeable Shares, Company Warrants, Company Options or any other capital stock or equity interests in, or any financing of, the Company or any of the Subsidiaries, any merger, business combination, recapitalization, sale of substantial assets or similar transaction involving the Company or any of the Subsidiaries (the “Company Sale Contracts”), and, to the Company’s Knowledge, no other party to any contract listed on the Contracts Schedule or any of the Company Sale Contracts is in material breach of or material default under any such contract.  Neither the Company nor any Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent, determined, determinable, liquidated, unliquidated or otherwise and whether due or to become due) to any party under any of the Company Sale Contracts.  There does not exist any Event which (with delivery of notice, passage of time, or both) would constitute a material breach of or material default by the Company or any of the Subsidiaries or, to the Company’s Knowledge, any other party thereto, under any contract listed, or required to be listed, on the Contracts Schedule or would constitute a  breach of or default by the Company or any of the Subsidiaries or, to the Company’s Knowledge, any other party thereto, under any of the Company Sale Contracts.

3.10         Intellectual Property.

(a)           The attached Intellectual Property Schedule sets forth a true, correct and complete list of all patents and patent applications, trademark and service mark registrations and applications, copyright registrations and applications, material trade names and corporate names, domain names and other material Intellectual Property, including any Intellectual Property embodied in, or developed for use in connection with, any Product, owned by the Company or any Subsidiary (collectively, “Scheduled Intellectual Property”).  Each item of Scheduled Intellectual Property has been maintained in good standing and is subsisting, valid and enforceable, and the Company has taken all reasonable necessary steps to preserve and maintain the Scheduled Intellectual Property.  The Product Schedule sets forth a true, correct and complete list of all Products of the Company and the Subsidiaries.

(b)           The Company and each of the Subsidiaries has taken all reasonable necessary efforts to protect the secrecy and confidentiality, if required, of all Intellectual Property owned by any one or more of them.

(c)           Except as set forth on the Intellectual Property Schedule, the Company or one of the Subsidiaries, as the case may be, exclusively owns and possesses all right, title and interest in and to, or otherwise has the right to use, all material Intellectual Property, identified on the Intellectual Property Schedule, used or held for use in connection with the businesses of the Company and the Subsidiaries, as presently conducted and as presently contemplated to be conducted, free and clear of all Encumbrances, except for Permitted Encumbrances.

(d)           Except as set forth on the Intellectual Property Schedule, neither the Company nor any of the Subsidiaries is subject to any Proceedings, or has within thirty-six (36) month prior to the date of this Agreement received any written threats thereof, alleging that the Company or any Subsidiary is infringing on, violating or misappropriating or is in conflict with the Intellectual Property of any third party, offering or suggesting that the Company or any Subsidiary may require a license to Intellectual Property of any third party, or challenging the ownership, validity or the right of the Company or any Subsidiary to use any Intellectual Property owned by or licensed to the Company or any Subsidiary.  Neither the Company nor any of the Subsidiaries is infringing on, violating or misappropriating the Intellectual Property of any other Person.

(e)           To the Company’s Knowledge, no Person is currently infringing on, violating or misappropriating any Intellectual Property owned by the Company or any Subsidiary.

(f)            Except as set forth on the Intellectual Property Schedule, neither the Company nor any of the Subsidiaries licenses any of the Scheduled Intellectual Property to a third party (other than non-exclusive licenses to customers in the ordinary course of business consistent with past practice), nor does any third party license any Intellectual Property to the Company or any of the Subsidiaries (other than licenses of “shrink wrapped,” “off the shelf” or other software that has an acquisition price of less than $5,000 per unit).  Neither the Company nor any of the Subsidiaries is in material violation or in material default of any license or other agreement granting rights in respect of any Intellectual Property, including any licenses for use of software (other than licenses of “shrink wrapped,” “off the shelf” or other software that has an acquisition price of less than $5,000 per unit).

(g)           Except as set forth on the Intellectual Property Schedule, the Company and the Subsidiaries have obtained valid and effective work made for hire agreements and assignments of all rights from all current and former employees and all current and former independent contractors who created, authored, developed, invented or reduced to practice any of the material Intellectual Property.

(h)           The consummation of the transactions contemplated in accordance with the terms hereof will not result in any impairment, termination or any restriction being imposed on any material Intellectual Property used or held for use by the Company or any Subsidiary.

3.11         Litigation.  Except as set forth on the attached Litigation Schedule, there are no material Proceedings pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary, or any of their respective properties, assets or business, or, to the Company’s Knowledge, any of their respective current or former officers or directors, in their capacity as such, any Seller, with respect to the Company or any Subsidiary, and neither the Company nor any Subsidiary is subject to any outstanding Order of any Governmental Authority.

3.12         Brokerage.  There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Sellers, the Company or any of the Subsidiaries.

3.13         Employee Benefits.

(a)           The Employee Benefits Schedule sets forth a true, correct and complete list of all Benefit Plans (other than a Company Employee Agreement) which is now or previously has been sponsored, maintained, contributed to or required to be contributed to, or with respect to which any withdrawal liability (within the meaning of Section 4201 of ERISA) has been incurred, by the Company, any of the Subsidiaries or any ERISA Affiliate, for the benefit of, or relating to, Personnel, and pursuant to which the Company, any of the Subsidiaries or any ERISA Affiliate has or may have any liability, contingent or otherwise (individually, a “Company Plan,” collectively, the “Company Plans”). Neither the Company, any of the Subsidiaries nor any ERISA Affiliate has any plan or commitment, whether legally binding or not, to establish any new Company Plan or to modify or to terminate any Company Plan (except to the extent required by Law or to confirm any such Company Plan to the requirements of any applicable Law, in each case as previously disclosed to Buyer, or as required by this Agreement), nor has any intention to do any of the foregoing been communicated to any Personnel. Each Company Plan can be amended, terminated or otherwise discontinued without liability to the Company, the Subsidiaries or any ERISA Affiliate.

(b)           With respect to each Company Plan, the Company has provided, or has caused to be provided, to Buyer current, true, correct and complete copies of: (i) all material Company Plan documents, including any amendments or written interpretations thereto and, if no written plan document exists, a complete written description of the Company Plan, (ii) all funding and administrative arrangement documents, including, but not limited to, trust agreements, insurance contracts, custodial agreements, investment manager agreements and service agreements, (iii) the latest favorable determination letter, or for a prototype plan, the relevant favorable opinion letter, received from the IRS regarding the qualification of each Company Plan covered by Section 401(a) of the Code, (iv) the most recently filed Form 5500, and all schedules thereto, for each Company Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA) and for each Company Plan that is an employee welfare benefit plan (as defined in Section 3(1) of ERISA), (v) a statement of alternative form of compliance pursuant to the U.S. Department of Labor Regulation § 2520.104-23, if any, filed for each Company Plan that is an “employee pension benefit plan” as defined in Section 3(2) of ERISA for a select group of management or highly compensated employees, (vi) each summary plan description and each summary of material modification regarding the terms and provisions thereof, (vii) if the Company Plan is funded, the most recent actuarial report and periodic accounting of the Company Plan assets, if applicable, (viii) any material communication with any Governmental Authority, and (ix) all material communications to any Personnel relating to a Company Plan.

(c)           Each Company Plan and Company Employee Agreement (i) has been established and maintained in compliance in all material respects with all applicable governmental Laws, Orders, statutes, regulations, and rules issued by a Governmental Authority and (ii) has been operated in compliance in all material respects with its terms. The Company, the Subsidiaries and each ERISA Affiliate have performed all obligations required to be performed by them under each Company Plan and Company Employee Agreement. All amounts required to be reserved under each unfunded Company Plan have been so reserved in accordance with reasonable accounting practices prevailing in the country where such Company Plan is maintained. There are no pending or, to the Company’s Knowledge, threatened Proceedings or litigations by or on behalf of any Company Plan or Company Employee Agreement, any employee or beneficiary covered under any Company Plan or Company Employee Agreement, any Governmental Authority, or otherwise involving any Company Plan or Company Employee Agreement (other than routine claims for benefits).  No Company Plan is under audit or investigation by any Governmental Authority or, to the Company’s Knowledge, no such audit or investigation is threatened.

(d)           Each Company Plan intended to qualify under Section 401(a) or 501 of the Code is the subject of a favorable determination letter or may rely on a favorable opinion letter as to such plan’s qualified status, and no circumstances exist that would reasonably be expected by the Company to result in the revocation of any such letter. None of such Company Plans or related trusts, or any administrator or trustee thereof, or party-in-interest or disqualified person thereto has engaged in a transaction that could cause any of them to be liable for a civil penalty under Section 409 or 502(i) or any other section of ERISA or result in a tax under Section 4975 or 4976 or any other section of Chapter 43 of Subtitle D of the Code. No Company Plan or part of a Company Plan is an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code or otherwise invests in employer securities within the meaning of Section 409(l) of the Code.

(e)           None of the Company, any of the Subsidiaries or any of their ERISA Affiliates presently sponsor, maintains, or contributes to, nor have the

Company, any of the Subsidiaries or any of their ERISA Affiliates ever sponsored, maintained or contributed to or has ever been required to contribute to any Company Plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.  No current or former employees of the Company, an ERISA Affiliate or any Company Subsidiary currently participate or ever have participated (as such employees) in any multiemployer plan, as defined in Section 3(37) of ERISA or a voluntary employees beneficiary association, as defined in Section 501(c)(9) of the Code. None of the Company, any of the Subsidiaries or any of their ERISA Affiliates has ever contributed to, or been required to contribute to, or incurred any withdrawal liability (within the meaning of Section 4201 of the ERISA) to any multiemployer plan, as defined in Section 3(37) of ERISA. No Company Plan or Company Employee Agreement provides, or has ever provided, retiree medical or retiree life insurance benefits, except as may be required by Section 4980B of the Code, or applicable state insurance law.

(f)            Except as contemplated by the terms of this Agreement, the execution of this Agreement or any of the Ancillary Documents, and performance of the transactions contemplated by this Agreement, will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Company Plan, Company Employee Agreement or related agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Personnel, (ii) result in the Company’s or any Subsidiary’s becoming obligated to fund any benefits, (iii) result in the triggering or imposition or any restrictions or limitations on the right of the Company or any of the Subsidiaries to amend or terminate any Company Plan or Company Employee Agreement (or result in any adverse consequence for so doing) or (iv) result in any payment or benefit that may be characterized as “excess parachute payment,” within the meaning of Section 280G(b)(1) of the Code.

(g)           Neither the Company nor any of the Subsidiaries has classified an individual as an “independent contractor” or of similar status who, according to a Company Plan, Company Employee Agreement or applicable Law, should have been classified as an employee or of similar status.

(h)           None of the Company Plans or Company Employee Agreements, if administered in accordance with their terms, would result in the imposition of interest or an additional Tax on any participant thereunder pursuant to Section 409A. Each Company Plan and Company Employee Agreement has been operated in compliance with Section 409A in all respects, including granting Company Options with an exercise price of no less than the fair market value of a share of Common Stock on the date of grant of the Company Option.

(i)            Neither the Company nor any of the Subsidiaries has any liability to or with respect to any Plan (other than the Company Plans and Company Employee Agreements which are listed in the Employee Benefits Schedule or the Labor and Employment Matters Schedule, respectively) which is now or previously has been sponsored, maintained, contributed to, or required to be contributed to by any ERISA Affiliate.

3.14         Compliance with Laws and Orders.  Except as set forth on the Compliance Schedule, (a) the Company and each Subsidiary are, and during the past five (5) years has been, in compliance with all applicable Laws and Orders, except where the failure to so comply has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (b) to the Company’s Knowledge, neither the Company nor any of the Subsidiaries is under investigation with respect to any violation of any Laws or Orders applicable to it, (c) neither the Company nor any of the Subsidiaries has received written notice of or, to the Company’s Knowledge, been threatened to be charged with any violation of any applicable Laws and Orders since January 6, 2006, and (d) to the Company’s Knowledge, there does not exist any Event which would constitute or result in a violation by the Company or any of the Subsidiaries of, or failure by the Company or any of the Subsidiaries to comply with, any Law or Order that is applicable to it or the conduct or operation of its business or the ownership or use of any of its assets that had, or would reasonably be expect to have, individually or in the aggregate, a Material Adverse Effect.

3.15         Permits.  Each of the Company and the Subsidiaries owns, holds or possesses, and during each of the past five (5) years has owned, held or possessed, all material Permits and has properly and validly completed in all material respects all material filings and registrations that are required by any Governmental Authority or Law to authorize it to conduct its business.  The Company and the Subsidiaries are, and during each of the past five (5) years have been, in material compliance with all such material Permits.  All such material Permits are valid and in full force and effect in all material respects.  There is no pending or, to the Company’s Knowledge, threatened Proceeding with respect to revocation, cancellation, suspension or nonrenewal of any such material Permit.

3.16         Environmental Matters.  Except as set forth on the attached Environmental Schedule:

(a)           The Company and the Subsidiaries have obtained, possess, are in material compliance with and have made all necessary filings for all material Permits required under applicable federal, state and local Laws, regulations relating to pollution, protection of the environment or human health or safety, as enacted and in effect as of the date hereof (“Environmental Laws”).

(b)           Each of the Company and the Subsidiaries is, and during the past five (5) years has been, in material compliance with Environmental Laws applicable to its respective business and operations.

(c)           Except with respect to matters that have been settled or resolved with no ongoing liabilities or obligations, none of the Company or the Subsidiaries has received any written notice of any Proceeding regarding any actual or alleged violation of, or liability under, applicable Environmental Laws, or any investigatory, remedial or corrective obligations under applicable Environmental Laws, nor, to the Company’s Knowledge, is any such Proceeding threatened.

(d)           To the Company’s Knowledge, the Company has not caused the release of Hazardous Substances at, on, about, under or from any of the Leased Real Property, or, to the Company’s Knowledge, any real property formerly owned, leased, operated or controlled by the Company or any of the Subsidiaries, or any of their respective corporate predecessors, in each case, reasonably expected to give rise to material liability under Environmental Laws.

(e)           To the Company’s Knowledge, there are no Events: (i) that would prevent continued compliance by the Company or any of the Subsidiaries with Environmental Laws and the requirements of Permits applicable to it or the operation of its business in the same manner as presently operated, or (ii) based upon the acts of the Company or any of the Subsidiaries, that would result in the liability of the Company or any of the Subsidiaries under any applicable Environmental Laws, in each case, that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(f)            The Company has delivered to Buyer true, correct and complete copies of any reports, studies, analyses, tests, or monitoring possessed by the Sellers, the Company or any of the Subsidiaries pertaining to the Company’s or the Subsidiaries’ compliance with or liability under applicable Environmental Laws.

3.17         Labor and Employment Matters.

(a)           The attached Labor and Employment Matters Schedule sets forth (i) a true, correct and complete list of all of the Personnel as of the date hereof and their positions; and (ii) a true, correct and complete list of all management, employment, severance, consulting, non-compete, confidentiality, invention, work-made-for-hire or similar agreement or contract between the Company or any of the Subsidiaries and any Personnel (each, a “Company Employee Agreement”). True, correct and complete copies of such Company Employee Agreements and information concerning all of the Personnel’s salaries, wages, bonuses and other compensation paid or payable by the Company and the Subsidiaries during 2009 and 2010 as well as dates of employment, and date and amount of last salary increase, has been made available to Buyer. Neither the Company, any of the Subsidiaries nor any ERISA Affiliate has any plan or commitment, whether legally binding or not, to enter into any Company Employee Agreement or to modify or to terminate any Company Employee Agreement (except to the extent required by Law or to confirm any such Company Employee Agreement to the requirements of any applicable Law, in each case as previously disclosed to Buyer, or as required by this Agreement), nor has any intention to do any of the foregoing been communicated to any Personnel or other Person.

(b)           There are no claims (other than ordinary claims under Company Plans), disputes, actions or grievances pending or, to the Company’s Knowledge, threatened, by or between the Company or any of the Subsidiaries and any Personnel.

(c)           Except as otherwise disclosed in the Labor and Employment Matters Schedule, neither the Company nor any of the Subsidiaries is a party to any (i) management, employment, consulting or other agreements providing for employment over a period of time (other than on an “at will” basis) or for termination or severance benefits, whether written or unwritten, and whether or not conditioned upon a change in control of the Company; or (ii) change in control, bonus pay, incentive compensation, deferred compensation, profit-sharing, stock purchase, stock option or similar plans, agreements or arrangements, whether written or unwritten, in each case with respect to any individual Personnel or other Person (for the avoidance of any doubt, other arrangements with respect to Personnel generally pursuant a Company Plan).

(d)           Neither the Company nor any of the Subsidiaries (i) is obligated by, or subject to, any order of the National Labor Relations Board or other labor board or administration, or any unfair labor practice decision, (ii) has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act, (iii) is a party or subject to any pending or, to the Company’s Knowledge, threatened employment, labor or civil rights dispute, controversy or grievance or any unfair labor practice proceeding with respect to claims of, or obligations of, any employee or group of employees, (iv) is a party or subject to any collective bargaining agreements or other agreements with any labor organization or union or other Personnel organization (and no such agreement is currently being requested by, or is under discussion by management with, any Personnel or others), nor (v) has received any notice that any labor representation request is pending or is threatened with respect to any employees of the Company or any of its Subsidiaries. No work stoppage or labor strike against the Company or any of the Subsidiaries by any Personnel is pending or threatened.

(e)           Each of the Company and the Subsidiaries is (i) in compliance in all material respects with all applicable Laws respecting employment and employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to Personnel, (ii) has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries and other payments to Personnel, (iii) to the Company’s Knowledge, not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, and (iv) to the Company’s Knowledge, not liable for any payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits for Personnel.

3.18         Affiliated Transactions.  No Seller or officer, director, stockholder, manager, member or Affiliate of a Seller, the Company or any Subsidiary or any individual in such officer’s, director’s, manager’s, stockholder’s, member’s or Affiliate’s immediate family (a) has or has had in the past two (2) years any material interest in any property (real, personal, or mixed and whether tangible or intangible) used in or pertaining to the business of the Company or any of the Subsidiaries as currently conducted or as currently contemplated to be conducted, (b) except for the ownership of less than two percent (2%) of the outstanding common stock of a publicly-held corporation, owns of record or as a beneficial owner an equity interest or any other financial or a profit interest in a Person that currently has or has had in the past two (2) years material business dealings or a material financial interest in any transaction with the Company or any Subsidiary, or (c) is a party to any material agreement, contract (except for employment and similar agreements, which are set forth in the Employee Benefits Schedule), commitment or pending transaction with the Company or any of the Subsidiaries, including with respect to compensation or remuneration to be paid to such Seller or Affiliate in connection with this Agreement or the transactions contemplated hereby.

3.19         Indebtedness.  Except for the Buyer Promissory Note, the Convertible Notes and as set forth on the attached Indebtedness Schedule, neither the Company nor any Subsidiary has any outstanding Indebtedness not reflected on the 2009 Unaudited Balance Sheet.

3.20         Insurance.   The Insurance Schedule sets forth, as of the date hereof, all insurance policies and coverage maintained by the Company or any Subsidiary and covering the Company and the Subsidiaries and their respective businesses, and such policies and coverage are legal valid, binding and enforceable in accordance with their terms and are in full force and effect.  Neither the Company nor any Subsidiary is in material breach of or default in any material respect under any such policy or coverage, and to the Company’s Knowledge, no Event has occurred or exists which, with delivery of notice, the passage of time or both, would constitute such a breach or default.  Neither the Company nor any Subsidiary has received notice of, and, to the Company’s Knowledge, there has been no threat of, cancellation, non-renewal, disallowance or reduction in coverage or claim with respect to any such insurance policies and coverage.  The Company and the Subsidiaries have timely filed all claims for which they are currently seeking payment or other coverage under any of such insurance policies and coverage.

3.21         Company Board Approval; Company Stockholder Approval.

(a)           The board of directors of the Company, by resolutions duly adopted by unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement, the Merger and the other transactions contemplated hereby to which the Company is a party are fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement, the Merger and the other transactions contemplated hereby to which the Company is a party and declared their advisability, and (iii) recommended that the stockholders of the Company approve and adopt this Agreement, and approve the Merger and the other transactions contemplated hereby to which the Company is a party.

(b)           The only vote of the holders of any class or series of capital stock of Company necessary to approve this Agreement, the Merger and the other transactions contemplated hereby to which the Company is a party is the affirmative vote of the holders of (i) a majority of the then outstanding, as of immediately prior to the Effective Time, shares of Common Stock, Special Voting Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class, and (ii) sixty percent (60%) of the then outstanding, as of immediately prior to the Effective Time, shares of the Series A

Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting separately as a class (the “Company Stockholder Approval”).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each of the Sellers, severally but not jointly, represents and warrants to Buyer and Merger Sub that:

4.01         Organization.  Such Seller, to the extent not an individual, is duly organized, validly existing and in good standing under the laws of the state of its formation and has all requisite entity power and authority to enter into this Agreement and the Ancillary Documents to which it is or will be a party and to perform its obligations hereunder and thereunder.

4.02         Authorization.  The execution, delivery and performance by such Seller of this Agreement and the Ancillary Documents to which it is or will be a party, as applicable, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of such Seller, and no other proceedings on the part of such Seller are necessary to authorize the execution, delivery or performance by such Seller of this Agreement and such Ancillary Documents, as applicable.  This Agreement has been, and such Ancillary Documents shall be, duly executed and delivered by such Seller, as applicable, and assuming that this Agreement and such Ancillary Documents are valid and binding obligations of the other parties thereto, as applicable, this Agreement constitutes, and each of such Ancillary Documents shall, as applicable, constitute, a valid and binding obligation of such Seller, enforceable against such Seller in accordance with their respective terms (subject to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity).

4.03         No Violation; No Encumbrance.  The execution, delivery and performance by such Seller of this Agreement and the Ancillary Documents to which such Seller is or will be a party, and the consummation of the transactions contemplated hereby and thereby by such Seller, do not and will not (a) constitute a violation of, conflict with, or result in a default (or an Event which, with notice or lapse of time or both, would result in a default) under, (i) any material contract or agreement to which such Seller is a party or by which such Seller or its shares of Company Stock, Common Exchangeable Shares, Company Warrants and/or Company Options are bound, (ii) any material Law, Permit or Order affecting such Seller or its Shares or (iii) to the extent such Seller is not an individual, the organizational documents of such Seller, or (b) result in the creation of any Encumbrance on any of its shares of Company Stock, Common Exchangeable Shares, Company Warrants and/or Company Options.

4.04         Equity Ownership.  Such Seller is the sole record and beneficial owner of, and has valid title to, the shares of Company Stock, Common Exchangeable Shares, Company Warrants, Company Options and Convertible Notes as described in Section 3.04, and there exist no Encumbrances (other than those imposed by federal and state securities laws) affecting such shares of Company Stock, Common Exchangeable Shares, Company Warrants, Company Options and Convertible Notes, except as set forth in this Agreement and the Schedules hereto.  Such Seller has the power to vote, dispose of and otherwise transfer such shares of Company Stock, Common Exchangeable Shares, Company Warrants, Company Options and Convertible Notes of which it is the beneficial owner without the approval, consent or other action of any Person (except solely for such approvals, consents and actions heretofore taken).  Other than such shares of Company Stock, Common Exchangeable Shares, Company Warrants, Company Options and Convertible Notes, neither such Seller nor any of its Affiliates own or hold any shares of Company Stock, Common Exchangeable Shares, Company Warrants, Company Options or Convertible Notes or any other capital stock of the Company or any  rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire, or phantom shares or similar securities related to, any shares of capital stock of the Company.  As of immediately prior to the Effective Time, any Convertible Notes previously held by such Seller shall have been converted into shares of Series C Preferred Stock, in the case of the 2009 Convertible Notes, or shares of Series D Preferred Stock, in the case of the 2010 Convertible Notes, and as a result of such conversion, all obligations and liabilities of the Company in respect of, or arising in connection with the issuance by the Company of, any Convertible Notes previously held by such Seller will be satisfied in full.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB

Each of Buyer and Merger Sub, jointly and severally, represents and warrants to the Sellers and the Company that:

5.01         Organization and Power.  Each of Buyer and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and the Ancillary Documents to which it is or will be a party and to perform its obligations hereunder and thereunder.

5.02         Authorization.  The execution, delivery and performance by each of Buyer and Merger Sub of this Agreement and the Ancillary Documents to which it is or will be a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on the part of Buyer or Merger Sub are necessary to authorize the execution, delivery or performance by Buyer or Merger Sub of this Agreement and such Ancillary Documents, as applicable.  This Agreement has been, and such Ancillary Documents shall be, duly executed and delivered by Buyer and Merger Sub, as applicable, and assuming that this Agreement and such Ancillary Documents are valid and binding obligations of the Sellers, the Company, the Equityholders’ Representative and the other parties thereto, as applicable, this Agreement constitutes, and each of such Ancillary Documents shall, as applicable, constitute, a valid and binding obligation of Buyer and Merger Sub, enforceable against Buyer and Merger Sub in accordance with their respective terms (subject to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity).

5.03         No Violation.  The execution, delivery and performance by Buyer and Merger Sub of this Agreement and the Ancillary Documents to which Buyer and/or Merger Sub is or will be a party, and the consummation of the transactions contemplated hereby and thereby by Buyer and Merger Sub, do not and will not constitute a violation of, conflict with, or result in a default (or an Event which, with notice or lapse of time or both, would result in a default) under, (i) any material contract or agreement to which Buyer or Merger Sub is a party or by which Buyer or  Merger Sub are bound, (ii) any applicable Law, Permit or Order affecting Buyer or Merger Sub, and (iii) each of Buyer’s or Merger Sub’s certificate of incorporation or bylaws.

5.04         Governmental Authorities; Consents.  Except for the applicable requirements of the filing and recordation of appropriate merger documents as required by the DGCL, (i) neither Buyer nor Merger Sub is required to submit any notice, report or other filing with any Governmental Authority in connection with the execution, delivery or performance of this Agreement or the Ancillary Documents to which it is a party or the consummation of the transactions contemplated hereby and thereby, and (ii) no consent, approval or authorization of any Governmental Authority or any other party or Person is required to be obtained by Buyer or Merger Sub in connection with its execution, delivery and performance of this Agreement or such Ancillary Documents or the consummation of the transactions contemplated hereby and thereby.

5.05         Litigation.  There are no material Proceedings pending or, to Buyer’s knowledge, threatened against or affecting Buyer or Merger Sub at law or in equity, before or by any Governmental Authority, that would materially affect Buyer’s and Merger Sub’s ability to perform under this Agreement or to consummate the transactions contemplated hereby.

5.06         Brokerage.  There are no claims against the Sellers or the Company for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer or any of its Affiliates.

5.07         Financial Ability.  Buyer has, or has access to, immediately available funds sufficient to consummate the transactions contemplated by this Agreement

ARTICLE VI

CERTAIN PRE-CLOSING COVENANTS

6.01         Conduct of Business.  From the date hereof through the Closing Date, except as otherwise expressly required by this Agreement, the Company shall, and shall cause each of the Subsidiaries to, conduct its business and operations in the ordinary course consistent with past practice and to the extent consistent therewith (i) use reasonable best efforts to maintain its assets and properties and to preserve its current relationships with officers, employees, customers and suppliers and others having significant business dealings with it, (ii) use reasonable best efforts to perform and comply in all material respects with its contracts and to comply in all material respects with applicable Law, (iii) maintain its books and records accurately and in the usual, regular and ordinary manner, on a basis consistent with past practice, and (iv) use reasonable best efforts to preserve the goodwill and ongoing operations of its business.  Without limiting the generality of the foregoing, from the date hereof through the Closing Date, except as otherwise expressly required by this Agreement, or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), the Company shall not (and shall not permit any of the Subsidiaries to):

(i)            issue, sell or deliver any of its or any Subsidiary’s capital stock or other equity securities or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any of its or any Subsidiary’s capital stock or other equity securities, except the issuance by the Company of shares of Common Stock upon the exercise in accordance with their terms of Company Options outstanding as of the date of this Agreement pursuant to the Company Stock Option Plan, upon the exercise in accordance with their terms of Company Warrants outstanding as of the date of this Agreement, upon the conversion in accordance with their terms of any shares of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock or Class D Preferred Stock or upon the exchange in accordance with their terms of Common Exchangeable Shares;

(ii)           effect any recapitalization, reclassification, stock or unit dividend, stock or unit split or like change in its or any Subsidiary’s capitalization or declare or pay or make any dividend or distribution, whether in cash or other property,  in respect of any shares of its or any of its Subsidiaries capital stock;

(iii)          except for the amendment to the Company’s certificate of incorporation contemplated by Section 1.04(b) of this Agreement, amend its or any Subsidiary’s certificate or articles of incorporation (or other equivalent charter documents) or bylaws (or other equivalent governing documents);

(iv)          make any redemption, purchase or other acquisition of any of the Company’s or any Subsidiary’s capital stock or other equity securities, except for acquisitions of Company Options outstanding as of the date of this Agreement pursuant to the Company Stock Option Plan upon the exercise thereof for shares of Common Stock in accordance with their terms (so long as the holder of the Company Option being exercised pays to the Company in cash at the time of such exercise the amount  the Company is obliged to remit to relevant Tax authorities in respect of the exercise of such Company Option) or upon the forfeiture thereof upon the departure from the Company of the employee holding such Company Option, acquisitions of Company Warrants outstanding as of the date of this Agreement upon the exercise thereof for shares of Common Stock in accordance with their terms, acquisitions of shares of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock or Class D Preferred Stock upon the conversion thereof into shares of Common Stock in accordance with their terms, acquisitions of Common Exchangeable Shares and the associated shares of Special Voting Common Stock upon the exchange of such Common Exchangeable Shares for shares of Common Stock in accordance with their terms;

(v)           except as permitted under Buyer Promissory Note, sell, lease, assign, license, abandon, allow to lapse, transfer or otherwise dispose of any assets (including capital stock or other equity securities of any Subsidiary), other than sales of products or services in the ordinary course of business consistent with past practice, or mortgage, pledge or permit the existence of any Encumbrance on any such material assets;

(vi)          authorize any new capital expenditures or commitments exceeding $50,000 per expenditure or commitment or $100,000 in the aggregate for all such expenditures and commitments;

(vii)         (A) hire any new employees or terminate the services of any existing Personnel, (B) increase, accelerate or provide for additional compensation, benefits (fringe or otherwise) or other rights to any current or former Personnel, (C) adopt, amend or terminate any Company Employee Agreement with any executive or any Company Plan, (D) adopt, amend or terminate any other employee benefit plan or employment agreement, or (E) agree to do any of the foregoing;

(viii)        grant, agree to grant, or amend or modify any grant or agreement to grant, any severance, change in control, termination or retention payment or benefits to any Personnel;

(ix)           (A) file or cause to be filed any material Tax Return that accounts for any item in a manner that is inconsistent with past practice, (B) file any amended Tax Return, (C) make, revoke or change any material Tax election, (D) settle or compromise any material Tax liability, (E) enter into any closing agreement relating to Taxes, (F) surrender any right to claim a refund of Taxes, (G) consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or any of the Subsidiaries, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such action would have the effect of increasing the Tax liability of the Company or any of the Subsidiaries for any period ending after the Closing Date or decreasing any Tax attribute of the Company or any of the Subsidiaries existing on the Closing Date;

(x)            modify, amend or supplement in any material respect, or extend or terminate, any contract required to be listed on the Contracts Schedule, or waive, release or assign any material rights or claims thereto or thereunder, or enter into any new contract that would have been required to be listed on the Contracts Schedule if it had existed on the date hereof, other than the entry into contracts in the ordinary course of business consistent with past practice;

(xi)           adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of the Company or any of the Subsidiaries;

(xii)          acquire (x) by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof or (y) any other assets except purchases of supplies in the ordinary course of business consistent with past practice;

(xiii)         incur or permit to exist any Indebtedness, other than that set forth on the attached Indebtedness Schedule, the Buyer Promissory Note or the Convertible Notes;

(xiv)        change its accounting policies or procedures except to the extent required to conform with United States generally accepted accounting principles, or change its fiscal year;

(xv)         settle or compromise any pending Proceeding for an amount in cash in excess of $20,000 in the case of any individual Proceeding, and in no event under circumstances where such settlement or compromise would involve any remedy other than monetary damages, including the imposition of injunctive relief, the requirement to take any affirmative actions or any limitations on the operation of the business of the Company, any Subsidiary or any of their Affiliates;

(xvi)        cancel or terminate, or permit to be cancelled or terminated, any insurance policy naming the Company or any Subsidiary as its beneficiary or a loss payee;

(xvii)       change the nature or scope of its business or enter into a new line of business;

(xviii)      take any action or omit to take any action which would cause, or would reasonably be expected to cause, any condition to Closing contained in ARTICLE II to not be satisfied at the Closing; or

(xix)         authorize, or agree or commit to, any of the foregoing.

6.02         Access to Books and Records.  From the date hereof through the Effective Time, the Sellers shall, and shall cause the Company and the Subsidiaries to, and the Company shall, and shall cause the Subsidiaries to, (i) provide Buyer and its officers, directors, employees, attorneys, accountants, consultants, agents and other authorized representatives (the “Buyer’s Representatives”) with reasonable access, at all reasonable times and upon reasonable notice to the offices, properties, personnel, books and records of the Company and the Subsidiaries in order for Buyer to have the opportunity to make such investigation as it shall reasonably desire to make of the affairs of the Company and the Subsidiaries, subject in all respects to the terms and conditions of the Confidentiality Agreement, and (ii) promptly make available to Buyer and Buyer’s Representatives such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company and the Subsidiaries as Buyer and Buyer’s Representatives may reasonably request, including any (x) monthly unaudited consolidated statements of income and cash flows and (y) daily, weekly, monthly or other period reports prepared by or for management or the board of directors of the Company.

6.03         Confidentiality.  Buyer acknowledges and agrees that it remains bound by the confidentiality Agreement, dated December 27, 2010, with the Company, (the “Confidentiality Agreement”).  The Confidentiality Agreement shall remain in full force and effect until the Effective Time, except to the extent that the provisions thereof are superseded by the provisions of this Agreement and, in the event of any inconsistency between the provisions of the Confidentiality Agreement and the provisions of this Agreement, the provisions of this Agreement shall prevail.  Effective upon the Effective Time, the Confidentiality Agreement shall automatically terminate without further action by the parties.  If this Agreement is terminated prior to the Closing pursuant to ARTICLE VIII, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

6.04         Notification.

(a)           The Sellers and the Company shall give notice to Buyer as promptly as reasonably practicable upon becoming aware of (i) the occurrence or nonoccurrence of any Event the occurrence or nonoccurrence of which would reasonably be expected to cause any representation or warranty of the Sellers or the Company contained in this Agreement to be untrue or inaccurate in any material respect, (ii) any failure of the Sellers or the Company to materially comply with or satisfy, or the occurrence or nonoccurrence of any Event the occurrence or nonoccurrence of which would reasonably be expected to cause the failure by the Sellers or the Company to materially comply with or satisfy, any covenant, agreement or condition to be complied with or satisfied by the Sellers or the Company hereunder, (iii) any notice or other communication from any third party alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, or (iv) any Proceeding commenced or, to the Company’s Knowledge, threatened against or affecting the Sellers, the Company or the Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or which relate to the consummation of the transactions contemplated hereby; provided that the delivery of any notice pursuant to this Section 6.04(a) shall not limit or otherwise affect the remedies available hereunder to Buyer or Buyer Indemnitees.

(b)           Buyer shall give notice to the Sellers as promptly as reasonably practicable upon becoming aware of (i) the occurrence or nonoccurrence of any Event the occurrence or nonoccurrence of which would reasonably be expected to cause any representation or warranty of Buyer or Merger Sub contained in this Agreement to be untrue or inaccurate in any material respect, (ii) any failure of Buyer or Merger Sub to materially comply with or satisfy, or the occurrence or nonoccurrence of any Event the occurrence or nonoccurrence of which would reasonably be expected to cause the failure by Buyer or Merger Sub to materially comply with or satisfy, any covenant, agreement or condition to be complied with or satisfied by Buyer or Merger Sub hereunder, (iii) any notice or other communication from any third party alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, or (iv) any Proceeding commenced or, to Buyer’s knowledge, threatened against or affecting Buyer or Merger Sub which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or which relate to the consummation of the transactions contemplated hereby; provided that the delivery of any notice pursuant to this Section 6.04(b) shall not limit or otherwise affect the remedies available hereunder to the Company or the Seller Indemnitees.

6.05         Exclusive Dealing.  From the date of this Agreement until the Effective Time or the earlier termination of this Agreement pursuant to Section 8.01, the Sellers and the

Company shall not, and shall not permit any of the Subsidiaries or any of their respective directors, officers, employees, agents, representatives and Affiliates to, take any action to encourage, initiate, continue or engage in discussions or negotiations with, solicit any inquiries or proposals from, provide any information to, or enter into or consummate any agreement with, any Person (other than Buyer, Merger Sub and Buyer’s Representatives) concerning any purchase of the Company Stock, Convertible Notes, Common Exchangeable Shares, Company Warrants, Company Options or any other capital stock or equity interests (whether newly issued or currently outstanding) (other than the exercise of Company Options by existing holders) of the Company or any of the Subsidiaries, any merger, business combination, recapitalization, sale of substantial assets or similar transaction involving the Company or any of the Subsidiaries (other than products or services sold in the ordinary course of business consistent with past practice) or the liquidation, dissolution or reorganization of the Company or any of the Subsidiaries.  The Sellers and the Company shall promptly notify Buyer if any such discussions or negotiations are initiated or continued with, any such inquiries or proposals are received by, or any such information is requested from, the Sellers, Company, any of the Subsidiaries, or any of their respective directors, officers, employees, agents, representatives and Affiliates, including the terms of any of the foregoing and, unless prohibited under the terms of an agreement in effect prior to the execution and delivery of this Agreement, the identity of the parties involved.

ARTICLE VII

CERTAIN ADDITIONAL COVENANTS

7.01         Certain Covenants of the Sellers.

(a)           Company Stockholder Approval.  Immediately following the execution of this Agreement, each of the Sellers shall duly execute and deliver the Stockholder Written Consent in respect of all of such Seller’s shares of Company Stock and the Company shall obtain and file with the Secretary of the Company (with a copy to be delivered to Buyer) the Stockholder Written Consent executed by the requisite holders providing the Company Stockholder Approval.

(b)           Restrictions on Transfer.  Prior to the Effective Time, no Seller shall sell, transfer, contribute, pledge, assign, distribute or otherwise dispose of (including by gift) (collectively, “Transfer”), or enter into any option or any other contract with respect to the Transfer of, or any profit sharing arrangement relating to, any of its Company Stock, Convertible Notes, Common Exchangeable Shares, Company Warrants or Company Options to or with any Person; provided that the foregoing shall not prohibit the conversion of the Convertible Notes in accordance with Section 7.01(c), the exercise of Company Warrants in accordance with their terms or the exercise of the Company Options in accordance with their terms.

(c)           Convertible Notes.  No later than two (2) Business Days prior to the Closing Date, each of the Sellers that is a holder of any Convertible Notes shall convert all such Convertible Notes, pursuant to the terms and conditions contained therein, held by such Seller into shares of Series C Preferred Stock, in the case of the 2009 Convertible Notes, or shares of Series D Preferred Stock, in the case of the 2010 Convertible Notes.

(d)           Waiver of Dissenter’s and Appraisal Rights.  Each of the Sellers that is a holder of any Convertible Notes that converts such Convertible Notes as required pursuant to Section 7.01(c) and, as a result of such conversion, becomes a holder of shares of Series C Preferred Stock, in the case of the 2009 Convertible Notes, or shares of Series D Preferred Stock, in the case of the 2010 Convertible Notes, hereby agrees that it will not exercise any rights to dissent from the Merger or request appraisal of its respective shares of Series C Preferred Stock Series and/or D Preferred Stock pursuant to Section 262 of the DGCL or any other similar provisions of Law in connection with the Merger.

7.02         Releases.  Effective as of the Effective Time, each Seller, on behalf of itself and its Affiliates (other than the Company and the Subsidiaries) and each of its and their respective officers, directors, employees, agents, successors and assigns (the “Seller Releasing Parties”), hereby releases, acquits and forever discharges the Company, the Subsidiaries, the Surviving Corporation and any and all of their respective successors and assigns (which phrase for purposes of this Section 7.02 will not include Buyer or any of its Affiliates other than the Company and the Subsidiaries), together with all their present and former directors and officers (the “Company Released Parties”), from any and all manner of claims, actions, suits, damages, demands and liabilities whatsoever in Law or equity, whether known or unknown, liquidated or unliquidated, fixed, contingent, direct or indirect, which the Seller Releasing Party ever had, has or may have against any of the Company Released Parties for, upon, or by reason of any Investor Agreements, director indemnification agreements, matter, transaction, act, omission or thing whatsoever in connection with any of the Company Released Parties, from the beginning of time to and including the Effective Time; provided, however, that this release shall not affect any rights which (x) the Seller Releasing Parties may have (i) arising under this Agreement or any of the Ancillary Documents or (ii) for any salary, compensation or employee benefits owed to any Seller that is also an employee of the Company or the Subsidiaries to the extent included as a liability in the Final Closing Net Working Capital or (y) any portfolio company of any VC Seller or any portfolio company of any Affiliate of a VC Seller may have.

7.03         Employee Benefit Matters.

(a)           For the period beginning on the Closing Date and ending on December 31, 2011 (the “Transition Period”), Buyer, shall cause the Surviving Corporation to provide to each employee of the Company and the Subsidiaries who continue to be employed by the Surviving Corporation after the Closing Date (the “Company Employees”) health, pension, and welfare benefits in the aggregate that are not less favorable than, in Buyer’s sole discretion, either (i) those health, pension and welfare benefits provided to Company Employees immediate before the Closing Date, or (ii) those health, pension and welfare benefits provided to similarly situated employee of Buyer, as those plans are amended from time to time. The preceding sentence shall not preclude Buyer or the Surviving Corporation from terminating the employment of any Company Employee at any time.

(b)           To the extent Buyer elects to have the Company Employees participate in pension and welfare benefit plans of Buyer or Surviving Corporation (each a “Buyer Plan” and collectively “Buyer Plans”) following the Closing Date, (i) each Company Employee will receive credit for purposes of eligibility to participate and vesting, under such Buyer Plan for years of service with the Company (or any of the Subsidiaries or predecessors) prior to the Closing Date to the same extent such service was recognized by the Company, except to the extent such credit would result in duplication of benefits, and (ii) Buyer will cause any and all pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements under any Buyer Plans that are group health plans in which such Company Employee will participate to be waived (to the extent allowable) and will provide credit for any co-payments and deductibles prior to the Closing Date for purposes of satisfying any applicable deductible, out-of-pocket or similar requirements under any such plans that may apply after the Closing Date.

(c)           Effective on the Closing Date, Buyer shall (i) calculate the level of paid time off benefits to which each of the Company Employees is eligible under Buyer’s vacation and paid time off policy taking to account the Company Employee’s years of service with the Company in accordance with Section 7.03(b),  (ii) credit each of the Company Employees with an amount of paid vacation days following the Closing Date equal to the amount of paid vacation time each such Company Employee has accrued but not yet used or cashed out as of the Closing Date under the Company’s vacation policy as in effect immediately prior to the Closing Date, (iii) convert each such credited vacation day into eight paid time-off hours (as such term is used under Buyer’s vacation and paid time-off policy), and (iv) allow each of the Company Employees to use such credited paid time-off hours following the Closing Date at such times as reasonably determined in accordance with Buyer’s vacation and paid time-off policy (such paid time-off hours, for the avoidance of doubt, being in addition to any paid time-off hours to which such Company Employee otherwise becomes entitled under Buyer’s vacation and paid time-off policy following the Closing Date).

(d)           Effective the day immediately preceding the Closing Date, the Company and the Subsidiaries, as applicable, have each terminated any and all plans intended to include a Code Section 401(k) arrangement (unless Buyer timely provides written notice to the Company that such 401(k) plans shall not be terminated).  Prior to the Closing Date, the Company shall provide to Buyer true, correct and complete resolutions of the Company’s board of directors authorizing such termination.

(e)           (i) Buyer shall, or shall cause the Surviving Corporation, to establish a cash retention plan for the benefit of Company Employees who had held any Unvested In-the-Money Company Options immediately prior to the Effective Time under which such Company Employees shall be eligible to receive, in the aggregate, cash retention payments in an amount equal to the Aggregate Unvested Option Consideration.  Such cash retention payments shall be (x) allocated to each Company Employee in an amount equal to the portion of the Aggregate Unvested

Option Consideration in respect of the Unvested In-the-Money Company Options held by such employee immediately prior to the Effective Time and (y) payable to each such Company Employee, with respect to each Unvested In-the-Money Company Option held by such Company Employee, on or before December 31 of the year in which such Unvested In-the-Money Company Option would have vested under its terms as in effect immediately prior to the Effective Time; provided, however, that such Company Employee must have remained continually employed by Buyer or its Affiliates and be in good standing until and including such payment date.

(ii)           Upon the death or disability of any such Company Employee or  the termination of such Company Employee’s employment by Buyer or its Affiliates without “cause” (as such term is defined herein), such Company Employee (or his estate) shall receive, on an accelerated basis, the unpaid balance with respect to each Unvested In-the-Money Company Option to which such employee would have been otherwise entitled had he or she remained an employee of Buyer or its Affiliates in good standing through the applicable payment date (the “Unpaid Retention Amount”); provided that such accelerated payment shall not be made if the Company Employee’s termination of employment does not constitute a “separation from service,” as such term is defined in Section 409A of the Code. For purposes of this Section 7.03(e), the term “cause” shall include without limitation, based on the reasonable judgment of Buyer, the Company Employee’s failure to perform reasonably assigned duties, dishonesty or willful misconduct in the performance of duties, involvement in a transaction which is adverse to the interest of Buyer or its Affiliates, or willful violation of any Law in connection with the performance of duties.

(f)            The parties acknowledge and agree that all provisions contained in this Section 7.03 are included for the sole benefit of Buyer and the Company, and that nothing in this Agreement, whether express or implied, shall create any third party beneficiary or other rights (i) in any other Person, including any employees or former employees of the Company or its Subsidiaries, any participant in any Company Plan or Buyer Plan, or any dependent or beneficiary thereof, or (ii) to continued employment with the Surviving Corporation or any of its Affiliates. Notwithstanding anything in this Section 7.03 to the contrary, nothing in this Agreement, whether express or implied, shall be treated as an amendment or other modification of any Company Plan, Company Employee Agreement or Buyer Plan, or shall limit the right of the Surviving Corporation or Buyer to amend, terminate or otherwise modify any Company Plan or Company Employee Agreement or Buyer plan following the Closing Date.

7.04         Non-Compete; Non-Solicitation.

(a)           Each Restricted Person covenants and agrees that, from the date hereof and continuing for a period of two (2) years from and after the Closing Date, such Restricted Person shall not, and shall not permit any of the Restricted Person’s Affiliates to, directly or indirectly,

(i)            engage in the business of owning, operating, managing and/or otherwise conducting the business of designing, developing, manufacturing, distributing, marketing, selling, exporting or importing, or having designed, developed, manufactured, distributed, marketed, sold, exported or imported, any power management, controller, driver or semiconductor products or components that compete, directly or indirectly, with any Product anywhere in the world (a “Competitive Business”), or perform management, executive or supervisory functions with respect to, join, control, render financial assistance to, receive any economic benefit from, exert any influence upon, participate in, render services or advice to any business or Person that engages or could reasonably be expected to engage in a Competitive Business, in each case other than on behalf of Buyer and its subsidiaries, including the Surviving Corporation; provided, however, that for purposes of this Section 7.04(a)(i), ownership of securities having no more than one percent (1%) of the outstanding voting power of any entity the equity securities of which are listed on any national securities exchange shall not by itself be deemed to be a violation of this Section 7.04(a)(i); or

(ii)           induce or attempt to induce, any Person that was, as of the date of this Agreement or as of the Closing Date, a customer or supplier of the Company or any of the Subsidiaries to (x) cease doing business with Buyer or any of its subsidiaries or the Company or any Subsidiary or (y) in any way interfere with the relationship between Buyer or any of its subsidiaries or the Company or any Subsidiary and any such customer or supplier.

(b)           Each Seller covenants and agrees, from the date hereof and continuing for a period of two (2) years from and after the Closing Date, such Seller shall not, and shall cause its Affiliates not to, directly or indirectly, solicit for employment or employ any Person who is an employee of the Company or any Subsidiary as of the date of this Agreement (a “Non-Solicitation Employee”), or encourage any Non-Solicitation  Employee to terminate his or her employment with Buyer, the Company or any Subsidiary, in each case without the prior written consent of Buyer; provided that the provisions set forth in this Section 7.04(b) shall not (x) restrict any portfolio company of any VC Seller or any Affiliate of a VC Seller except to the extent such portfolio company is acting at the specific direction of any VC Seller or any of its Affiliates (other than a portfolio company) or (y) preclude a Seller or any of its Affiliates from soliciting for employment or employing any Non-Solicitation Employee who was previously terminated without “cause” (as defined Section 7.03(e)) by the Company or any Subsidiary.  For purposes of this Section 7.04(b), none of the following shall be deemed a violation hereof: (i) general employment advertising or a general offer of employment to the public, in each case, carried on or made in good faith that is not targeted at any Non-Solicitation  Employee or at employees of Buyer or any of its subsidiaries or the Company or any of the Subsidiaries and the hiring of any such employee as a result thereof, or (ii) the use of a search firm or employment agency that is not targeted at any Non-Solicitation  Employee or at employees of Buyer or any of its subsidiaries or the Company or any of the Subsidiaries and the hiring of any such employee as a result of such use.

Each Seller acknowledges that a breach or threatened breach by such Seller of any of the covenants set forth in this Section 7.04(b) cannot be reasonably or adequately compensated in damages in an action at law, and that Buyer will be entitled to, among other remedies and without posting any bond or other undertaking, such injunctive relief, which may include, but will not be limited to: (x) restraining such Seller from engaging in any action that would constitute or cause a breach or violation of this Section 7.04(b), (y) obtaining specific performance to compel Sellers to perform their obligations and covenants hereunder, and (z) obtaining damages available either at law or in equity.  Nothing herein contained shall be construed as prohibiting any party from pursuing any other remedy available to it for such breach or threatened breach.  No Seller shall take any position inconsistent with the foregoing in any Proceeding.

(c)           The parties agree that none of the consideration paid pursuant to this Agreement shall be allocated to any of the covenants in this Section 7.04.

7.05         Confidentiality.  From and after the Effective Time, each Seller shall, and shall cause its Affiliates and its Affiliates’ officers, directors, employees and agents (collectively, “Seller Affiliates”) to, (i) maintain the confidentiality of, (ii) not use, and (iii) not disclose to any Person, any confidential, non-public or proprietary information of the Company or any of the Subsidiaries, except as expressly permitted by this Agreement or with the prior written consent of Buyer, or as may be required by Law; provided that the Sellers and the Seller Affiliates shall not be subject to such obligation of confidentiality for information (x) that otherwise becomes available to the Sellers or the Seller Affiliates after the Closing Date on a nonconfidential basis from a third party who is not, to the Sellers’ knowledge, under an obligation of confidentiality to Buyer, the Company or any of the Subsidiaries; or (y) that is or becomes generally available to the public without breach of this Agreement by any of the Sellers or the Seller Affiliates.  If any Seller or Seller Affiliate shall be required by Law or legal process to disclose any such information, such Seller or Seller Affiliate shall provide the Surviving Corporation with prompt written notice of each request so that the Surviving Corporation may seek an appropriate protective order or other appropriate remedy, and such Seller or Seller Affiliate shall cooperate with the Surviving Corporation to obtain a protective order or other remedy; provided that, in the event that a protective order or other remedy is not obtained, such Seller or Seller Affiliate shall furnish only that portion of such information which, in the opinion of its counsel, such Seller or Seller Affiliate is legally compelled to disclose and shall exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded any such information so disclosed.

7.06         Obligations to Company Directors and Officers.  Prior to the Closing the Company shall purchase a prepaid directors’ and officers’ liability insurance policy for events that shall have occurred prior to the Closing, that shall provide the maximum amount of coverage for a cost not to exceed $13,193 and that shall remain in effect for a period of six years after the Closing, covering those persons that have served as directors and officers of the Company prior to the Closing who are covered by the Company’s existing directors’ and officers’ liability insurance policy as of the date of this Agreement.

ARTICLE VIII

TERMINATION

8.01         Termination.  This Agreement may be terminated and the Merger and the other transactions contemplated hereby may be abandoned at any time prior to the Closing:

(a)           by the mutual written consent of Buyer and the Company;

(b)           by Buyer, if the Company Stockholder Approval shall not have been obtained and delivered to Buyer within one Business Day of the date of this Agreement;

(c)           By Buyer or the Company, if any final Order of any Governmental Authority of competent jurisdiction shall be in effect preventing the performance of this Agreement or the consummation of any of the transactions contemplated hereby or declaring unlawful any of the transactions contemplated by this Agreement;

(d)           by Buyer, by written notice to the Company, if there has been a violation or breach by the Sellers or the Company of any representation, warranty, covenant or agreement contained in this Agreement which would cause any condition to the obligations of Buyer and Merger Sub set forth in Section 2.01 to not be satisfied and such violation or breach has not been waived by Buyer or cured by the Sellers or the Company within thirty (30) days after written notice thereof from Buyer;

(e)           by the Company, by written notice to Buyer, if there has been a violation or breach by Buyer or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement which would cause any condition to the obligations of the Company and the Sellers’ set forth in Section 2.02 to not be satisfied and such violation or breach has not been waived by the Company or cured by Buyer or Merger Sub, as applicable, within thirty (30) days after written notice thereof from the Company; or

(f)            by written notice by either the Company or Buyer to the other party, at any time after March 31, 2011 if the Closing shall not have occurred on or prior to such date; provided that the right to terminate this Agreement under this Section 8.01(f) shall not be available to such party if a breach by such party of this Agreement shall be the principal cause of the failure of the Closing to occur on or before such date.

8.02         Effect of Termination.  In the event of termination of this Agreement under Section 8.01 (Termination), the provisions of this Agreement shall immediately become void and of no further force and effect (other than this Section 8.02, ARTICLE X (Definitions) and ARTICLE XI (Miscellaneous) and the Confidentiality Agreement, which shall survive the termination of this Agreement), and there shall be no liability on the part of any of Buyer, the Company, Merger Sub or the Sellers (or any of their respective Affiliates, directors, officers, partners or stockholders) to one another under this Agreement (other under this Section 8.02, ARTICLE X (Definitions) and ARTICLE XI (Miscellaneous) and the Confidentiality

Agreement, which shall survive the termination of this Agreement), except for any Willful and Material Breach of this Agreement prior to the time of such termination.

ARTICLE IX

SURVIVAL AND INDEMNIFICATION

9.01         Survival.  The (i) representations and warranties set forth in this Agreement and the covenants and agreements set forth in this Agreement to be performed by the parties prior to the Closing Date shall each survive the Effective Time until and terminate on the twelve (12) month anniversary of the Closing Date and (ii) covenants and agreements set forth in this Agreement to be performed by the parties on or after the Closing Date shall survive the Effective Time and terminate according to their terms, or if no term of performance is specified, thirty (30) days after the expiration of any applicable statute of limitations; provided that the representations and warranties of the Company set forth in Section 3.01 (Organization), Section 3.03(a) (Authorization), Section 3.04 (Capitalization), Section 3.12 (Brokerage) and Section 3.18 (Affiliated Transactions) (collectively, the “Core Representations”), Section 3.08 (Tax Matters) and Section 3.10 (Intellectual Property) shall each survive for the applicable statute of limitations.  Notwithstanding the foregoing, in the event that a party shall have delivered notice of claim for the inaccuracy of any representation or warranty or a breach of any covenant or agreement prior to the expiration or termination thereof, in accordance with the foregoing, such party shall be entitled to seek  indemnification in respect of such inaccuracy or breach notwithstanding such expiration or termination.

9.02         Indemnification.

(a)           Indemnification.  Following the Effective Time:

(i)            The Equityholders (collectively, the “Company Indemnitors”) shall indemnify and  hold  harmless Buyer, its Affiliates, including the Surviving Corporation and the Subsidiaries, and their respective directors, officers, employees,  agents, representatives, successors and assigns (collectively, the “Buyer Indemnitees”) from and against any direct or indirect claim, loss, liability, obligation, damage (including lost profits), interest, penalty, fine, judgment, indebtedness or expense (including all amounts paid in settlement, costs of investigation, reasonable legal and accountants’ fees and expenses, and the costs and expenses of enforcing the indemnification set forth herein) (collectively, “Losses” and individually, a “Loss”) which any of the Buyer Indemnitees suffers, sustains or becomes subject to arising out of, relating to, attributable to, or resulting from (w) any inaccuracy as of the date of this Agreement or as of the Closing Date of any of the representations and warranties of the Company set forth in this Agreement or in any Agreement Certificate delivered by or on behalf of the Company to Buyer in accordance with the terms hereof, (x) any breach of any covenant or agreement in this Agreement required to be performed by the Company prior to or as of the Closing Date, (y) any claim  by any Equityholder for appraisal with respect to any of the Company Stock in connection with the Merger pursuant to Section 262 of the DGCL, whether or not the claim for appraisal has been asserted, perfected, withdrawn or lost, (z) any Transaction Expenses or Closing Indebtedness to the extent not reflected in the Final Net Working Capital, (aa) any claim by any current or former holder of Company Options or Company Warrants, Convertible Notes, shares of Company Stock or Common Exchangeable Shares that such current or former holder is entitled to rights or consideration with respect thereto other than as specifically contemplated herein, (bb) any claim by any Person with respect to acts, actions or activities of the Company or its officers or directors in connection with this Agreement or the transactions contemplated hereby and the discussions and negotiations between Buyer and the Company leading to the execution of this Agreement, or (cc) failure of the Company to comply with the terms of the Buyer Promissory Note prior to the Effective Time.

(ii)           Each Seller (a “Seller Indemnitor”) shall indemnify and hold harmless the Buyer Indemnitees from and against any Losses which any of the Buyer Indemnitees suffers, sustains or becomes subject to arising out of, relating to, attributable to, or resulting from (x) any inaccuracy as of the date of this Agreement or as of the Closing Date of any of the representations and warranties of such Seller set forth in this Agreement or in any Agreement Certificate delivered by or on behalf of such Seller to Buyer in accordance with the terms hereof, or (z) any breach of any covenant or agreement of such Seller set forth in this Agreement.  Without limiting the rights of the Buyer Indemnitees to seek indemnification payments directly from a Seller Indemnitor, Buyer may elect to satisfy claims for indemnification that any Buyer Indemnitee may have against a Seller Indemnitor pursuant to this Section 9.02(a)(ii) by means of set-off against any amounts otherwise payable to such Seller Indemnitor hereunder from the Indemnity Escrow Fund, and if Buyer so elects, by written notice (the “Buyer Notice”) to the Seller Indemnitor and the Equityholders’ Representative setting forth the amount of the applicable claims sought to be set-off (the “Proposed Set-off Amount”)  and if the Seller Indemnitor does not object by delivery of a written objection notice to Equityholders’ Representative and Buyer (a “Seller Objection Notice”) within 10 Business Days of the date of the Buyer Notice, the Equityholders’ Representative and Buyer shall jointly instruct the Escrow Agent to disburse such Proposed Set-off Amount  from the Indemnity Escrow Fund to Buyer.  In the event that the Seller Indemnitor shall have delivered a Seller Objection Notice within the 10 Business Day period referred to above, the Equityholders’ Representative and Buyer shall jointly instruct the Escrow Agent to retain the Proposed Set-off Amount in the Escrow Fund.  Upon subsequent receipt by the Equityholders’ Representative from the Seller Indemnitor and Buyer stating that such Seller Indemnitor has agreed to such claim with Buyer and setting forth the agreed-upon amount with respect to the applicable claim, the Equityholders’ Representative and Buyer shall jointly instruct the Escrow Agent to disburse the agreed-upon amount to Buyer and any remaining portion of the Proposed Set-off Amount shall be disbursed to the applicable Seller.

(iii)          Buyer shall indemnify and hold harmless each of the Sellers and its directors, officers, employees, agents, representatives, successors and assigns (collectively, the “Seller Indemnitees”) from and against any Losses which such Seller Indemnitees suffer, sustain or become subject to arising out of, relating to, attributable to, or resulting from (x) any inaccuracy as of the date of this Agreement or as of the Closing Date of any of the representations and warranties of Buyer or Merger Sub set forth in this Agreement or in any Agreement Certificate delivered by or on behalf of Buyer to such Seller in accordance with the terms hereof, (y) any breach of any covenant or agreement of Buyer or Merger Sub set forth in this Agreement or (z) any claims brought by Company Employees that were actually employed by the Surviving Corporation after the Closing Date for claims based on facts and circumstances occurring after the Closing Date and where any Seller is named in his, her or its capacity as such employee’s former employer, except to the extent that any such claim of a Company Employee arises out of, relates to, attributes to, or results from any inaccuracy as of the date of this Agreement or as of the Closing Date of any of the representations and warranties of the Company set forth in this Agreement or in any Agreement Certificate delivered by or on behalf of the Company to Buyer in accordance with the terms hereof, or any breach of any covenant or agreement in this Agreement required to be performed by the Company prior to or as of the Closing Date.

(b)           (i) The Buyer Indemnitees shall not be entitled to indemnification under (A) Section 9.02(a)(i)(w) for Losses from inaccuracies of representations and warranties of the Company set forth in this Agreement or in any Agreement Certificate delivered by or on behalf of the Company to Buyer in accordance with the terms hereof (other than the Core Representations) or (B) Section 9.06 (except as provided in Section 9.06(a)(ii)), unless and until the aggregate amount of all such Losses that would otherwise be entitled to indemnification under Section 9.02(a)(i)(w) from inaccuracies of representations and warranties of the Company set forth in this Agreement or in any Agreement Certificate delivered by or on behalf of the Company to Buyer in accordance with the terms hereof (other than the Core Representations) or Section 9.06 (other than Section 9.06(a)(ii)) exceeds on a cumulative basis Five Hundred Thousand Dollars ($500,000) (the “Deductible Amount”) in which case the Buyer Indemnitees shall be entitled to indemnification under Section 9.02(a)(i)(w) and Section 9.06 for the aggregate amount of all such Losses in excess of Two Hundred Fifty Thousand Dollars ($250,000), (ii) the Indemnity Escrow Fund shall be the sole source of recovery for claims for indemnification under Sections 9.02(a)(i) and 9.06, except to the extent that a representation and warranty of the Company shall have been inaccurate or a covenant or agreement of the Company shall have been breached and such inaccuracy or breach shall have resulted from fraud, intentional misstatements or deliberate misconduct on the part of the Company or any of its directors or officers, in which case the Buyer Indemnitees may recover from each Seller its pro rata share of the amount to be indemnified (determined, with respect to each Seller based upon the amount of cash received by such Seller pursuant to Section 1.06(b) compared to the total amount of cash received by all Sellers pursuant to Section 1.06(b)) up to a maximum of the total amount of cash received by such Seller pursuant to Section 1.06(b), (iii) for purposes of determining whether a representation or warranty was or is inaccurate, such representation or warranty shall be read without regard to any qualifications as to Material Adverse Effect or materiality (or any correlative term) contained in such representations and warranties, and (iv) in no event will any Seller be liable whatsoever for claims for indemnification under Section 9.02(a)(ii) for an amount in excess of the total amount of cash received by such Seller pursuant to Section 1.06(b).

(c)           Notice of Loss; Direct Claims; Third Party Claims.

(i)            Direct Claims.  A Buyer Indemnitee shall give the Equityholders’ Representative notice of any matter which such Buyer Indemnitee has determined has given or could give rise to a right of indemnification under Section 9.02(a)(i) of this Agreement and shall give the applicable  Seller Indemnitor notice of any matter which such Buyer Indemnitee has determined has given or could give rise to a right of indemnification against such Seller Indemnitor under Section 9.02(a)(ii) of this Agreement, in each case promptly following such determination, stating an estimate of the amount of the Loss, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided that a Buyer Indemnitee’s failure to make timely delivery of such notification to the Equityholders’ Representative or a Seller Indemnitor, as applicable, shall not relieve the Company Indemnitors, or a Seller Indemnitor, as applicable, from any liability under this ARTICLE IX, except to the extent that the Company Indemnitors, or the Seller Indemnitor, as applicable, are or  is actually materially prejudiced by the failure to give such notification.  The Equityholders’ Representative shall give Buyer notice of any matter which any Seller Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement, promptly following such determination, stating an estimate of the amount of the Loss, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided that the Equityholders’ Representative’s failure to make timely delivery of such notification to Buyer  shall not relieve Buyer from any liability under this ARTICLE IX, except to the extent that Buyer is actually materially prejudiced by the failure to give such notification.

(ii)           Third Party Claims.

(A)          If a Buyer Indemnitee shall receive notice of any claim, demand, assessment or other Proceeding by any third party (each, a “Third Party Claim”) against it which may give rise to a claim for indemnification under Section 9.02(a)(i) or Section 9.02(a)(ii) of this Agreement, the Buyer Indemnitee shall give the Equityholders’ Representative (in the case of a claim for indemnification under Section 9.02(a)(i)) or the applicable Seller Indemnitor (in the case of  a claim for indemnification under Section 9.02(a)(ii)) prompt notice of such Third Party Claim; provided that a Buyer Indemnitee’s failure to make timely delivery of such notification to the Equityholders’ Representative or the Seller Indemnitor, as applicable, shall not relieve the Company Indemnitors or the Seller Indemnitor, as applicable, from any liability under this ARTICLE IX, except to the extent that the Company Indemnitors or the Seller Indemnitor, as applicable, are or is actually materially prejudiced by the failure to give such notification.  The Equityholders’ Representative or the Seller Indemnitor, as applicable, may, at its option, assume the defense of the Buyer Indemnitees against such Third Party Claim (including the employment of counsel and the payment of expenses) by written notice to Buyer within thirty (30) days of the receipt of notice of such Third Party Claim in which the Equityholders’ Representative or the Seller Indemnitor, as applicable, agrees and acknowledges that the Company Indemnitors or the Seller Indemnitor, as applicable, shall be responsible for indemnifying the Buyer Indemnitees from and against any Losses which the Buyer Indemnitees may suffer, sustain or become subject to arising out of, relating to, attributable to, or resulting from such Third Party Claim, subject to the limitations set forth in Section 9.02(e); provided that the Equityholders’ Representative and the Seller Indemnitor, as applicable, shall not have the option to assume the defense of any Third Party Claim (1) which seeks any remedy other than money damages, (2) in the case of  a claim for indemnification under Section 9.02(a)(i), which is reasonably likely to result in Losses that exceed the amounts then remaining in the Indemnity Escrow Fund assuming all other pending claims for indemnification under Section 9.02(a) would be paid in the amounts set forth in the claims set forth by the Buyer Indemnitees, or (3) which

Third Party Claim, or the assumption of the defense of which by the Equityholders’ Representative or the Seller Indemnitor, as applicable, Buyer determines, in its reasonable discretion, could adversely affect the business, operations, assets or Intellectual Property of Buyer, the Surviving Corporation or any of their respective subsidiaries, (in which case Buyer shall control the defense of such Third Party Claim and the Equityholders’ Representative or  the Seller Indemnitor, as applicable shall have the right to participate in and observe the defense thereof at the Equityholder’s or the Seller Indemnitor’s, as applicable, sole cost and expense, provided, further, that the parties to this Agreement hereby acknowledge and agree that the decision to accept or otherwise include any comments to any written documents from the Equityholders’ Representative  or Seller Indemnitor, as applicable,  shall be in Buyer’s sole discretion).  If Buyer elects to assume the defense of any Third Party Claim pursuant to this Section 9.02(c)(ii)(A) and the Equityholders’ Representative shall have agreed and acknowledged that the Company Indemnitors shall be responsible for indemnifying the Buyer Indemnitees from and against any Losses which the Buyer Indemnitees may suffer, sustain or become subject to arising out of, relating to, attributable to, or resulting from such Third Party Claim, Buyer shall not, without the prior written consent of the Equityholders’ Representative (not to be unreasonably withheld, conditioned or delayed), settle or compromise any pending or threatened Proceeding for an amount in excess of $100,000, or consent to the entry of any judgment in excess of $100,000, in respect of such Third Party Claim.  Any Buyer Indemnitee shall have the right to participate in the defense of any Third Party Claim, and to employ separate counsel in connection therewith, but the fees and expenses of such counsel incurred after the defense has been properly assumed by the Equityholders’ Representative or a Seller Indemnitor, as applicable shall not be an expense of the Company Indemnitors or the Seller Indemnitor, as applicable, unless (i) the Equityholders’ Representative or the Seller Indemnitor, as applicable, shall have failed, within thirty (30) days (or such shorter time as may be reasonably necessary under the circumstances), after having been notified by the Buyer Indemnitee of the existence of such Third Party Claim as provided in this Section 9.02(c)(ii)(A), to diligently pursue the defense of such Third Party Claim, (ii) the employment of such counsel has been specifically authorized by the Equityholders’ Representative or the Seller Indemnitor, as applicable,  or (iii) the Buyer Indemnitee reasonably shall have concluded (upon advice of its counsel) that there may be one or more legal or equitable defenses available to such Buyer Indemnitee or other Buyer Indemnitees that are not available to the Company Indemnitors or the Seller Indemnitor, as applicable, or that the Buyer Indemnitee and the Company Indemnitors or the Seller Indemnitor, as applicable, may have different, conflicting or adverse legal positions or interests; in each such case the Buyer Indemnitee shall be entitled to be reimbursed by the Company Indemnitors or the Seller Indemnitor, as applicable, for its Losses incurred in such defense.  If the Equityholders’ Representative or the Seller Indemnitor, as applicable, elects to assume the defense of any Third Party Claim pursuant to this Section 9.02(c)(ii)(A), it shall not, without the prior written consent of the Buyer Indemnitee (not to be unreasonably withheld, conditioned or delayed), settle or compromise any pending or threatened Proceeding (whether the Buyer Indemnitee is an actual or potential party thereto) or consent to the entry of any judgment in respect of which indemnification may be sought hereunder.

(B)           If a Seller Indemnitee shall receive notice of any Third Party Claim against it which may give rise to a claim for indemnification under Section 9.02(a)(iii) of this Agreement, upon receipt of notice of such Third Party Claim from such Seller Indemnitee the Equityholders’ Representative shall give the Surviving Corporation prompt notice of such Third Party Claim; provided that the Equityholders’ Representative’s failure to make timely delivery of such notification to Buyer shall not relieve Buyer from any liability under this ARTICLE IX, except to the extent that the Surviving Corporation is actually materially prejudiced by the failure to give such notification.  Buyer may, at its option, assume the defense of the Seller Indemnitees against such Third Party Claim (including the employment of counsel and the payment of expenses) by written notice to the Equityholders’ Representative within thirty (30) days of the receipt of notice of such Third Party Claim in which Buyer agrees and acknowledges that Buyer shall be responsible for indemnifying the Seller Indemnitee from and against any Losses which the Seller Indemnitee may suffer, sustain or become subject to arising out of, relating to, attributable to, or resulting from such Third Party Claim.  The Equityholders’ Representative shall have the right to employ separate counsel in any such Third Party Claim and to participate in the defense thereof, but the fees and expenses of such counsel incurred after the defense has been properly assumed by Buyer shall not be an expense of Buyer  unless (i) Buyer shall have failed, within thirty (30) days (or such shorter time as may be reasonably necessary under the circumstances), after having been notified by the Equityholders’ Representative of the existence of such Third Party Claim as provided in this Section 9.02(c)(ii)(B), to assume the defense of such Third Party Claim and diligently pursue the defense thereof, (ii) the employment of such counsel has been specifically authorized by Buyer, or (iii) the Equityholders’ Representative reasonably shall have concluded (upon advice of its counsel) that there may be one or more legal or equitable defenses available to the Seller Indemnitee or other Seller Indemnitees that are not available to Buyer or that the Seller Indemnitee and Buyer  may have different, conflicting or adverse legal positions or interests.  If Buyer elects to assume the defense of any Third Party Claim pursuant to this Section 9.02(c)(ii)(B), it shall not, without the prior written consent of the Equityholders’ Representative (not to be unreasonably withheld, conditioned or delayed), settle or compromise any pending or threatened Proceeding (whether any Seller Indemnitee is an actual or potential party thereto) or consent to the entry of any judgment in respect of which indemnification may be sought hereunder.

(iii)          Except for indemnification claims made by Buyer as a result of a breach of a representation or warranty contained in Section 3.08, this Section 9.02(c) shall not apply with respect to Taxes, which shall instead be governed by Section 9.06.

(d)           Calculation of Losses.  The amount of any Loss subject to indemnification under Section 9.02(a) or Section 9.06 or of any claim therefor shall be calculated (i) net of any insurance proceeds or other indemnification or contribution arrangements (net of direct collection expenses) actually received by the Indemnitee on account of such Loss, (ii) net of any U.S. federal income tax savings actually realized by Buyer, the Company, the Subsidiaries or any of their Affiliates on account of such Loss in the year the item giving rise to such Loss was paid or accrued, determined after first taking into account all other tax benefits available to the recipient of the indemnity payment (or any Affiliate thereof), and (iii) without regard to any qualifications as to Material Adverse Effect or materiality (or any correlative term) contained in any representations and warranties.

(e)           Limitation of Loss.  Notwithstanding anything herein to the contrary:

(i)            there shall be no recovery for any Loss or alleged Loss by Buyer or any other Buyer Indemnitee under Section 9.02(a) or Section 9.06, and the Loss shall not be included in meeting the Deductible Amount, if applicable, to the extent such item has been included as a liability in the Final Closing Net Working Capital as determined pursuant to Section 1.07.

(ii)           neither an Equityholder nor Seller nor any of their respective Affiliates shall be liable to Buyer or any of its Affiliates, including the Company, nor shall Buyer or any of its Affiliates be liable to Sellers or any of their Affiliates, pursuant to any provision of this Agreement, any of the agreements contemplated hereby, or otherwise, for any special, punitive or incidental damages provided, however, that this Section 9.02(e)(ii) shall not apply with respect to such damages recoverable by a third party as a result of a Third Party Claim against an Indemnitee for which such Indemnitee is entitled to indemnification pursuant to this Agreement.

(iii)          there shall be no recovery for any Loss or alleged Loss by Buyer or any other Buyer Indemnitee under Section 9.02(a) or Section 9.06, and the Loss shall not be included in meeting the Deductible Amount with respect to any of the following:  (A) the filing of an election under Section 338 of the Code by Buyer or any of its Affiliates or similar election under state, local or foreign law, (B) any characterization of the transactions contemplated hereunder as an asset sale due to actions taken by Buyer, the Surviving Corporation, Merger Sub or any of their Affiliates on or after the Effective Time, (C) the amount of or use of any net operating loss carryover or credit carryover or similar Tax attribute of the Company or its Subsidiaries after the Closing Date, (D) any Tax resulting from a transaction or event undertaken by Buyer on or after the Effective Time that is outside of the ordinary course of business, and (E) any Taxes reflected in the Final Closing Net Working Capital.

(f)            To the extent that a Company Indemnitor and/or a Seller Indemnitor makes any payment pursuant to this Section 9.02 in respect of Losses for which a Buyer Indemnitee has a right to recover under any insurance policies or coverage maintained by the Company prior to the Closing Date, the Company Indemnitor and/or a Seller Indemnitor, as the case may be, shall to the extent permitted by Law, be subrogated to the right of the Company to seek recovery from under such insurance policies or coverage; provided; however, that if the Company Indemnitor and/or a Seller Indemnitor shall be prohibited from such subrogation, the Surviving Corporation shall use reasonable best efforts to seek recovery from under such insurance policies or coverage on such Indemnitor’s behalf and pay any such recovery actually received to such Indemnitor net of any (i) Tax on such payment, and (ii) the out-of-pocket costs and expenses of claiming for the payment (including all attorneys’ fees and other fees, costs and expenses in connection with such collection or recovery and any increased insurance premiums, deductible payment or reimbursement obligation incurred as a result of such collection or recovery); provided, further, that the Surviving Corporation shall not be required to commence any Proceeding against any insurance company holding such insurance policies or coverage in order to comply with this Section 9.02(f).

(g)           Each Indemnitee and/or the Equityholders’ Representative shall cooperate with each Indemnitor in the defense of any Third Party Claim and with respect to resolving any Loss with respect to which such Indemnitor is obligated to indemnify the other Person, including by making available to Buyer or the Equityholders’ Representative, as applicable, all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor.

9.03         Limitation of Recourse.  Following the Effective Time, and except with respect to breaches by any Seller of such Seller’s obligations under ARTICLE VI and ARTICLE VII  and except  as set forth in Section 9.06, Section 7.04 and Section 11.15, the indemnification provided under Section 9.02 shall be the sole and exclusive remedy for any Losses of the Equityholders (including the Sellers), Buyer, the Surviving Corporation or the Subsidiaries with respect to any inaccuracy of any representations or warranties, or any breach of any covenants or agreements, made by the Company, the Sellers, Buyer or Merger Sub, as applicable, in this Agreement or in any Schedule or Exhibit hereto and each of the Company, the Equityholders, Buyer, the Surviving Corporation and Merger Sub hereby waives, to the full extent that it may do so, any other rights or remedies that may arise under any applicable Law, except any right which it may have for  fraud, intentional misstatements or deliberate misconduct against any Person.

9.04         Disclosure Generally.  If and to the extent any information required to be furnished in any Schedule is contained in this Agreement or in any Schedule attached hereto, such information shall be deemed to be included in all Schedules in which the information is required to be included to the extent such disclosure is reasonably apparent on its face.  The inclusion of any information in any Schedule attached hereto shall not be deemed to be an admission or acknowledgment by the Company that in and of itself, such information is material to, or outside the ordinary course of the business of, the Company or the Subsidiaries or is a violation or breach of any Law.

9.05         Buyer Investigation.  The representations and warranties of any of the Sellers and the Company contained herein shall not be affected by any investigation conducted for or on behalf of, or any knowledge possessed or acquired at any time by, Buyer or its Affiliates, employees, or representatives concerning any circumstance, action, omission or event relating to the accuracy or performance of any representation, warranty, covenant or agreement with respect thereto.  Buyer has conducted its own independent review and analysis of the Company, the Subsidiaries, the business, operations and prospects thereof and acknowledges that Buyer has been provided access to the personnel, properties, premises and records of Seller and the Company relating thereto.  Buyer acknowledges that, except as expressly set forth in the representations and warranties in ARTICLE IV of this Agreement there are no representations or warranties of any kind, express or implied, made by Sellers or any of Sellers’ directors, officers, employees, Affiliates, controlling persons, advisors or representatives in connection with the transactions contemplated hereby.

9.06         Tax Matters.

(a)           Tax Returns.

(i)            Preparation of Tax Returns.  Buyer, at its expense, shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and the Subsidiaries for Pre-Closing Tax Periods that have not been filed as of the Closing Date and are due to be filed after the Closing Date (“Pre-Closing Tax Returns”), and all Tax Returns for the Surviving Corporation and the Subsidiaries for Straddle Tax Periods (“Straddle Tax Returns”).  If the filing of any such Tax Return, or multiple Tax Returns which are filed on a reasonably contemporaneous basis, would increase Buyer’s right to receive indemnification payments by at least $25,000 in the aggregate under this Agreement, then Buyer shall provide a draft of each such Tax Return to the Equityholders’ Representative for its review, comment and approval (which shall not be unreasonably withheld, conditioned or delayed) at least twenty (20) days prior to the date such Tax Return is to be filed.  Buyer shall consider in good faith any reasonable comments of the Equityholders’ Representative with respect to such Tax Returns.  Without the consent of the Equityholders’ Representative, which consent shall not unreasonably be withheld, conditioned or delayed, Buyer shall not file any amended Tax Returns or other Tax Returns or similar agreements for any Pre-Closing Tax Period or Straddle Tax Period if the filing of any such Tax Return, or multiple Tax Returns which are filed on a reasonably contemporaneous basis,  would increase Buyer’s right to receive indemnification payments by at least $25,000 in the aggregate under this Agreement.

(ii)           Payments.  Buyer shall pay or cause to be paid all unpaid Taxes shown as due and owing by the Company (or the Surviving Corporation) and the Subsidiaries on the Pre-Closing Tax Returns and Straddle Tax Returns filed pursuant to Section 9.06(a)(i).  If (i) the amount of Pre-Closing Taxes shown as due and owing on any Pre-Closing Tax Return or (ii) the amount of Pre-Closing Straddle Taxes exceeds the accrual for such Taxes reflected as a liability in the Final Closing Net Working Capital (net of any prior payments made of Taxes that were chargeable against such accruals) (such excess amount with respect to any such Tax Return, an “Unpaid Taxes Shortfall”), then, notwithstanding any limitations in Section 9.02 hereof, no later than five (5) days after the filing of the relevant Tax Return, the Equityholders’ Representative and Buyer shall jointly instruct the Escrow Agent to disburse to Buyer from the Indemnity Escrow Fund an amount equal to the applicable Unpaid Taxes Shortfall.  Buyer shall pay to the Equityholders any Tax refunds actually received by Buyer, the Company, or the Subsidiaries relating to any Pre-Closing Tax Period, or the portion of any Straddle Tax Period ending on the Closing Date, but only to the extent such Tax refunds are not reflected as an asset in the Final Closing Net Working Capital.

(iii)          Allocation.  For purposes of this Section 9.06, in the case of any Taxes that are imposed on a periodic basis and are payable for a Straddle Tax Period, the portion of such Tax that relates to the portion of such Straddle Tax Period ending on the Closing Date shall, (x) in the case of any Taxes other than Income Taxes or Taxes based upon or related to receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Income Tax or Tax based upon or related to receipts, be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which the Company or any of the Subsidiaries holds a beneficial interest shall be deemed to terminate at such time).  For purposes of this Section 9.06, in the case of any Tax credit relating to a taxable period that begins before and ends after the Closing Date, the portion of such Tax credit which relates to the portion of such taxable period ending on the Closing Date shall be the amount which bears the same relationship to the total amount of such Tax credit as the amount of Taxes described in (y) above bears to the total amount of Taxes for such taxable period.

(iv)          Standard of Preparation.  All Pre-Closing Tax Returns prepared or caused to be prepared by Buyer pursuant to this Section 9.06(a) shall be prepared consistent with the most recent prior practice.

(b)           Audits.

(i)            Buyer shall provide the Equityholders’ Representative with notice of any written inquiries, audits, examinations or proposed adjustments by the Internal Revenue Service (the “IRS”) or any other taxing authority, which relate to any Pre-Closing Tax Period within ten (10) Business Days of the receipt of such notice; provided that any failure to provide such notice to the Equityholders’ Representative shall not affect Buyer’s right to seek indemnification pursuant to this Section 9.06 except and only to the extent that such failure results in a lack of actual timely notice to the Equityholders’ Representative and the Sellers have been materially prejudiced as a result of such delay.

(ii)           Buyer shall have the right to control all Tax audits or proceedings of the Company (or the Surviving Corporation) and the Subsidiaries for Pre-Closing Tax Periods and Straddle Tax Periods; provided, however, that the Sellers shall have the right, at their own expense, to participate in any such audits or proceedings if such audit or proceeding, if adversely decided, would increase Buyer’s right to receive indemnification payments by at least $25,000 in the aggregate under this Agreement.  Buyer shall obtain the written consent of the Equityholders’ Representative prior to the settlement of any such audits or proceedings that could reasonably be expected to increase Buyer’s right to receive indemnification payments by at least $25,000 in the aggregate under this Agreement, which consent shall not be unreasonably withheld, conditioned or delayed.

(iii)          Buyer and the Surviving Corporation shall execute and deliver to the Equityholders’ Representative such powers of attorney and other documents as may be necessary or appropriate to give effect to the foregoing.

(c)           Certain Taxes.  Notwithstanding any of the limitations of Section 9.02 of this Agreement, all  transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest, but for the avoidance of doubt, not including any income, gains (including capital gains) or similar Taxes, which shall be solely the responsibility of the Equityholders) (“Transfer Taxes”) incurred in connection with this Agreement shall be paid 50% by the Equityholders and 50% by Buyer when due, and the Sellers, Buyer or the Company (whichever is primarily responsible under applicable Law) will, at the expense of 50% of the Equityholders and 50% of Buyer, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and, if required by applicable Law, the applicable non-filing parties will join in the execution of any such Tax Returns and other documentation.

(d)           Tax Indemnification.  Except as otherwise specifically provided in this Section 9.06, subject to the limitations in Section 9.02, the Equityholders will pay, and will indemnify, defend and hold harmless the Buyer Indemnitees from and against, all Losses attributable to (i) all Taxes (or the non-payment thereof) of the Company and the Subsidiaries for all Pre-Closing Taxes and Pre-Closing Straddle Taxes (whether assessed or unassessed) in excess of the accruals for Taxes taken into account in calculating Final Closing Net Working Capital (net of any prior payments made of Taxes that were chargeable against such accruals) and Taxes paid or caused to be paid from the Indemnity Escrow Fund under Section 9.06(a)(ii) hereof, subject to the provisions of Section 9.02(d) and Section 9.02(e), (ii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company or any of the Subsidiaries (or any predecessor of any of the foregoing) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local, or foreign law or regulation and (iii) any and all Taxes of any person (other than the Company and the Subsidiaries) imposed on the Company or any of the Subsidiaries as a transferee or successor, by contract or pursuant to any law, rule or regulation, which Taxes relate to an event or transaction occurring before the Closing.

(e)           Tax Dispute Resolution Mechanism.  Any dispute among the parties involving Taxes arising under this Agreement shall be resolved as follows: (i) the parties will in good faith attempt to negotiate a prompt resolution of the dispute; (ii) if the parties are unable to negotiate a resolution of the dispute within thirty (30) days, the dispute will be submitted to the national office of a firm of independent accountants of nationally recognized standing reasonably satisfactory to the Sellers and Buyer (the “Tax Dispute Accountants”); (iii) the Tax Dispute Accountants shall resolve the dispute, in a fair and equitable manner and in accordance with applicable Tax Law and the provisions of this Agreement, within thirty (30) days after the parties have submitted the dispute to the Tax Dispute Accountants, whose decision shall be final, conclusive and binding on the parties, absent fraud or manifest error; (iv) any payment to be made as a result of the resolution of a dispute shall be made, and any other action taken as a result of the resolution of a dispute shall be taken, on or before the fifth (5th) Business Day following the date on which the dispute is resolved (except that if the resolution requires the filing of an amended Tax Return, such amended Tax Return shall be filed within thirty (30) Business Days following the date on which the dispute is resolved); and (v) the fees and expenses of the Tax Dispute Accountants shall be paid one-half by Buyer and one-half by the Sellers.  The Indemnity Escrow Fund shall be the sole source of recovery for claims for indemnification under Section 9.06.

9.07         Payment from the Indemnification Escrow Fund.  For any payments owed by the Equityholders to Buyer under Section 9.06 or indemnification payments owed by the Equityholders under Section 9.02(a)(i), Buyer and the Equityholders’ Representative shall deliver to the Escrow Agent a joint written instruction directing the Escrow Agent to release and pay out to Buyer or its designees, by wire transfer of immediately available funds to the bank account designated in such joint written instruction no later than the fifth (5th) Business Day the amount of such payments after the final determination of such payments, plus interest thereon from (and including) the date of the initial claim to (but excluding) the date on which the final determination of such payments is made at a rate per annum equal to the Agreed Rate.

9.08         Adjustments to Purchase Price.  Any indemnification payment made under this ARTICLE IX shall be treated as a purchase price adjustment for Tax purposes.

9.09         Further Assurances.  From time to time, as and when requested by any party hereto and at such party’s expense, any other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary to evidence and effectuate the transactions contemplated by this Agreement.

ARTICLE X

DEFINITIONS

“Accounting Firm” has the meaning set forth in Section 1.07(a)(ii).

“Additional Excess Amount” has the meaning set forth in Section 1.10(a)(ii).

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.  The Company and the Subsidiaries shall be deemed, for purposes of this Agreement, to be Affiliates of the Sellers prior to the Effective Time and of Buyer from and after the Effective Time.

“Aggregate Additional Consideration” has the meaning set forth in Section 1.10(c).

“Aggregate Adjustment Amount” has the meaning set forth in Section 1.07(c).

“Aggregate Initial Common Exchangeable Share Merger Consideration” means the number of Common Exchangeable Shares issued and outstanding immediately prior to the Effective Time, multiplied by the Per Share Initial Merger Consideration.

“Aggregate Merger Consideration” means an amount equal to (i) $75,000,000, plus (ii) the Estimated Net Working Capital Adjustment (which may be a negative number), less (iii) the Aggregate Series D Preferred Consideration Amount, less (iv) the Aggregate Series C Preferred Consideration Amount, less (v) the Aggregate Series B Preferred Consideration Amount, less (vi) the Aggregate Special Voting Common Stock Redemption Price, less (vii) the Aggregate Unvested Option Consideration, and less (viii) the Aggregate Senior Executive Bonus Amount.

“Aggregate Option Exercise Price” means the aggregate amount that would be paid to the Company in respect of all Vested In-the-Money Company Options if all holders thereof exercised such Vested In-the-Money Company Options for cash immediately prior to the Effective Time.

“Aggregate Participating Employee Bonus Amount” has the meaning set forth on the Participating Employee Bonus Schedule, but shall not be more than $810,000, in the aggregate.

“Aggregate Senior Executive Bonus Amount” means $860,000.

“Aggregate Series B Preferred Consideration Amount” means the aggregate number of shares of Series B Preferred Stock issued and outstanding immediately prior to the Effective Time multiplied by $1.3158.

“Aggregate Series C Preferred Consideration Amount” means the aggregate number of shares of Series C Preferred Stock outstanding immediately prior to the Effective Time multiplied by $1.625.

“Aggregate Series D Preferred Consideration Amount” means the aggregate number of shares of Series D Preferred Stock outstanding immediately prior to the Effective Time multiplied by the applicable per share Series D Preferred Stock liquidation preference amount set forth in the Company’s certificate of incorporation, as amended in accordance with Section 1.04(b).

“Aggregate Special Voting Common Stock Redemption Price” means the sum of (x) the Per Share Special Voting Common Stock Redemption Price multiplied by (y) the number of shares of Special Voting Common Stock outstanding immediately prior to the Effective Time.

“Aggregate Unvested Option Consideration” means (a) (x) the total number of shares of Common Stock underlying the Unvested In-the Money Company Options multiplied by (y) the result obtained by dividing the Aggregate Merger Consideration by the Common Stock Equivalents Outstanding, less (b) Aggregate Unvested Option Exercise Price.

“Aggregate Unvested Option Exercise Price” means the aggregate amount that would be paid to the Company in respect of all Unvested In-the-Money Company Options outstanding immediately prior to the Effective Time if all holders thereof exercised such Unvested In-the-Money Company Options for cash immediately prior to the Effective Time.

“Aggregate Warrant Exercise Price” means the aggregate amount that would be paid to the Company in respect of all Company Warrants outstanding immediately prior to the Effective Time if all holders thereof exercised such Company Warrants for cash immediately prior to the Effective Time.

“Agreed Rate” means a rate per annum equal to the lesser of (x) the “prime rate”, as published in the Wall Street Journal, Eastern edition, in effect on the Closing Date, and (y) the maximum rate permitted by applicable Law, calculated daily on the basis of a 365-day year and the actual number of days elapsed.

“Agreement” has the meaning set forth in the preamble.  All references to this Agreement shall be deemed to include the “agreement of merger” contained herein, as such term is used in Section 251 of the DGCL.

“Agreement Certificate” means any certificate delivered pursuant to the terms of this Agreement.

“Ancillary Documents” means the documents being executed and delivered in connection with this Agreement and the transactions contemplated hereby, including the Escrow Agreement, the Stockholder Written Consent, the Key Employment Letters and the Agreement Certificates.

“Benefit Plan” means each plan, program, policy, payroll practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral and whether or not legally binding, including without limitation, each “employee benefit plan” within the meaning of Section 3(3) of ERISA and each “multi-employer plan” within the meaning of Sections 3(37) or 4001(a)(3) of ERISA.

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banks in New York, New York are required or authorized by Law to be closed.  If any period expires on a day which is not a Business Day or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day which is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day.

“Buyer” has the meaning set forth in the preamble.

“Buyer Indemnitees” has the meaning set forth in Section 9.02(a)(i).

“Buyer Notice” has the meaning set forth in Section 9.02(a)(i).

“Buyer Plan” has the meaning set forth in Section 7.03(b).

“Buyer Promissory Note” means that certain $2,000,000 Promissory Note and Security Agreement, dated January 13, 2011, between the Company and Buyer.

“Buyer’s Representatives” has the meaning set forth in Section 6.02.

“Canadian Subsidiary” means CHIL Semiconductor Inc., a Canadian subsidiary of the Company.

“Canadian Subsidiary Governing Documents” means the articles of incorporation, bylaws and comparable organizational documents of the Canadian Subsidiary.

“Cash and Cash Equivalents” means those items that are required by United States generally accepted accounting principles to be included as “cash” or “cash equivalents” on the financial records of the Company and the Subsidiaries as of the close of business on the day preceding the Closing Date.  For the avoidance of doubt, Cash and Cash Equivalents shall (i) be calculated net of issued but uncleared checks, wires and drafts and (ii) include checks, wires and drafts deposited for the account of the Company and the Subsidiaries but not yet reflected as available proceeds in the Company’s or any of the Subsidiary’s accounts.

“Certificate of Merger” has the meaning set forth in Section 1.01(b).

“Closing” has the meaning set forth in Section 1.06(a).

“Closing Date” has the meaning set forth in Section 1.06(a).

“Closing Indebtedness” means the Indebtedness of the Company and the Subsidiaries that is outstanding as of the close of business on the Closing Date (including amounts described in clause (i) of the definition of “Indebtedness”, even if not triggered or payable until the occurrence of the Effective Time), including any amounts payable at the Closing in connection with the transactions contemplated hereby.

“Closing Net Working Capital” means Net Working Capital as of the close of business on the Closing Date determined on a consolidated basis in accordance with United States generally accepted accounting principles, applied in a manner consistent with the manner in which such principles were applied in the preparation of the 2009 Unaudited Balance Sheet, except as specifically provided in the definition of Net Working Capital, Closing Indebtedness and Transaction Expense.

“Closing Payments Schedule” has the meaning set forth in Section 1.06(c).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Exchangeable Shares” means the Common Exchangeable Shares in the Canadian Subsidiary.

“Common Stock” has the meaning set forth in Section 3.04.

“Common Stock Equivalents Outstanding” means (a) the aggregate number of shares of Common Stock issued and outstanding immediately prior to the Effective Time, (b) the aggregate number of Common Exchangeable Shares outstanding immediately prior to the Effective Time, (c) the aggregate number of shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time, (d) the aggregate number of shares of Common Stock that would be issuable if all holders of Vested In-the-Money Company Options exercised such Company Options for cash immediately prior to the Effective Time, and (e) the aggregate number of shares of Common Stock that would be issuable if all holders of Company Warrants exercised such Company Warrants for cash immediately prior to the Effective Time.

“Company” has the meaning set forth in the preamble.

“Company Employees” has the meaning set forth in Section 7.03(a).

“Company Employee Agreement” has the meaning set forth in Section 3.17(a).

“Company Indemnitors” has the meaning set forth in Section 9.02(a)(i).

“Company Law Firm” has the meaning set forth in Section 11.17.

“Company Option” means any option to purchase shares of Common Stock granted pursuant to the Company Stock Option Plan.

“Company Plan” has the meaning set forth in Section 3.13(a).

“Company Released Parties” has the meaning set forth in Section 7.02.

“Company Sale Contracts” has the meaning set forth in Section 3.09(c).

“Company’s Knowledge” means the actual knowledge of Ram Sudireddy, Bob Carroll, Marc Jones, Don Desbiens, Larry Spaziani, Jonus Chen, Tony Candage, Ron Hulfachor, Gary Polhemus and Venkat Sreenivas or the actual knowledge, after reasonable inquiry, of such person’s direct reports who would reasonably be expected to have knowledge of the matters covered by the applicable representations and warranties.

“Company Stock” means (i) the Common Stock, (ii) the Special Voting Common Stock, (iii) the Series A Preferred Stock, (iv) the Series B Preferred Stock, (v) the Series C Preferred Stock and (vi) the Series D Preferred Stock.

“Company Stock Option Plan” means the CHiL Semiconductor Corporation Amended and Restated 2006 Equity Incentive Plan.

“Company Stockholder Approval” has the meaning set forth in Section 3.21(b).

“Company Warrants” means the warrants to purchase shares of Common Stock issued by the Company in connection with the Company’s issuance of the 2009 Convertible Notes and the Company’s issuance of the 2010 Convertible Notes.

“Competitive Business” has the meaning set forth in Section 7.04(a)(i).

“Confidentiality Agreement” has the meaning set forth in Section 6.03.

“Convertible Notes” means the 2009 Convertible Notes and the 2010 Convertible Notes.

“Core Representations” has the meaning set forth in Section 9.01.

“Deductible Amount” has the meaning set forth on Section 9.02(b).

“DGCL” has the meaning set forth in the recitals.

“Dissenting Shares” has the meaning set forth in Section 1.09.

“Draft Computation” has the meaning set forth in Section 1.07(a)(i).

“Effective Time” has the meaning set forth in Section 1.01(b).

“Eligible Participating Employees” has the meaning set forth on the Participating Employee Bonus Schedule.

“Electronic Delivery” has the meaning set forth in Section 11.11.

“Encumbrance” means any mortgage, lien (statutory or otherwise), pledge, encumbrance, security interest, priority, charge, right of first refusal, deed of trust, option, proxy, voting trust, encroachment, easement, right-of-way, license to a third party, lease to a third party, or other right of others or restriction on transfer, or any agreement to give any of the foregoing.

“Environmental Laws” has the meaning set forth in Section 3.16(a).

“Equityholder” means any holder of outstanding shares of Company Stock, Convertible Notes, Common Exchangeable Shares, Company Warrants and/or Company Options immediately prior to the Effective Date.

“Equityholders’ Representative” has the meaning set forth in Section 11.16.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, as well as any rules and regulations promulgated thereunder and any corresponding provisions of subsequent superseding federal Laws relating to retirement matters, as from time to time in effect.

“ERISA Affiliate” means a corporation which is a member of a controlled group of corporations with the Company within the meaning of Section 414(b) of the Code, a trade or business which is under common control with the Company within the meaning of Section 414(c) of the Code, or a member of an affiliated service group with the Company within the meaning of Sections 414(m) or (o) of the Code.

“Escrow Agent” has the meaning set forth in Section 1.06(b)(vii).

“Escrow Agreement” has the meaning set forth in Section 1.06(b)(vii).

“Estimated Closing Net Working Capital” has the meaning set forth in Section 1.06(c).

“Estimated Net Working Capital Adjustment” means the amount by which (a) the Estimated Closing Net Working Capital exceeds the Target Net Working Capital or (b) the Estimated Closing Net Working Capital is less than the Target Net Working Capital; provided that any amount which is calculated pursuant to this clause (b) shall be deemed to be a negative number.

“Event” means any event, change, development, effect, condition, occurrence, circumstance, matter or state of facts.

“Excess Amount” has the meaning set forth in Section 1.10(a)(i).

“Final Closing Net Working Capital” has the meaning set forth in Section 1.07(a)(ii).

“Final Net Working Capital Adjustment” means the amount by which (a) the Final Closing Net Working Capital exceeds the Target Net Working Capital or (b) the Final Closing Net Working Capital is less than the Target Net Working Capital; provided that any amount which is calculated pursuant to this clause (b) shall be deemed to be a negative number.

“Final Release Date” has the meaning set forth in Section 1.10(a)(i).

“Fully-Diluted Stock Number” means the sum of (a) the Common Stock Equivalents Outstanding plus (b) the aggregate number of shares of Series B Preferred Stock issued and outstanding immediately prior to the Effective Time, plus (c) the aggregate number of shares of Series C Preferred Stock issued and outstanding immediately prior to the Effective Time, plus (d) the aggregate number of shares of Series D Preferred Stock issued and outstanding immediately prior to the Effective Time.

“Governmental Authority” means any governmental agency or authority of the United States, any domestic state or any foreign country, and any political subdivision or agency thereof, and includes any authority having governmental or quasi-governmental powers, including any court, administrative agency or commission.

“Hazardous Substances” means any pollutants, contaminants, toxic substances, materials, wastes, medical wastes, compounds, or chemicals (including petroleum or any byproducts or fractions thereof, lead, asbestos and asbestos-containing materials, polychlorinated biphenyls (“PCBs”) and PCB-containing equipment, radon and other radioactive elements) that are regulated as hazardous by any applicable Environmental Laws.

“Income Taxes” means all Taxes that are imposed on net or gross income (or that include as one of their alternative bases a Tax imposed on net or gross income), including any interest, penalty or addition thereto.

“Income Tax Return” means any Tax Return with respect to Income Taxes, including any Pre-Closing Tax Return or Straddle Tax Return.

“Indebtedness” means, without duplication, all obligations and indebtedness of the Company or the Subsidiaries (a) for borrowed money (other than trade debt and other similar liabilities incurred in the ordinary course of business), (b) evidenced by a note, bond, debenture or similar instrument, (c) arising under those items which are required by United States generally accepted accounting principles to be reflected on financial records as capitalized lease obligations or as financing obligations associated with lease arrangements, (d) arising under any conditional sale, earn out or other arrangement for the deferral of purchase price of any property, (e) for the reimbursement of any amounts drawn under letters of credit, banker’s acceptances, letters of guaranty, surety or performance bonds or similar transactions, (f) for any other Person’s obligation or indebtedness of the same type as any of the foregoing, whether as obligor or guarantor, (g) for accrued interest on any of the foregoing (whether or not reflected on the 2009

Unaudited Balance Sheet), (h) under any interest rate, currency or other hedging or derivative contract, net of any legally enforceable obligations of the counterparty thereto, and (i) for any premiums, prepayment or termination penalties or fees, expenses or breakage costs due upon prepayment at Closing of any of the foregoing or that otherwise would become due as a result of the occurrence of the Merger. For the avoidance of doubt, any interest rate, currency or other hedging or derivative contract, regardless of whether memorialized in an executed agreement, shall be Indebtedness and the termination cost of the foregoing as of the Effective Time shall be Indebtedness.

“Indemnitee” means any Person entitled to indemnification under ARTICLE IX.

“Indemnitor” means any Person from whom indemnification may be sought under ARTICLE IX.

“Indemnity Escrow Amount” has the meaning set forth in Section 1.06(b)(vii).

“Indemnity Escrow Fund” has the meaning set forth in Section 1.06(b)(vii).

“Intellectual Property” means any and all (a)  inventions (whether patentable or inpatentable or whether or not reduced to practice), improvements thereto, and patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (b) trade names, trade dress, logos, slogans, symbols, corporate names, internet domain names, trademarks and service marks and all registrations, applications, extensions and renewals in connection therewith and all goodwill associated therewith; (c) copyrights and all registrations, applications, extensions and renewals in connection therewith and all derivatives thereof, (d) computer software and rights in data and databases; (e) trade secrets and confidential or proprietary business information (including ideas, algorithms, processes related to research and development and product development, compiled and uncompiled software, know-how, invention disclosures, software drivers, testing and qualification practices, processes, data and know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals, to the extent such items constitute trade secrets and proprietary business information); (f) mask works and other proprietary rights in integrated circuits; and (g) copies and tangible embodiments of the foregoing (in whatever form of medium).

“Investor Agreements” has the meaning set forth in Section 3.01(b).

“IRS” has the meaning set forth in Section 9.06(b)(i).

“Key Employment Letters” has the meaning set forth in Section 2.01(i).

“Law” means all laws, statutes, ordinances, codes, regulations, rules, directives and similar mandates of any Governmental Authority, including all applicable Orders.

“Leased Real Property” has the meaning set forth in Section 3.07(b).

“Leases” has the meaning set forth in Section 3.07(b).

“Letter of Transmittal” means a letter of transmittal substantially in the form of Exhibit E.

“Loss” and “Losses” have the meaning set forth in Section 9.02(a)(i).

“Material Adverse Effect” means any Event that is, or could reasonably likely be, individually or in the aggregate, materially adverse to the financial condition, operating results, prospects, assets, liabilities, properties or business of the Company and the Subsidiaries, taken as a whole; provided that the following shall not be deemed to be a Material Adverse Effect: (i) any adverse effect or change (including any change in Laws or other binding orders or directives issued by any Governmental Authority), which generally affects the United States economy or the Company’s and each of the Subsidiary’s industry as a whole in the geographic area where it operates, unless such effect or change affects Company and each Subsidiary disproportionately relative to other participants in the industry in which the Company and the Subsidiaries operate, (ii) any changes in United States generally accepted accounting principles, (iii) any change in relationship with any employee, customer, supplier, joint venture partner, third party service provider or other contract counterparty that is attributable primarily to the identity of Buyer or the announcement of this Agreement or the transactions contemplated hereby, including any failure to obtain the consent of any such person to the transactions contemplated hereby, or losses of employees, (iv) any act or omission of any of the Sellers or any of their Affiliates taken (or omitted to be taken) with the prior written consent of Buyer or taken at the specific written request of Buyer, or (v) acts of God,  engagement in hostilities, or the occurrence of any military or terrorist attack.

“Merger” has the meaning set forth in the recitals.

“Merger Sub” has the meaning set forth in the preamble.

“Net Working Capital” means an amount (which may be a negative number) equal to (i) the sum of Cash and Cash Equivalents (but only to the extent that the Cash and Cash Equivalents exceed the outstanding principal amount of the Buyer Promissory Note as of the Closing Date without regard for accrued interest), current accounts receivable, net of related allowances and write-offs, inventory, net of excess and obsolete inventory, and pre-paid expenses of the Company and the Subsidiaries, minus (ii) the sum of all current liabilities, the Closing Indebtedness and Transaction Expenses of the Company and the Subsidiaries unpaid as of the close of business as of the Closing Date (expressly (x) excluding from current liabilities (i) any amounts outstanding under the Buyer Promissory Note and any Company Warrant liability and (ii) any amount, up to a maximum of $63,000, by which the amount paid or payable to Pricewaterhouse Coopers in connection with the audited financial statements referred to in Section 2.01(I) exceeds $87,000, and (y) including in current liabilities (i) any payroll, FICA, Medicare or employment tax liability of, or any payroll, FICA, Medicare or employment taxes paid or payable (whether or not reflected as a liability) by the Company or any of the Subsidiaries arising as a result of the payment of either the Per Share Option Consideration or the Aggregate Senior Executive Bonus Amount and (ii) any amount by which the amount paid or payable to Pricewaterhouse Coopers in connection with the audited financial statements referred to in Section 2.01(I) exceeds $150,000).

“Non-Solicitation Employee” has the meaning set forth in Section 7.04(b).

“Objection Notice” has the meaning set forth in Section 1.07(a)(ii).

“Option Surrender Agreement” has the meaning set forth in Section 1.04(c).

“Order” means any judgment, order, decision, writ, injunction, ruling, award or decree of, or any settlement under the jurisdiction of, any Governmental Authority.

“Permits” means licenses, certificates, consents, franchises, permits, bonds, accreditations, qualifications, rights, credentials, privileges, variances, approvals or other similar authorizations issued by any Governmental Authority.

“Permitted Encumbrance” means (i) liens in respect of current Taxes not yet due and payable, (ii) liens in favor of mechanics, materialmen, carriers, repairers and other similar liens arising or incurred in the ordinary course of business or that are not yet due and payable or that are being contested in good faith through appropriate proceedings and for which adequate reserves have been provided in accordance with United States generally accepted accounting principles, (iii) zoning, entitlement, building and other land use regulations imposed by any Governmental Authority having jurisdiction over the Leased Real Property which are not violated in any material respect by the current use and operation of the Leased Real Property, and (iv) Encumbrances securing the indebtedness for borrowed money outstanding under the Buyer Promissory Note.

“Per Series B Share Initial Merger Consideration” means (i)(x) the Aggregate Series B Preferred Consideration Amount, divided by (y) the aggregate number of shares of Series B Preferred Stock issued and outstanding immediately prior to the Effective Time, minus (ii) the Per Share Escrow Deduction Amount.

“Per Series B Share Merger Consideration” has the meaning set forth in Section 1.04(a)(v).

“Per Series C Share Initial Merger Consideration” means (i)(x) the Aggregate Series C Preferred Consideration Amount, divided by (y) the aggregate number of shares of Series C Preferred Stock issued and outstanding immediately prior to the Effective Time, minus (ii) the Per Share Escrow Deduction Amount.

“Per Series C Share Merger Consideration” has the meaning set forth in Section 1.04(a)(vi).

“Per Series D Share Initial Merger Consideration” means (i)(x) the Aggregate Series D Preferred Consideration Amount, divided by (y) the aggregate number of shares of Series D Preferred Stock issued and outstanding immediately prior to the Effective Time, minus (ii) the Per Share Escrow Deduction Amount.

“Per Series D Share Merger Consideration” has the meaning set forth in Section 1.04(a)(vii).

“Per Share Additional Consideration” means (i) the Aggregate Additional Consideration, divided by (ii) the Fully-Diluted Stock Number.

“Per Share Adjustment Amount” means (i) the Aggregate Adjustment Amount, divided by (ii) the aggregate number of Common Stock Equivalents Outstanding.

“Per Share Escrow Deduction Amount” means (i) the Indemnity Escrow Amount, divided by (ii) the Fully-Diluted Stock Number.

“Per Share Initial Merger Consideration” means (x)(i) the Aggregate Merger Consideration plus the Aggregate Option Exercise Price plus the Aggregate Warrant Exercise Price divided by (ii) the aggregate number of Common Stock Equivalents Outstanding, minus (y) the Per Share Escrow Deduction Amount.

“Per Share Initial Option Consideration” means, with respect to any Vested In-the-Money Company Option, (i) the Per Share Initial Merger Consideration minus (ii) the exercise price per share of such Vested In-the-Money Company Option, minus (iii) the Per Share Escrow Deduction Amount.

“Per Share Initial Warrant Consideration” means, with respect to any Company Warrant, (i) the Per Share Initial Merger Consideration minus (ii) the exercise price per share of such Company Warrant, minus (iii) the Per Share Escrow Deduction Amount.

“Per Share Merger Consideration” has the meaning set forth in Section 1.04(a)(ii).

“Per Share Option Consideration” has the meaning given to it in Section 1.04(c).

“Per Share Special Voting Common Stock Redemption Price” means $0.0001.

“Per Share Warrant Consideration” has the meaning set forth in Section 1.04(d).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

“Personnel” means each current (including those on layoff, disability or leave of absence, whether paid or unpaid), former, or retired employee, officer, consultant, independent contractor providing individual services, agent or director of the Company or any of the Subsidiaries.

“Pre-Closing Straddle Taxes” means Taxes relating to Straddle Tax Periods that are the responsibility of the Sellers as determined in accordance with Section 9.06(a)(iii).

“Pre-Closing Taxes” means Taxes relating to Pre-Closing Tax Periods.

“Pre-Closing Tax Period” means a period beginning before the Closing Date and ending on or before the Closing Date.

“Pre-Closing Tax Return” has the meaning set forth in Section 9.06(a)(i).

“Proceeding” means any action, suit, claim, hearing, proceeding, arbitration, investigation, inquiry, audit or mediation by or before any Governmental Authority.

“Product” means any products or component at any time developed (or that was or is in development), designed, manufactured, sold, marketed or distributed by or on behalf of  the Company or any of the Subsidiaries.

“Proposed Set-off Amount”) has the meaning set forth in Section 9.02(a)(i).

“Representative Losses” has the meaning set forth in Section 11.16(e).

“Restricted Person” means all Sellers except Bayfleet Holdings, LLC, Flybridge Capital Partners II, L.P., Highland Capital Partners VI LP, Highland Capital Partners VI-B LP, Highland Entrepreneurs’ Fund VI LP, iD Fund 6, L.P., iD8 Fund, L.P., IP Cathay One Fund, L.P., Panorama Capital, L.P., and each of their respective Affiliates.

“Scheduled Intellectual Property” has the meaning set forth in Section 3.10(a).

“Seller” and “Sellers” means those Equityholders identified on the signature pages hereto.

“Seller Affiliates” has the meaning set forth in Section 7.05.

“Seller Group” has the meaning set forth in Section 11.17.

“Seller Indemnitees” has the meaning set forth in Section 9.02(a)(iii).

“Seller Indemnitor” has the meaning set forth in Section 9.02(a)(ii).

“Seller Objection Notice” has the meaning set forth in Section 9.02(a)(i).

“Seller Releasing Parties” has the meaning set forth in Section 7.02.

“Senior Executives” means those Persons set forth on the Senior Executive Bonus Schedule.

“Series A Preferred Stock” means the Series A preferred stock, $0.0001 par value, of the Company.

“Series B Preferred Stock” means the Series B preferred stock, $0.0001 par value, of the Company.

“Series C Preferred Stock” means the Series C preferred stock, $0.0001 par value, of the Company.

“Series D Preferred Stock” means the Series D preferred stock, $0.0001 par value, of the Company, to be authorized and issued upon conversion of the 2010 Convertible Notes prior to the Closing Date.

“Special Voting Common Stock” has the meaning set forth in Section 3.04.

“Stockholder Written Consent” has the meaning set forth in the recitals.

“Straddle Tax Period” means a period beginning on or before the Closing Date and ending after the Closing Date.

“Straddle Tax Returns” has the meaning set forth in Section 9.06(a)(i).

“Subsidiary” means any corporation or other entity, whether incorporated or unincorporated, (a) of which the Company or any other Subsidiary of the Company is a general partner (excluding partnerships, the general partnership interests of which held by the Company or any other Subsidiary of the Company do not have a majority of the voting interests in such partnership), or (b) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by the Company or by any other Subsidiary, or by the Company and one or more of the other Subsidiaries.

“Surviving Corporation” has the meaning set forth in Section 1.01(a).

“Target Net Working Capital” means $758,165.

“Tax” or “Taxes” means (i) any federal, state, local or foreign income, gross receipts, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, ad valorem/personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, escheat, abandoned or unclaimed property, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto and (ii) any liability for Taxes as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation by contract or under any Tax Agreement, and, in each of cases (i) and (ii), whether disputed or not.

“Tax Agreement” means any contract pursuant to which one or more parties to such contract agree to have liability for or agree to indemnify for Taxes of another person.

“Tax Dispute Accountants” has the meaning set forth in Section 9.07(e).

“Tax Returns” means any return, declaration, report, information return, statement or other document (including schedules or any related or supporting information thereto and amendments thereof) filed with any governmental entity or other authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws, regulations or administrative requirements relating to any Tax.

“Third Party Claim” has the meaning set forth in Section 9.02(c)(ii)(A).

“Transaction Bonus Amount” means the aggregate of all payments owing by the Company or any of the Subsidiaries to directors, officers or employees of the Company or any of the Subsidiaries in connection with, or as a result of, the consummation of the transactions contemplated hereby (other than payments in respect of the shares of Company Stock, Common Exchangeable Shares, Company Warrants or Company Options pursuant to this Agreement).

“Transaction Expenses” means all third party fees and expenses incurred by the Sellers (for which the Company is responsible), the Company or any Subsidiary in connection with the transactions contemplated hereby or in connection with the proposed sale of the Company, such as the fees and expenses of any investment bankers, lawyers, accountants and other outside financial and other advisors, the fees and expenses of the electronic data room and the Transaction Bonus Amount, if any.

“Transfer” has the meaning set forth in Section 7.01(b).

“Transition Period” has the meaning set forth in Section 7.03(a).

“Transfer Taxes” has the meaning set forth in Section 9.06(c).

“Treasury Regulations” means the regulations promulgated under the Code, as amended (including any successor regulations).

“Unpaid Retention Amount” has the meaning set forth in Section 7.03(e)(ii).

“Unpaid Taxes Shortfall” has the meaning set forth in Section 9.06(a)(ii).

“Unvested In-the-Money Company Option” means any Company Option outstanding immediately prior to the Effective Time with an exercise price per share less than the Per Share Initial Merger Consideration that is not a Vested In-the Money Company Option.

“VC Sellers” means Bayfleet Holdings, LLC, Flybridge Capital Partners II, L.P., Highland Capital Partners VI LP, Highland Capital Partners VI-B LP, Highland Entrepreneurs’ Fund VI LP, iD Fund 6, L.P., iD8 Fund, L.P., IP Cathay One Fund, L.P., Panorama Capital, L.P., and each of their respective Affiliates.

“Vested In-the-Money Company Option” means a Company Option outstanding immediately prior to the Effective Time that is vested (including any Company Option that will vest by reason of the Merger) with an exercise price per share less than the Per Share Initial Merger Consideration.

“Willful and Material Breach” means a material breach of this Agreement that is the direct consequence of an act undertaken by the breaching party with the actual knowledge that the taking of such act would, or would be reasonably expected to, cause such breach.

“2009 Convertible Notes” means the Company’s $10,000,000 aggregate Convertible Promissory Notes due March 31, 2011, issued on or about November 4, 2009.

“2009 Unaudited Balance Sheet” has the meaning set forth in Section 3.05.

“2010 Convertible Notes” means the Company’s $1,300,000 aggregate Convertible Promissory Notes due March 31, 2011, issued on or about November 4, 2010.

“Unaudited Financial Statements” has the meaning set forth in Section 3.05.

ARTICLE XI

MISCELLANEOUS

11.01       Press Releases and Communications.  No press release or public announcement related to this Agreement or the transactions contemplated herein shall be issued or made by any Seller or the Equityholders’ Representative without the approval of Buyer, unless as advised by counsel the press release or public announcement is required by Law, in which case the party required to make such disclosure shall use reasonable best efforts to permit the other party the opportunity to review and comment upon such press release or announcement prior to publication.  Notwithstanding anything herein to the contrary, following Closing the Equityholders’ Representative shall be permitted to publicly announce only the fact that it has been engaged to serve as the Equityholders’ Representative in connection with the Merger.  Other than with regard to the fact that it has been engaged to serve as the Equityholders’ Representative in connection with the Merger, following Closing the Equityholders’ Representative shall not be permitted to issue any press release or make any public announcement disclosing any of the other terms of the Merger, this Agreement or the other transactions contemplated herein.

11.02       Expenses.  The Sellers agree that Buyer shall be responsible for all of the Transaction Expenses that are reflected in the calculation of the Final Closing Net Working Capital and no other Transaction Expenses.

11.03       Notices.  All notices, requests, claims, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been duly received (a) upon receipt by hand delivery, (b) upon receipt after dispatch by registered or certified mail, postage prepaid, (c) on the next Business Day if transmitted by national overnight courier with confirmation of delivery, or (d) upon confirmation of delivery if transmitted by facsimile.  Notices, requests, claims, demands and communications to Buyer, the Company, the Surviving Corporation and the Sellers shall, unless another address is specified in writing, be sent to the address indicated below:

Notices to Buyer or Merger Sub:
International Rectifier Corporation
101 North Sepulveda Blvd.
El Segundo, California 90245
Facsimile: (310) 726-8484
Attn: Timothy E. Bixler, Esq.

with a copy to (which shall not constitute notice):

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Facsimile: (212) 859-4000
Attn: Philip Richter, Esq.

Notices to the Company (prior to the Effective Time):
CHiL Semiconductor Corporation
One Highwood Drive
Tewksbury, Massachusetts 01876
Facsimile: (978) 640-0222
Attn: Chief Financial/Legal Officer

with a copy to (which shall not constitute notice):
Nixon Peabody LLP
100 Summer Street
Boston, MA 02110
Facsimile: (866) 375-3458
Attn: Jack H. Fainberg, Esq.

Notices to the Surviving Corporation (following the Effective Time):
CHiL Semiconductor Corporation
One Highwood Drive
Tewksbury, Massachusetts 01876
Facsimile: (978) 640-0222
Attn: Chief Financial/Legal Officer

with a copy to (which shall not constitute notice):
International Rectifier Corporation
101 North Sepulveda Blvd.
El Segundo, California 90245
Facsimile: (310) 726-8484
Attn: Timothy E. Bixler, Esq.

and

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Facsimile: (212) 859-4000
Attn: Philip Richter, Esq.

Notices to the Equityholders’ Representative:

Shareholder Representative Services LLC
601 Montgomery Street, Suite 2020
San Francisco, CA 94111
Facsimile: (415) 962-4147
Attn: Managing Director

11.04       Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by Buyer without the prior written consent of the Equityholders’ Representative; provided that Buyer may assign its rights, interests or obligations under this Agreement to any Affiliate of Buyer without the Equityholders’ Representative’s prior written consent so long as that Buyer remains the primary obligor under this Agreement; provided, further, that Buyer may assign any or all of its rights or interests, but not its obligations, hereunder to any of its financing sources.

11.05       Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement, or part thereof, is held to be (x) prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party or (y) unenforceable because of the duration of such provision, the geographical area covered thereby, or any other determination of unreasonableness of the provision, the court making such determination shall have the power to reduce the duration, area or scope of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.  Upon such determination that any provision is prohibited by or invalid under applicable Law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

11.06       No Strict Construction; Headings.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.  The headings used in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Any capitalized terms used in any Schedule attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement.  The words “include,” “includes” or “including” (or any other tense or variation of the word “include”) in this Agreement shall be deemed to be followed by the words “without limitation.”  When reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article, Section, Exhibit or Schedule of this Agreement unless otherwise indicated.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The definitions contained in this Agreement are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.  An accounting term not otherwise defined in this Agreement has the meaning given to it in accordance with United States generally accepted accounting principles.  All monetary figures shall be in United States dollars, except where otherwise stated.  The inclusion of any dollar amount in any party’s representations, warranties, covenants or agreements or in any other provision contained in this Agreement shall not be construed as evidence of materiality for purposes of that or any other representation, warranty, covenant or agreement of such party or any other provision contained herein.  Each provision of this Agreement shall be deemed to have independent legal significance.  Any document or other deliverable shall have been deemed “made available” or “delivered” to Buyer if (x) it was posted in the Merrill Datasite Project Callaway data room established by the Company and accessible by Buyer prior to the date of this Agreement and (y) correct and complete copies of all such documents or other deliverables were actually delivered in hard copy or electronic form by the Company to Buyer on or prior to the Closing Date.

11.07       Amendment and Waiver.  Any provision of this Agreement or the Schedules or Exhibits hereto may be amended or waived only in writing signed by Buyer, the Equityholders’ Representative and the Company.  No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.

11.08       Complete Agreement.  This Agreement and the documents referred to herein (including the Confidentiality Agreement) contain the complete agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

11.09       No Third Party Beneficiaries.  Except for the contemplated third party beneficiaries expressly provided for in ARTICLE IX, this Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such successors and assigns, any legal or equitable rights, remedy or claim hereunder.

11.10       Schedules and Exhibits.  All Schedules and Exhibits attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

11.11       Counterparts; Electronic Delivery.  This Agreement may be executed in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.  This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent delivered by means of a facsimile machine, electronic mail or other electronic means readily available to each of the parties hereto (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such other agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties.  No party hereto or to any such other agreement or instrument shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

11.12       Governing Law.  All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than the State of Delaware.

11.13       Consent to Jurisdiction.  Each of the parties to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware sitting in the County of New Castle or any Federal court of the United States of America sitting in the State of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined exclusively in such Court of Chancery or, to the extent permitted by Law, in such Federal court.  Each of the parties to this Agreement hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

11.14       Waiver of Jury Trial.  Each party to this Agreement hereby waives, to the fullest extent permitted by Law, any right to trial by jury of any claim, demand, action or cause of action arising under this Agreement or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise.  Each of the parties to this Agreement hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

11.15       Specific Performance.  The parties each agree that irreparable damage would occur, and that monetary damages would be an insufficient remedy at law, in the event that any of the provisions of this Agreement were not performed by the other parties in accordance with the terms hereof and that the Sellers and the Company, on the one hand, and Buyer and Merger Sub, on the other hand, shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

11.16       Equityholders’ Representative.

(a)           Appointment of Equityholders’ Representative.  By voting in favor of the adoption of this Agreement, the approval of the principal terms of the Merger, and the consummation of the Merger or participating in the Merger or receiving the benefits thereof, including the right to receive the consideration payable in connection with the Merger, each Equityholder shall be deemed to have (i) approved the designation of, and hereby designates, Shareholder Representative Services LLC as the agent and attorney-in-fact for each of the Equityholders (the “Equityholders’ Representative”) to act as Equityholders’ Representative under this Agreement and the Ancillary Documents in accordance with the terms of this Section 11.16 and the Ancillary Documents and  (ii) agreed to receive correspondence from the Equityholders’ Representative, including in electronic form.  In the event of the resignation, death or incapacity of the Equityholders’ Representative, a successor Equityholders’ Representative reasonably satisfactory to Buyer shall thereafter be appointed by an instrument in writing signed by Buyer and such successor Equityholders’ Representative.

(b)           Authority.  The Equityholders’ Representative is hereby authorized and empowered to act for, and on behalf of, any or all of the Equityholders (with full power of substitution in the premises) in connection with (i) the indemnity provisions of ARTICLE IX as they relate to the Equityholders generally and (ii) such other matters as are reasonably necessary for the consummation of the transactions contemplated hereby, including, without limitation, (A) to terminate, amend, waive any provision of, or abandon, this Agreement or any of the Ancillary Documents, (B) to act as the representative of the Equityholders to review and authorize all claims and disputes or question the accuracy thereof, (C) to negotiate and compromise on their behalf with Buyer any claims asserted thereunder and to authorize payments to be made with respect thereto, (D) to take such further actions as are authorized in this Agreement or the Ancillary Documents, and (E) in general, do all things and perform all acts, including, without limitation, executing and delivering all agreements (including the Escrow Agreement and the Ancillary Documents), certificates, receipts, consents, elections, instructions and other documents contemplated by or deemed by the Equityholders’ Representative to be necessary or desirable in connection with this Agreement, the Ancillary Documents and transactions contemplated hereby.  Buyer and Merger Sub shall be entitled to rely on such appointment and to treat the Equityholders’ Representative as the duly appointed attorney-in-fact of each Equityholder.  Notices given to the Equityholders’ Representative in accordance with the provisions of this Agreement shall constitute notice to the Equityholders for all purposes under this Agreement.

(c)           Extent and Survival of Authority.  The appointment of the Equityholders’ Representative is an agency coupled with an interest and is irrevocable and any action taken by the Equityholders’ Representative pursuant to the authority granted in this Section 11.16 shall be effective and absolutely binding on each Equityholder notwithstanding any contrary action of or direction from such Equityholder, except for actions or omissions of the Equityholders’ Representative constituting willful misconduct or gross negligence.  The death or incapacity, or dissolution or other termination of existence, of any Equityholder shall not terminate the authority and agency of the Equityholders’ Representative.  Buyer,

Merger Sub and any other party to an Ancillary Document in dealing with the Equityholders’ Representative may conclusively and absolutely rely, without inquiry, upon any act of the Equityholders’ Representative as the act of the Equityholder.

(d)           Release from Liability.  The Equityholders’ Representative shall not be liable to any Equityholder or to any other Person (other than Buyer or Merger Sub, and then only in its capacity as Equityholders’ Representative), with respect to any action taken or omitted to be taken by the Equityholders’ Representative in its role as Equityholders’ Representative under or in connection with this Agreement, unless such action or omission results from or arises out of willful misconduct or gross negligence on the part of the Equityholders’ Representative, and the Equityholders’ Representative shall not be liable to any Equityholder in the event that the Equityholders’ Representative believes there will not be adequate resources available to cover potential costs and expenses to contest a claim made by Buyer or Merger Sub against the Equityholders.

(e)           Reimbursement of Expenses; Indemnification.  The Equityholders’ Representative shall receive no compensation for service as such other than pursuant to the terms of the Stockholder Representative Agreement entered into between Shareholder Representative Services LLC, the Company and certain of the Equityholders on or about the date hereof, but shall receive reimbursement from, and be indemnified by, the Sellers in accordance with their  pro rata share of the amount to be indemnified (determined, with respect to each Seller based upon the amount of cash received by such Seller pursuant to Section 1.06(b) compared to the total amount of cash received by all Sellers pursuant to Section 1.06(b)), for any and all claims, demands, suits, actions, causes of action, losses, damages, obligations, costs, expenses, charges and liabilities, including, but not limited to, reasonable attorneys’ fees and court costs (collectively, “Representative Losses”) incurred by the Equityholders’ Representative in the performance or discharge of its duties pursuant to this Section 11.16, in each case as such Representative Loss is incurred.  If not paid directly to the Equityholders’ Representative by the Equityholders, any such Representative Losses may be recovered by the Equityholders’ Representative from the amounts, if any, in the Indemnity Escrow Account otherwise distributable to the Equityholders pursuant to Section 1.10 and the Escrow Agreement at the time of distribution in accordance with written instructions delivered by Buyer and the Equityholders’ Representative to the Escrow Agent; provided, that while this Section 11.16(e) allows the Equityholders’ Representative to be paid from the Indemnity Escrow Fund to the extent any funds remain available for such purpose, this does not relieve the Equityholders from their obligation to promptly pay such Representative Losses as such Representative Losses are suffered or incurred, nor does it prevent the Equityholders’ Representative from seeking any remedies against the Equityholders available to it at law or otherwise.

(f)            From and after the Effective Time, in connection with any claim under ARTICLE IX, Buyer shall cause the Surviving Corporation to provide the Equityholders’ Representative with reasonable access (including electronic access, to the extent reasonably available), at reasonable times and upon reasonable notice to the books, records and other non-privileged documents and materials of the Surviving Corporation related to such claim and to the officers and employees of Buyer and the Surviving Corporation as reasonably requested by the Equityholders’ Representative, in each case, solely to the extent necessary for performing its duties under this Agreement.

11.17       Additional Agreement.  Each of the parties hereto acknowledges and agrees, on its own behalf and on behalf of its directors, members, partners, officers, employees, and Affiliates, that prior to the Effective Time the Company is the client of Nixon Peabody LLP (the “Company Law Firm”).  After the Closing, it is possible that the Company Law Firm will represent the Equityholders, the Equityholders’ Representative and their respective Affiliates (individually and collectively, the “Seller Group”) in connection with matters related to this Agreement or the Escrow Agreement, including, without limitation, matters related to the Indemnity Escrow Fund and any claims related thereto pursuant to this Agreement.  Buyer and Merger Sub hereby agree that the Company Law Firm may represent the Seller Group in the future in connection with matters related to this Agreement or the Escrow Agreement and any claims that may be made thereunder pursuant to this Agreement. The Company Law Firm may serve as counsel to the Seller Group or any director, member, partner, officer, employee, representative, or Affiliate of the Seller Group, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the Escrow Agreement or the transactions contemplated by this Agreement or the Escrow Agreement and each of the parties hereto hereby consents, solely for purposes of such post-Closing representation, thereto and waives any conflict of interest arising solely therefrom and each of such parties shall cause any Affiliate thereof to consent to waive any conflict of interest arising solely from such post-Closing representation.  Each of the parties hereto acknowledges that such consent and waiver is voluntary, has been carefully considered and the parties have consulted with counsel or been advised they should do so in connection with this waiver and consent.

*      *      *      *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

BUYER:

INTERNATIONAL RECTIFIER CORPORATION

By:	/s/
Name:	Timothy E. Bixler
Title:	Vice President, General Counsel and Secretary

MERGER SUB:

CANCUN MERGER CORP.

By:	/s/
Name:	Timothy E. Bixler
Title:	Vice President

[Signature Page to Agreement and Plan of Merger]

COMPANY:

CHIL SEMICONDUCTOR CORPORATION

By:	/s/
Name:	Ram Sudireddy
Title:	Chairman, President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EQUITYHOLDERS’ REPRESENTATIVE:

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as Equityholders’ Representative

By:	/s/
Name:	Paul Koenig
Title:	Managing Director

[Signature Page to Agreement and Plan of Merger]

SELLERS:

/s/
Praveen K. Jain

/s/
Nishith Goel

/s/
Shanmugham Kalaichelvan

/s/
John LoMedico

/s/
Ramakrishna Sudireddy

BAYFLEET HOLDINGS , LLC

By:	/s/
Name:	Ramakrishna Sudireddy
Title:	Manager

SUDIREDDY 2009 IRREVOCABLE TRUST

By:	/s/
Name:	Ramakrishna Sudireddy
Title:	Trustee

FLYBRIDGE CAPITAL PARTNERS II, L.P.

By: Flybridge Capital Partners G.P. II, L.L.C.
Its General Partner

By:	/s/
Name:	David B. Aronoff
Title:	Member and Manager

[Signature Page to Agreement and Plan of Merger]

HIGHLAND CAPITAL PARTNERS VI
LIMITED PARTNERSHIP

By:	Highland Management Partners VI
Limited Partnership,
Its General Partner

By:	Highland Management Partners VI, Inc.,
Its General Partner

By:	/s/
Authorized Officer

HIGHLAND CAPITAL PARTNERS VI-B
LIMITED PARTNERSHIP

By:	Highland Management Partners VI
Limited Partnership,
Its General Partner

By:	Highland Management Partners VI, Inc.,
Its General Partner

By:	/s/
Authorized Officer

HIGHLAND ENTREPRENEURS’ FUND VI
LIMITED PARTNERSHIP

By:	HEF VI Limited Partnership,
Its General Partner

By:	Highland Management Partners VI, Inc.,
Its General Partner

By:	/s/
Authorized Officer

[Signature Page to Agreement and Plan of Merger]

ID8 FUND, L.P.

By:	/s/
Name: Ronald Chwang
Title: General Partner

ID6 FUND, L.P.

By: ID AMERICA1, LLC,
Its General Partner

By:	/s/
Name:	Ronald Chwang
Title:	CEO & President

IP CATHAY ONE, L.P.

By: IPF8 PARTNERS LTD.,
Its General Partner

By:	/s/
Name:	Richard Chang
Title:	President & General Partner

PANORAMA CAPITAL, L.P.

By: Panorama Capital Management, LLC

By:	/s/
Name:	Shankar Chandran
Title:	Partner

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

FORM OF WRITTEN CONSENT

OF

THE STOCKHOLDERS

OF

CHIL SEMICONDUCTOR CORPORATION

Pursuant to Section 228 of the
General Corporation Law of the State of Delaware

The undersigned (each a “Stockholder,” and collectively the “Stockholders”), being holders of shares of CHiL Semiconductor Corporation, a Delaware corporation (the “Company”), designated as (i) common stock, $0.0001 par value per share (the “Common Stock”), (ii) special voting common stock, $0.0001 par value per share (the “Special Voting Common Stock”), (iii) Series A preferred stock, $0.0001 par value per share ( “Series A Preferred Stock”), (iv) Series B preferred stock, $0.0001 par value per share (“Series B Preferred Stock”) and (v) Series C preferred stock, $0.0001 par value per share (“Series C Preferred Stock,” together with the Series A Preferred Stock and the Series B Preferred Stock, the “Preferred Stock”), acting pursuant to the provisions of Section 228 and 251(c) of the General Corporation Law of the State of Delaware (the “DGCL”), the Third Amended and Restated Certificate of Incorporation of the Company, as amended by the First Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation of the Company, filed November 19, 2009 and the Second Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation of the Company, filed February 1, 2011 (the “Charter”), and the By-laws of the Company, dated January 6, 2006, hereby adopt the following resolutions and actions by written consent in lieu of a meeting, effective as of February  [   ], 2011:

WHEREAS, the undersigned Stockholders of the Company have been presented with an executed Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 24, 2011, by and among the Company, International Rectifier Corporation, a Delaware corporation (the “Buyer”), Cancun Merger Corp., a Delaware corporation and wholly-owned subsidiary of the Buyer, solely for the purposes of Sections 1.04, 1.06, 1.07, 1.08, 1.09 and 1.10, Sections 2.01(b), (c)(ii), (d), (g)(ii), (g)(iii), (g)(v), and (g)(vi), Section 2.02, ARTICLE IV, Sections 6.04 and 6.05, Sections 7.01, 7.02, 7.04 and 7.05, Section 9.01, Sections 9.02(a)(i), (a)(ii), (b), (c), (d), (e), and (f), Section 9.03, Section 9.06(d) and Section 9.08, ARTICLE X and ARTICLE XI therein, the Equityholders party thereto, and, solely for purposes of ARTICLE I, ARTICLE IX, ARTICLE X and ARTICLE XI, Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the Equityholders’ Representative, attached hereto as Exhibit A (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement);

WHEREAS, the Merger Agreement provides for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”);

WHEREAS, the board of directors of the Company (the “Board”) has adopted and approved and declared advisable and in the best interests of the Company and its stockholders, the Merger Agreement and the Merger and has resolved to recommend that the Stockholders approve and adopt the Merger Agreement and the Merger;

WHEREAS, the Company has executed the Merger Agreement attached hereto as Exhibit A;

WHEREAS, the affirmative vote in favor of the adoption of the Merger Agreement by a majority of the votes entitled to vote thereon by the stockholders of the Company is required pursuant to Section 251(c) of the DGCL before the Company may effect the Merger;

WHEREAS, the affirmative vote of the holders of (i) a majority of the then outstanding shares of Common Stock, Special Voting Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class; and (ii) sixty percent (60%) of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting separately as a class, in favor of approving and adopting the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger,  is required pursuant to the Charter before the Company may effect the Merger; and

WHEREAS, the affirmative vote of the holders of (i) all of the outstanding shares of Preferred Stock, voting as a single class (ii) [    ]% of the outstanding shares of Common Stock and (iii) [    ]% of the outstanding shares of Special Voting Common Stock, in favor of approving and adopting the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, is required pursuant to the Merger Agreement before the Company may effect the Merger.

NOW, THEREFORE, BE IT RESOLVED, that the undersigned Stockholders, each in its capacity as a stockholder of the Company, hereby approve and adopt the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, in all respects, without a meeting, without prior notice and without a vote; and

FURTHER RESOLVED, that the officers of the Company or such other person as the Board may designate (each, an “Authorized Person”) be, and each of them hereby is, authorized and directed, in the name of and on behalf of the Company, to do and perform, or to cause to be done and performed, all such acts and things, including, without limitation, (a) executing and delivering any agreements, notices, documents, instruments, certificates and acknowledgements, (b) incurring and paying any fees, costs and expenses, and (c) preparing, filing and executing with the appropriate state and federal governmental authorities any applications, certificates, instruments and other documents, as such Authorized Persons, or any of them, consider necessary, appropriate or desirable in order to effectuate any of the foregoing resolutions, such determination to be evidenced conclusively by the execution and delivery of any such documents or an Authorized Person’s affirmative action taken in furtherance of the foregoing resolutions;

FURTHER RESOLVED, that all actions taken prior to the adoption of these resolutions by any Authorized Person in connection with the matters referred to herein that were within the authority conferred hereby had these resolutions predated such actions be, and they hereby are, approved, authorized, confirmed and ratified in all respects; and

FURTHER RESOLVED, that this written consent may be signed in one or more counterparts, each of which shall be deemed an original and may be delivered by facsimile or .pdf, and all of which shall constitute one instrument and that this written consent shall be filed with the minutes of the proceedings of the stockholders of the Company.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the undersigned Stockholders have duly executed this consent to be effective as of the date first written above.

[Holders of Common Stock]

By:
Name:
Title:

[Holders of Special Voting Common Stock]

By:
Name:
Title:

[Holders of Series A Preferred Stock]

By:
Name:
Title:

[Holders of Series B Preferred Stock]

By:
Name:
Title:

[Signature Page to the Stockholder Consent]

[Holders of Series C Preferred Stock]

By:
Name:
Title:

[Signature Page to the Stockholder Consent]

EXHIBIT A

MERGER AGREEMENT

EXHIBIT B

FORM OF CERTIFICATE OF MERGER

FOR THE MERGER OF

CANCUN MERGER CORP.

WITH AND INTO

CHIL SEMICONDUCTOR CORPORATION

Pursuant to Section 251 of the

General Corporation Law of the State of Delaware

On this [    ] day of [March], 2011, CHiL Semiconductor Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), hereby certifies the following information relating to the merger (the “Merger”) of Cancun Merger Corp. with and into CHiL Semiconductor Corporation:

FIRST:  That the name and state of incorporation of CHiL Semiconductor Corporation and Cancun Merger Corp., which are the constituent corporations (the “Constituent Corporations”) in the Merger, are as follows:

Name	State of Incorporation
CHiL Semiconductor Corporation	Delaware
Cancun Merger Corp.	Delaware

SECOND:  That an Agreement and Plan of Merger, dated as of February 24, 2011, by and among International Rectifier Corporation, Cancun Merger Corp., CHiL Semiconductor Corporation, solely for the purposes of Sections 1.04, 1.06, 1.07, 1.08, 1.09 and 1.10, Sections 2.01(b), (c)(ii), (d), (g)(ii), (g)(iii), (g)(v), and (g)(vi), Section 2.02, ARTICLE IV, Sections 6.04 and 6.05, Sections 7.01, 7.02, 7.04 and 7.05, Section 9.01, Sections 9.02(a)(i), (a)(ii), (b), (c), (d), (e), and (f), Section 9.03, Section 9.06(d) and Section 9.08, ARTICLE X and ARTICLE XI, the Equityholders party thereto, and, solely for purposes of ARTICLE I, ARTICLE IX, ARTICLE X and ARTICLE XI therein, Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the Equityholders’ Representative (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 251 of the DGCL.

THIRD:  That CHiL Semiconductor Corporation shall be the surviving corporation (the “Surviving Corporation”) of the Merger and the name of the Surviving Corporation of the Merger is CHiL Semiconductor Corporation.

FOURTH:  Pursuant to the Merger Agreement, the Certificate of Incorporation of the Surviving Corporation shall be amended at the effective time of the Merger to read in its entirety as set forth in Exhibit A attached hereto.

FIFTH:  That the Merger is to become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

SIXTH:  That the executed Merger Agreement is on file at the office of the Surviving Corporation.  The address of such office is: 101 North Sepulveda Blvd., El Segundo, California 90245.

SEVENTH:  That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any Constituent Corporation.

[Signature Page Follows]

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IN WITNESS WHEREOF, CHiL Semiconductor Corporation has caused this Certificate of Merger to be executed by its duly authorized officer on the date first written above.

CHIL SEMICONDUCTOR CORPORATION

By:
Name:
Title:

[Signature Page to Certificate of Merger]

EXHIBIT A

FIFTH AMENDED & RESTATED

CERTIFICATE OF INCORPORATION

OF

CHIL SEMICONDUCTOR CORPORATION

FIRST:  The name of the corporation is CHiL Semiconductor Corporation (the “Corporation”).

SECOND:  The address of the Corporation’s registered office in the State of Delaware is National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, County of Kent, Delaware 19904.  The name of the Corporation’s registered agent at such address is National Registered Agents, Inc.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:  The total number of shares of stock which the Corporation is authorized to issue is one thousand (1,000) shares of common stock, having a par value of $0.001 per share.

FIFTH:  The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the Corporation.

SIXTH:  In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to adopt, amend and repeal the bylaws of the Corporation.

SEVENTH:  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.  If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.  Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

EIGHTH:  The Corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation, in the manner from time to time prescribed by the laws of the State of Delaware.  All rights herein conferred are granted subject to this reservation.

CHIL SEMICONDUCTOR CORPORATION

By:
Name:
Title:

EXHIBIT C

FORM OF OPTION SURRENDER AGREEMENT

This Option Surrender Form (this “Surrender Agreement”) dated as of February       , 2011, by the undersigned holder of Vested In-the-Money Company Options (the “Optionee”) of CHiL Semiconductor Corporation, a Delaware corporation (the “Company”), is made for the benefit of International Rectifier Corporation, a Delaware corporation (“Buyer”) and the Surviving Corporation.

WHEREAS, Buyer, Cancun Merger Corp., a Delaware corporation and a wholly owned subsidiary of Buyer, the Company, certain Equityholders party thereto, and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the Equityholders’ Representative, are entering into an Agreement and Plan of Merger (the “Merger Agreement”), whereby, upon the terms and subject to the conditions set forth in the Merger Agreement, (a) each issued and outstanding share of Common Stock, par value $0.0001 per share, each issued and outstanding share of Special Voting Common Stock, par value $0.0001 per share, each issued and outstanding share of Series A Preferred Stock, par value $0.0001 per share, each issued and outstanding share of Series B Preferred Stock, par value $0.0001 per share, each issued and outstanding share of Series C Preferred Stock, par value $0.0001 per share, each issued and outstanding share of Series D Preferred Stock, par value $0.0001 per share, in each case not owned of record by the Company, will be converted into the right to receive, without interest, a portion of the consideration specified in Article I of the Merger Agreement, (b) all Company Warrants outstanding immediately prior to the Effective Time will be cancelled and holders will be entitled to receive, without interest, in respect of each share of Common Stock underlying such Company Warrant, a portion of the consideration specified in Article I of the Merger Agreement, and (c) all Company Options outstanding immediately prior to the Effective Time will be cancelled, and each holder of a Vested In-the-Money Company Option so cancelled will be entitled to receive, without interest, in respect of each share of Common Stock underlying such Vested In-the-Money Company Option, the Per Share Initial Option Consideration, the Per Share Adjustment Amount, if any, and the Per Share Additional Consideration, if any, as specified in Article I of the Merger Agreement, at the time and in the manner set forth in Article I of the Merger Agreement;

WHEREAS, the Optionee holds the Vested In-the-Money Company Options described in Appendix A (the “Subject Options”), which Subject Options were granted by the Company pursuant to one or more option agreements between the Optionee and the Company (the “Option Agreements”) pursuant to the CHiL Semiconductor Corporation Amended and Restated 2006 Equity Incentive Plan (the “Plan”); and

WHEREAS, in order to induce Buyer to consummate the transactions contemplated by the Merger Agreement the Optionee has agreed, to enter into this Surrender Agreement.

NOW THEREFORE, in connection of the promises and the mutual covenants and agreements set forth herein and in the Merger Agreement, the Company and Optionee hereto agree as follows:

(1)                                  Representations and Warranties.  The Optionee represents and warrants to the Company and Buyer as follows: (a) the information set forth in Appendix A hereof is true, complete and correct as of the date hereof; (b) the Subject Options were granted by the Company to the Optionee pursuant to the Plan and one or more Option Agreements, true and complete copies of which the Optionee has provided to Buyer; (c) the Optionee is the sole owner of, and has good title to, the Subject Options; (d) the Optionee has the sole power of disposition with respect to the Subject Options and the Subject Options are not subject to any proxy or other agreement, arrangement or restriction with respect to the disposition of such Subject Options, except as contemplated by this Surrender Agreement; (e) the Optionee acknowledges and agrees that this Surrender Agreement has been duly executed and delivered by the Optionee and that it constitutes a valid and binding acknowledgment and agreement of the Optionee, enforceable against the Optionee in accordance with its terms; and (f) the execution and delivery of this Surrender Agreement does not, and will not, conflict with any agreement, order or other instrument binding upon the Optionee, and does not, and will not, require the Optionee to make any regulatory filing or obtain any regulatory approval.

(2)                                  Consideration for Termination of Subject Options.

(a)                                  Pursuant and subject to the provisions of Article I of the Merger Agreement, in consideration for the termination and cancellation of the Subject Options as provided in Section 1 hereof, the Optionee shall be entitled to receive, without interest, at the time and in the manner set forth in Article I of the Merger Agreement, in respect of each share of Common Stock underlying such Subject Option, the Per Share Initial Option Consideration, the Per Share Adjustment Amount, if any, and the Per Share Additional Consideration, if any, as specified in Article I of the Merger Agreement.

(b)                                 The Optionee acknowledges and agrees that any and all payments of consideration to which the Optionee is entitled pursuant to the Merger Agreement for termination and cancellation of the Subject Options, will be treated as compensation for federal income tax purposes and will be reduced by any and all applicable income, or other tax, and employment tax withholding required under the Code or any provision of state, local or foreign tax law (including, without limitation, any applicable tax under Section 409A of the Code).

(3)                                  Further Documentation.  The Optionee will, upon the request of the Company or Buyer, execute and deliver, or cause to be executed and delivered at any time after the date of this Surrender Agreement, any additional documents or further consents reasonably required by the Company or Buyer to be appropriate or necessary to give effect to the provisions of this Surrender Agreement.

(4)                                  Equityholders’ Representative. The Optionee hereby irrevocably agrees to, and consents to be bound by, the provisions of Article I of the Merger Agreement applicable to it as a holder of the Subject Options granted by the Company under the Plan, the provisions of Article IX of the Merger Agreement relating to indemnification applicable to it as an Equityholder and the provisions of Article XI of the Merger Agreement relating to the Equityholders’ Representative.

(5)                                  Agreement to Merger Agreement Provisions.  The Optionee hereby agrees to be bound  as a “Seller” and a “Restricted Person” to the closing and post-closing provisions of the Merger Agreement, including, without limitation, Sections 7.02, 7.04 and 7.05  with the same effect as if the Optionee had been a signatory as a “Seller” to the Merger Agreement.

(6)                                  Waiver of Claims.  The Optionee acknowledges that by executing this Surrender Agreement, the Optionee is releasing the Company, Buyer, the Surviving Corporation and all of their respective officers, directors or employees, such release to be effective as of the Effective Time, of any and all claims or rights of action that the Optionee has or may have against the Company, Buyer, the Surviving Corporation or any of their respective officers, directors or employees with respect to the Subject Options. any other options granted to the Optionee by the Company and all rights of the Optionee under the Option Agreements and the Plan and the termination and cancellation of the Subject Options and any other options granted to the Optionee by the Company, whether under common law, contract, statute or otherwise, and whether such claims are, or could be, known to the parties or in their contemplation at the date of this Surrender Agreement, in any jurisdiction, but excluding claims by the Optionee to enforce this Surrender Agreement and the right to receive payments of consideration to which the Optionee is entitled pursuant to Article I of the Merger Agreement in respect of the Subject Options.

(7)                                 Successors, Assigns and Transferees Bound.  This Surrender Agreement shall be binding upon the Optionee and the Optionee’s successors, assigns, heirs, executors, administrators and legal representatives and shall not be affected by, and shall survive, the Optionee’s death and incapacity, and the Optionee shall take any and all actions necessary to obtain the written confirmation from such successor, assignee or transferee that it is bound by the terms hereof.

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(8)                                  Remedies.  The Optionee acknowledges that money damages are both incalculable and an insufficient remedy for any breach of this Surrender Agreement by the Optionee and that any such breach would cause the Company and Buyer irreparable harm. Accordingly, the Optionee agrees that in the event of any breach or threatened breach of this Surrender Agreement, the Company and Buyer, in addition to any other remedies at law or in equity each may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

(9)                                  Severability.  The invalidity or unenforceability of any provision of this Surrender Agreement in any jurisdiction shall not affect the validity or enforceability of any other provision of this Surrender Agreement in such jurisdiction, or the validity or enforceability of any provision of this Surrender Agreement in any other jurisdiction.

(10)                            Amendment.  This Surrender Agreement may be amended only by means of a written instrument executed and delivered by the Optionee and Buyer.

(11)                            Governing Law.  This Surrender Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(12)                            Capitalized Terms.  Capitalized terms used in this Surrender Agreement that are not defined herein shall have such meanings as set forth in the Merger Agreement.

(13)                            Counterparts.  For the convenience of the parties this Surrender Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Copies of executed counterparts transmitted by facsimile or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 13.

[signature page follows]

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OPTIONEE

Print Name:

Signature:

ACCEPTED AND AGREED TO

AS OF THE DATE SET FORTH ABOVE:

CHIL SEMICONDUCTOR CORPORATION

By:
Name:
Title:

INTERNATIONAL RECTIFIER CORPORATION

By:
Name:
Title:

[Signature Page - Option Surrender Agreement]

APPENDIX A

Optionee Name:

Mailing Address:

Telephone Number:

Social Security Number (for tax withholding purposes):

OPTIONS

Number of Vested In-the- Money Company Options	Exercise Price Per Share	Date of Grant	Expiration Date

Acknowledged:

Signature:

Date:	February , 2011

EXHIBIT D

FORM OF ESCROW AGREEMENT

THIS ESCROW AGREEMENT (as the same may be amended or modified from time to time pursuant hereto this “Escrow Agreement”), is made and entered into as of [              ], 2011, by and among International Rectifier Corporation, a Delaware corporation (the “Buyer”), CHiL Semiconductor Corporation, a Delaware corporation, (the “Company”), Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the equityholders’ representative (“Equityholders’ Representative,” and together with the Buyer and the Company, sometimes referred to individually as a “Party” or collectively as the “Parties”), and JPMorgan Chase Bank, National Association (the “Escrow Agent”).  Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Agreement and Plan of Merger, dated as of  February 24, 2011 (as the same may from time to time be amended, supplemented or restated, the “Merger Agreement”), by and among the Buyer, Cancun Merger Corp., a Delaware corporation and a wholly-owned subsidiary of the Buyer (“Merger Sub”), the Company, solely for the purposes of Sections 1.04, 1.06, 1.07, 1.08, 1.09 and 1.10, Sections 2.01(b), (c)(ii), (d), (g)(ii), (g)(iii), (g)(v), and (g)(vi), Section 2.02, ARTICLE IV, Sections 6.04 and 6.05, Sections 7.01, 7.02, 7.04 and 7.05, Section 9.01, Sections 9.02(a)(i), (a)(ii), (b), (c), (d), (e), and (f), Section 9.03, Section 9.06(d) and Section 9.08, ARTICLE X and ARTICLE XI, the Equityholders party thereto, and, solely for purposes of ARTICLE I, ARTICLE IX, ARTICLE X and ARTICLE XI, the Equityholders’ Representative.

WHEREAS, pursuant to the Merger Agreement, the Parties have agreed to deposit in escrow certain funds and wish such deposit to be subject to the terms and conditions set forth herein;

WHEREAS, the Merger Agreement requires the execution and delivery of this Escrow Agreement by the Buyer, the Company and the Equityholders’ Representative as of or prior to Closing;

WHEREAS, for the purpose of this Escrow Agreement, the “Closing Date” shall mean the date of this Escrow Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.                                       Appointment of and Acceptance by Escrow Agent.  The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2.                                       Escrow Fund.  On the date hereof, Buyer is depositing with the Escrow Agent the sum of $11,250,000 (the “Escrow Deposit”) to serve as a source of payment of amounts payable to the Buyer under Section 1.07(e) of the Merger Agreement, amounts owed by the Equityholders to the Buyer under Section 9.02(a)(i) and Section 9.06 of the Merger Agreement and amounts owed by Sellers to the Buyer under Section 9.02(a)(ii) of the Merger Agreement.  The Escrow Agent shall hold the Escrow Deposit and, subject to the terms and conditions hereof, shall invest and reinvest the Escrow Deposit and the proceeds thereof as directed in Section 3 of this Escrow Agreement.  As used herein, the term “Escrow Fund” means the amounts held in escrow by the Escrow Agent pursuant to this Escrow Agreement, including the interest and other income earned and received upon the Escrow Deposit.

3.                                       Investment of Escrow Fund.  During the term of this Escrow Agreement, the Escrow Fund shall be invested in a JPMorgan Money Market Deposit Account rated in the highest short-term rating category of at least two nationally recognized rating agencies (“MMDA”), or a successor or similar investment offered by the Escrow Agent, unless otherwise instructed in writing by the Parties and as shall be acceptable to the Escrow Agent.  The MMDA has rates of compensation that may vary from time to time based upon market conditions.  Instructions to make any other investment (“Alternative Investment”) must be in writing and shall specify the type and identity of

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the investments to be purchased and/or sold.  The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity.  The Escrow Agent or any of its affiliates may receive compensation with respect to any Alternative Investment directed hereunder including without limitation charging any applicable agency fee in connection with each transaction.  The Parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Escrow Fund or the purchase, sale, retention or other disposition of any investment described herein. The Escrow Agent shall not have any liability for any loss sustained as a result of any investment made pursuant to the terms of this Escrow Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of the Parties to give the Escrow Agent instructions to invest or reinvest the Escrow Fund.  The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Escrow Agreement.

4.                                      Disposition and Termination.  The Escrow Fund should be released as follows:

(a)         Indemnification Amounts.  For any indemnification payments owed by the Equityholders under Section 9.02(a)(i) of the Merger Agreement or payments owed by the Equityholders to the Buyer under Section 9.06 of the Merger Agreement, the Buyer and the Equityholders’ Representative shall deliver to the Escrow Agent a joint written instruction of the Buyer and the Equityholders’ Representative directing the Escrow Agent to release and pay out to the Buyer or its designees the amount of such payments, plus interest thereon from (and including) the date of Buyer’s initial claim to (but excluding) the date on which the final determination of such payments is made at a rate per annum equal to the Agreed Rate, in each case as set forth in such joint written instruction.

(b)        Final Closing Net Working Capital Adjustment.  If the Final Closing Net Working Capital Adjustment is less than the Estimated Closing Net Working Capital Adjustment, then within two (2) Business Days after the final determination of the Final Closing Net Working Capital, the Buyer and the Equityholders’ Representative shall deliver to the Escrow Agent a joint written instruction of the Buyer and the Equityholders’ Representative directing the Escrow Agent to release and pay out to the Buyer or its designee, an amount equal to such difference, plus interest thereon from (and including) the Closing Date to (but excluding) the date of on which the Final Closing Net Working Capital is finally determined at a rate per annum equal to the Agreed Rate, in each case as set forth in such joint written instruction.

(c)         Final Release Date.  Subject to Sections 4(d) and 4(e) of this Escrow Agreement, promptly after the twelfth (12) month anniversary of the Closing Date (the “Final Release Date”), if funds are then remaining in the Escrow Fund, the Buyer and the Equityholders’ Representative shall deliver to the Escrow Agent a joint written instruction of the Buyer and the Equityholders’ Representative, directing the Escrow Agent to release and pay out all or such portion of the Escrow Fund as shall be set forth in such joint written instruction to the Buyer and/or the Equityholders, as the case may be, in the manner set forth in such joint written instruction (which shall set forth the amount payable with respect to the Buyer determined in accordance with Section 1.10(a) of the Merger Agreement and with respect to the Equityholders determined in accordance with Section 1.10(a) and Section 1.10(c) of the Merger Agreement).

(d)        Unresolved Claims and Matters.  To the extent that any portion of the Escrow Fund shall not have been distributed to the Equityholders as set forth in the joint written instruction delivered pursuant to Section 4(c) of this Escrow Agreement, on account of unresolved claims for indemnification made prior to the twelve (12) month anniversary of the Closing under Section 9.02(a)(i) and/or under Section 9.06 of the Merger Agreement or unresolved matters relating to the determination of Closing Net Working Capital pursuant to Section 1.07(e) of the Merger Agreement and, subsequent to such Final Release Date, any such claim or matter is resolved, the Escrow Agent shall pay out all or such portion of the remaining amount of the Escrow Fund (as shall be set forth in such joint written instruction) to the Buyer and/or the Equityholders, as the case may be, in the manner set forth in such joint written instruction (which shall set forth the amount payable with respect to the Buyer determined in accordance with Section 1.10(a) of the Merger Agreement and with respect to the Equityholders determined in accordance with Section 1.10(a) and Section 1.10(c) of the Merger Agreement (subject to Section 4(e) of this Escrow Agreement)).

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(e)         Buyer Setoff.  If the Buyer elects to satisfy claims for indemnification that the Buyer may have against a Seller pursuant to Section 9.02(a)(ii) of the Merger Agreement by means of set-off against any amounts otherwise payable to such Seller hereunder from the Escrow Fund by written notice (the “Buyer Notice”) to such Seller and the Equityholders’ Representative setting forth the amount of the applicable claims sought to be set-off (the “Proposed Set-off Amount”) and if such Seller does not object by delivery of a written objection notice to Equityholders’ Representative and Buyer (a “Seller Objection Notice”) within 10 Business Days of the date of the Buyer Notice, the Equityholders’ Representative and the Buyer shall deliver to the Escrow Agent a joint written instruction of the Buyer and the Equityholders’ Representative to release and pay out to the Buyer the Proposed Set-off Amount from the portion of the Escrow Fund otherwise payable to such Seller,  as set forth in such joint written instruction.  In the event that such Seller shall have delivered a Seller Objection Notice within the 10 Business Day period referred to above, the Equityholders’ Representative and Buyer shall jointly instruct the Escrow Agent to retain the Proposed Set-off Amount in the Escrow Fund.  Upon subsequent receipt by the Equityholders’ Representative from such Seller and Buyer stating that such Seller has agreed to such claim with Buyer and setting forth the agreed-upon amount with respect to the applicable claim, the Equityholders’ Representative and Buyer shall instruct the Escrow Agent in a joint written instruction to disburse the agreed-upon amount to Buyer and any remaining portion of the Proposed Set-off Amount shall be disbursed to the applicable Seller.

(f)           The Escrow Agent shall make all payments pursuant to Section 4 of this Escrow Agreement promptly, and in any event, no later than five (5) Business Days following the delivery to the Escrow Agent of a joint written instruction of the Buyer and the Equityholders’ Representative with respect to such payment, by wire transfer of immediately available funds as directed in such joint written instruction.  The Escrow Agent shall make distributions to Equityholders under this Escrow Agreement in the same form and in accordance with the same wiring instructions or delivery address, as applicable, as such distributions were made to each such Equityholder at Closing, each as set forth in Exhibit A hereto.

(g)        Upon delivery of the Escrow Fund by the Escrow Agent in accordance with this Section 4, this Escrow Agreement shall terminate, subject to the provisions of Section 8(b) of this Escrow Agreement.

5.                                       Escrow Agent.  (a)  The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied.  The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parties, in connection herewith, if any, including without limitation the Merger Agreement, nor shall the Escrow Agent be required to determine if any person or entity has complied with any Merger Agreement, nor shall any additional obligations of the Escrow Agent be inferred from the terms of any Merger Agreement, even though reference thereto may be made in this Escrow Agreement.  In the event of any conflict between the terms and provisions of this Escrow Agreement, those of the Merger Agreement, or any other agreement among the Parties, the terms and conditions of this Escrow Agreement shall control.  The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it in good faith to be genuine and to have been signed or presented by the proper Party or Parties without inquiry and without requiring substantiating evidence of any kind.  The Escrow Agent shall not be liable to any Party, any beneficiary or other person for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Escrow Fund, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 11 of this Escrow Agreement and the Escrow Agent has been able to satisfy the applicable security procedures as may be required hereunder. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request.  The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Fund, including, without limitation, the Escrow Deposit nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

(b)  The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in performance of its duties hereunder except to the extent that a final adjudication of a court of competent jurisdiction

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determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to either Party.  The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents.  The Escrow Agent may consult with counsel and accountants to be selected and retained by it.  The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any such counsel or accountants.  In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from any Party hereto which, in its reasonable opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be given a direction in writing by the Parties which eliminates such ambiguity or uncertainty to the reasonable satisfaction of Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction.  Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

6.                                       Succession.  (a)           The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days advance notice in writing of such resignation to the Parties specifying a date when such resignation shall take effect.  If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the Parties hereto.  The Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Escrow Fund (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Section 8(b) of this Escrow Agreement.  In accordance with Section 8(b) of this Escrow Agreement, the Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of this Escrow Agreement.

(b)                                 Any entity into which the Escrow Agent is merged or converted or with which it is consolidated, shall, upon delivery of written notice of such merger, conversion or consolidation to the Parties by the Escrow Agent, be the Escrow Agent under this Escrow Agreement without further act.

7.                                       Compensation and Reimbursement.  The Buyer and the Equityholders’ Representative (in each case solely on behalf of the Equityholders and in its capacity as the Equityholders’ agent, not in its individual capacity) shall each pay (with the Equityholders’ Representative’s portion payable out of the Escrow Fund) fifty percent (50%) of the Fees (as defined below) and Expenses (as defined below) to the Escrow Agent upon execution of this Agreement and from time to time thereafter (a) reasonable compensation for the services to be rendered hereunder, along with any fees or charges for accounts, including those levied by any governmental authority which the Escrow Agent may impose, charge or pass-through, which unless otherwise agreed in writing shall be as described in Schedule 2 attached hereto (“Fees”), and (b) to pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including, without limitation reasonable attorney’s fees and expenses, incurred or made by it in connection with the performance, modification and termination of this Escrow Agreement (“Expenses”).  The obligations set forth in this Section 7 shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Escrow Agreement.

8.                                       Indemnity.  (a) The Equityholders’ Representative (out of the Escrow Fund, and on behalf of the Equityholders and in its capacity as the Equityholders’ agent, not in its individual capacity), on the one hand, and the Buyer, on the other hand, shall on a 50/50 basis, defend and save harmless the Escrow Agent and its affiliates and their respective successors, assigns, agents and employees (the “Indemnitees”) from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, litigation, investigations, costs or expenses (including, without limitation, the reasonable fees and expenses of outside counsel) (collectively “Losses”), arising out of or in connection with (i) the Escrow Agent’s execution and performance of its duties under this Escrow Agreement, the enforcement of any rights or remedies under or in connection with this Escrow Agreement, except to the extent that such Losses are finally adjudicated by a court of competent jurisdiction to have been primarily caused by the gross

4

negligence or willful misconduct of such Indemnitee, or (ii) its following any written instructions or other written directions, whether joint or singular, from the Parties, except to the extent that its following any such written instruction or written direction is expressly forbidden by or inconsistent with the terms of this Escrow Agreement.  The indemnity obligations set forth in this Section 8(a) shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Escrow Agreement.

(b) The Escrow Agent is expressly authorized and directed to charge against and withdraw from the Escrow Fund for its own account or for the account of an Indemnitee any amounts due to the Escrow Agent or to an Indemnitee under either Sections 6(a), 7 or  8(a) of this Escrow Agreement.

9.                                       Patriot Act Disclosure/Taxpayer Identification Numbers/Tax Reporting.

(a) Patriot Act Disclosure.  Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it.  Accordingly, the Parties acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the Parties identity including without limitation name, address and organizational documents (“identifying information”). The Parties agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

(b)  Certification and Tax Reporting.  The Parties have provided the Escrow Agent with their respective fully executed Internal Revenue Service (“IRS”) Form W-8, or W-9 and/or other required documentation.  All interest or other income earned under this Escrow Agreement shall be allocated to the Equityholders as set forth on Exhibit B hereto, and reported, as and to the extent required by law, by the Escrow Agent to the IRS, or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Escrow by such Equityholder whether or not said income has been distributed during such year.  The Equityholders shall timely file all Tax Returns and pay all Taxes due with respect to any income earned or losses generated with respect to the Escrow Funds.  Neither the Escrow Agent nor the Buyer shall have any liability for the payment of Taxes with respect to the Escrow Fund, and the Equityholders shall indemnify and hold the Buyer and the Escrow Agent harmless from and against all such Taxes.  The Escrow Agent shall withhold any taxes it deems appropriate in the absence of proper tax documentation or as required by law, and shall remit such taxes to the appropriate authorities.

10.                                 Notices.  All communications hereunder shall be in writing and except for communications from the Parties setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of funds, including but not limited to funds transfer instructions (all of which shall be specifically governed by Section 11 of this Escrow Agreement), shall be deemed to be duly given after it has been received if it is sent or served:

(a) by facsimile (with written confirmation of transmission);

(b) one Business Day following the day sent by overnight courier (with written confirmation of receipt); or

(c) by prepaid registered mail, return receipt requested;

to the appropriate notice address set forth below or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

If to the Buyer	International Rectifier Corporation
(or to Company after the Effective Time)	101 North Sepulveda Blvd.
El Segundo, California 90245
Attention: Timothy E. Bixler, Esq.
Fax No.: (310) — 726-8484

With a copy to (such copy not to constitute notice)

5

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
Attention: Philip Richter, Esq.
Fax No.: (212) 859 -4000

If to the Equityholders’ Representative	Shareholder Representative Services LLC
601 Montgomery Street, Suite 2020
San Francisco, California 94111
Attention: Managing Director
Fax No.: (415) 962-4147

If to the Escrow Agent	JPMorgan Chase Bank, N.A.
Escrow Services
(street address)
(City, state [country], zip [postal code])
Attention:
Fax No.:

For purposes of this Escrow Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

11.                                 Security Procedures.  Notwithstanding anything to the contrary as set forth in Section 10 in this Escrow Agreement, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of funds, including but not limited to any such funds transfer instructions that may otherwise be set forth in a written instruction permitted pursuant to Section 4 of this Escrow Agreement, may be given to the Escrow Agent only by confirmed facsimile and no instruction for or related to the transfer or distribution of the Escrow Fund, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent actually shall have received such instruction by facsimile at the number provided to the Parties by the Escrow Agent in accordance with Section 10 of this Escrow Agreement as evidenced by written confirmation of transmission.

(a) In the event funds transfer instructions are received by the Escrow Agent by facsimile, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 of this Escrow Agreement, and the Escrow Agent may rely in good faith upon the confirmation of anyone purporting to be the person or persons so designated.  The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified on Schedule 1 of this Escrow Agreement, the Escrow Agent is hereby authorized both to receive written instructions from and seek confirmation of such instructions by telephone call-back to any one or more of the Equityholders’ Representative’s or the Buyer’s executive officers, (“Executive Officers”), as the Escrow Agent may select. Such “Executive Officer” shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely in good faith upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Equityholders’ Representative or the Buyer to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank.

(b) The Equityholders’ Representative acknowledges that the Escrow Agent is authorized to use the funds transfer instructions set forth in the applicable joint written instructions to disburse any funds due to the Equityholders under this Escrow Agreement without a verifying call-back as set forth in Section 11(a) of this Escrow Agreement.

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The Buyer acknowledges that the Escrow Agent is authorized to use the following funds transfer instructions to disburse any funds due to the Buyer under this Escrow Agreement without a verifying call-back as set forth in Section 11(a) of this Escrow Agreement:

Buyer’s Bank account information:	Bank name:
Bank Address:
ABA number:
Account name:
Account number:

12.                                 Compliance with Court Orders.  In the event that any escrow property shall be attached, garnished or levied upon by any court of competent jurisdiction, or the delivery thereof shall be stayed or enjoined by an order of a court of competent jurisdiction, or any order, judgment or decree shall be made or entered by any court of competent jurisdiction affecting the property deposited under this Escrow Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies in good faith with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

13.                                 Miscellaneous.  Except for change to funds transfer instructions as provided in Section 11 of this Escrow Agreement, the provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent and the Parties.  Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent or any Party, except as provided in Section 6 of this Escrow Agreement, without the prior consent of the Escrow Agent and the Parties.  This Escrow Agreement shall be governed by and construed under the laws of the State of Delaware.  Each Party and the Escrow Agent irrevocably waive any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of Delaware. To the extent that in any jurisdiction either Party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution attachment (before or after judgment), or other legal process, such Party shall not claim, and it hereby irrevocably waives, such immunity. Each Party and the Escrow Agent further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement. No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Escrow Agreement may be transmitted by facsimile or portable document format (a “pdf”), and such facsimile or pdf will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.  If any provision of this Escrow Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. A person who is not a party to this Escrow Agreement shall have no right to enforce any term of this Escrow Agreement.  Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Escrow Agreement shall be enforced as written.  Except as expressly provided in Section 8 in this Escrow Agreement, nothing in this Escrow Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Escrow Agreement or any funds escrowed hereunder.

(Signature Page follows)

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IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.

INTERNATIONAL RECTIFIER CORPORATION

By:

Name:

Title:

CHIL SEMICONDUCTOR CORPORATION

By:

Name:

Title:

SHAREHOLDER REPRESENTATIVE SERVICES LLC solely in its capacity as Equityholders’ Representative

[Name]

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

as Escrow Agent

By:

Name:

Title:

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SCHEDULE 1

Telephone Number(s) and authorized signature(s) for

Person(s) Designated to give Escrow Funds Transfer Instructions

If from the Buyer:

	Name	Telephone Number	Signature

1.

2.

3.

If from the Equityholders’ Representative:

	Name	Telephone Number	Signature

1.

2.

3.

Telephone Number(s) for Call-Backs and

Person(s) Designated to Confirm Escrow Funds Transfer Instructions

If from the Buyer:

	Name	Telephone Number

1.

2.

3.

If from the Equityholders’ Representative:

	Name	Telephone Number

1.	Paul Koenig	(303) 957-2850

2.	Mark Vogel	(415) 373-4020

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SCHEDULE 2

[Fee schedule to be provided by the Escrow Agent]

10

EXHIBIT A

[To be provided by the Equityholders’ Representative]

11

EXHIBIT B

[To be completed](1)

Name of Holder	Tax-ID Number	Address	City, State, Zip Code	Phone Number	Pro Rata %	Bank Account

(1)  NTD: Confirm format with Escrow Agent.

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EXHIBIT E

FORM OF LETTER OF TRANSMITTAL

CHIL SEMICONDUCTOR CORPORATION

CHIL SEMICONDUCTOR INC.

Letter of Transmittal

To Accompany Certificate(s) Representing Shares of Company Stock, Common Exchangeable Shares and/or Warrant Certificate(s)

Ladies and Gentlemen:

This Letter of Transmittal is being delivered in connection with that certain Agreement and Plan of Merger, dated as of February 24, 2011 (as amended from time to time, the “Merger Agreement”), by and among CHiL Semiconductor Corporation, a Delaware corporation (the “Company”), International Rectifier Corporation, a Delaware corporation (“IRC”), Cancun Merger Corp., a Delaware corporation and a wholly-owned subsidiary of IRC (“Merger Sub”), solely for the purposes of Sections 1.04, 1.06, 1.07, 1.08, 1.09 and 1.10, Sections 2.01(b), (c)(ii), (d), (g)(ii), (g)(iii), (g)(v), and (g)(vi), Section 2.02, ARTICLE IV, Sections 6.04 and 6.05, Sections 7.01, 7.02, 7.04 and 7.05, Section 9.01, Sections 9.02(a)(i), (a)(ii), (b), (c), (d), (e), and (f), Section 9.03, Section 9.06(d) and Section 9.08, ARTICLE X and ARTICLE XI, the Equityholders party thereto, and, solely for purposes of ARTICLE I, ARTICLE IX, ARTICLE X and ARTICLE XI, Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as Equityholders’ Representative, providing for the acquisition of the Company by IRC by means of a merger (the “Merger”), whereby the Company will continue as the surviving corporation of the merger (the “Surviving Corporation”).  Capitalized terms not defined herein and defined in the Merger Agreement have the meaning given to such terms in the Merger Agreement.

Pursuant to the Merger Agreement, the undersigned hereby surrenders to IRC, for cancellation upon receipt by IRC, certificates representing all of the Company Stock or Company Warrants owned by the undersigned (“Certificate(s)”), each such Certificate to be converted into the right to receive a cash payment(s), without interest, of the consideration payable in respect of each share of  Company Stock or Company Warrant evidenced by the such Certificate(s) at the times set forth in, and in accordance with the terms of the Merger Agreement. The undersigned, if a holder of Common Exchangeable Shares, surrenders to the Company, Certificates representing all of the Common Exchangeable Shares owned by the undersigned, each such certificate to be converted into the right to receive a cash payment(s), without interest, of the consideration payable in respect of each Common Exchangeable Share evidenced by the Certificate(s) at the times set forth in, and in accordance with the terms of, the Merger Agreement.  The surrender, conversion and transfer of the Company Stock and Common Exchangeable Shares hereby is irrevocable upon delivery of such Certificate(s).

The undersigned agrees that the payment of the Per Share Initial Merger Consideration, Per Share Special Voting Common Stock Redemption Price, Per Series B Share Initial Merger

Consideration, Per Series C Share Initial Merger Consideration, Per Series D  Share Initial Merger Consideration, or Per Share Initial Warrant Consideration, as applicable,  payable in respect of any Company Stock, Common Exchangeable Shares and/or Company Warrants evidenced by the Certificates(s) shall, and does hereby, fully acquit, release and forever discharge IRC and the Surviving Corporation from any and all payment obligations owing now or in the future to the undersigned in respect of any Company Stock, Common Exchangeable Shares or Company Warrants held by the undersigned, including, without limitation, any and all rights to receive any dividends or a liquidation preference whether accrued or to be paid in the future with respect to such Company Stock, Common Exchangeable Shares and Company Warrants other than with respect to the applicable portion of (i) the Aggregate Adjustment Amount, if any, and (ii) the Aggregate Additional Consideration, if any, hereafter determined to be payable in respect of such Company Stock, Common Exchangeable Shares and Company Warrants at the times set forth in, and in accordance with the terms of, the Merger Agreement.

By delivery of this Letter of Transmittal, the undersigned hereby forever waives all appraisal rights under Section 262 of the DGCL and applicable law and withdraws all written objections to the Merger and/or demands for appraisal, if any, with respect to any Company Stock owned by the undersigned.

The undersigned hereby represents and warrants that the undersigned has all necessary power and authority to surrender, sell, assign and transfer the Company Stock, Common Exchangeable Shares and Company Warrants surrendered hereby and to waive the above-waived benefits that inure to holders of the Company Stock, Common Exchangeable Shares and Company Warrants surrendered.  The undersigned hereby represents and warrants that it has all necessary power and authority to deliver this Letter of Transmittal and to perform its obligations hereunder; that the undersigned has validly executed and delivered this Letter of Transmittal; that this Letter of Transmittal constitutes the valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms; that the undersigned owns the shares and Company Warrants represented by the Certificate(s), free and clear of all encumbrances; and that other than the shares and Company Warrants  represented by the Certificate(s) referred to above, the undersigned does not hold  or own any additional Company Stock, Common Exchangeable Shares or Company Warrants.

No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned.  All obligations of the undersigned hereunder shall be binding upon the spouses, heirs, predecessors, successors, assigns, representatives, trustees in bankruptcy or agents of the undersigned (including, without limitation, any trust of which the undersigned is the trustee or which is for the benefit of the undersigned or a member of his or her family), to the greatest extent permitted by law.

The undersigned, solely to the extent the undersigned is a Seller, certifies that, with respect to such Seller: (i) the representations and warranties set forth in ARTICLE IV of the Merger Agreement are true and correct in all respects both at and as of the date of the Merger Agreement and as of the Closing Date as though then made (provided that any of such representations and warranties expressly made as of a specified date are true and correct in all respects as of such specified date) and (ii) such Seller has complied in all material respects with all of the covenants and agreements under the Merger Agreement required to be complied with by such Seller on or prior to the Closing Date.

Unless the undersigned is a Seller, the undersigned hereby acknowledges and agrees that delivery of this Letter of Transmittal constitutes a joinder to the Merger Agreement whereby the undersigned is deemed to be a “Seller” and a “Restricted Person” with respect to the closing and post-closing provisions of the Merger Agreement, including, without limitation, Sections 7.02, 7.04 and 7.05 with the same effect as if the undersigned had been a signatory as a “Seller” to the Merger Agreement.

The undersigned will, upon request, execute and deliver any additional documents reasonably deemed appropriate or necessary by IRC in connection with the Certificate(s) surrendered herewith.

This Letter of Transmittal shall be governed by the Laws of the State of Delaware (without regard to principles of conflict of law).  The undersigned irrevocably agrees that any legal action or proceeding arising out of or relating to this Letter of Transmittal shall be brought and determined only in the Court of Chancery of the State of Delaware sitting in the County of New Castle (or, if the Court of Chancery determines that it does not have subject matter jurisdiction, in any federal court sitting in the State of Delaware), and the undersigned hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Letter of Transmittal and the transactions contemplated hereby.

*              *              *

REGISTERED EQUITYHOLDER(S)

Name(s), Address, Daytime Telephone Number and Tax Identification Number / Social Security Number of Registered Equityholder(s)

Please fill in. Attach separate schedule if needed.

Tax Identification Number/
Social Security Number

Form W-9 (or W-8) must also be completed and returned to IRC
(or to the Company, in the case of Common Exchangeable Shares).

CERTIFICATE(S) ENCLOSED

Please fill in.  Attach separate schedule if needed.

Common Stock /Special Voting Common Stock/Common Exchangeable Shares/ Preferred Stock/Company Warrants	Certificate Number(s)	Number of shares or warrants Represented by Certificate(s)

TOTAL SHARES or TOTAL WARRANTS

SIGNATURE

Must be signed by registered equityholder(s), exactly as name appears on Certificate(s), or by person(s) authorized to become registered equityholder(s) by certificates and documents transmitted herewith.  If signature is by an agent, attorney, administrator, executor, guardian, trustee or others acting in a fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, please set forth full title and furnish appropriate supporting evidence.

Signature of Registered Equityholder(s)

Printed Name of Registered Equityholder(s)

Title, if any:

Phone Number:

Date:

WIRE TRANSFER INSTRUCTIONS FOR PAYMENT

Bank Name:

Bank Telephone Number:

Account Name:

Account Number:

Routing Number:

For each Certificate surrendered hereby, the registered holder is required to provide IRC its correct Taxpayer Identification Number (“TIN”) (i.e., social security number or employer identification number) on the IRS Form W-9 (or the appropriate IRS Form W-8 if you are a non-U.S. Equityholder) included herein, and to certify whether it is subject to backup withholding.  Failure to provide such information or an adequate basis for exemption on the form may subject the surrendering Equityholder to the United States federal income tax withholding on cash payments made to such surrendering Equityholder with respect to the Certificate(s).